                                                                   EXHIBIT 10.20

                   RENTAL SERVICE CORPORATION OF CANADA LTD.

                                  AS BORROWER

                                      AND

                       THE FINANCIAL INSTITUTIONS LISTED
                             ON THE SIGNATURE PAGES

                                   as Lenders

                                      and

                               BT BANK OF CANADA

                                    as Agent


________________________________________________________________________________

                                CREDIT AGREEMENT

                                August 21, 1998

________________________________________________________________________________


                               STIKEMAN, ELLIOTT

                               TABLE OF CONTENTS

                               BT BANK OF CANADA

                                CREDIT AGREEMENT

                                   ARTICLE 1
                                 INTERPRETATION

Section 1.1     Defined Terms........................................   1
Section 1.2     Gender and Number....................................  29
Section 1.3     Headings, etc........................................  29
Section 1.4     Currency.............................................  29
Section 1.5     Certain Phrases, etc.................................  29
Section 1.6     Accounting Terms.....................................  29
Section 1.7     Rateable Portion of Accommodations...................  29
Section 1.8     Incorporation of Schedules...........................  29
Section 1.9     Conflict.............................................  30
Section 1.10    Certificates.........................................  30

                                   ARTICLE 2
                                CREDIT FACILITY

Section 2.1     Availability.........................................  30
Section 2.2     Commitments and Facility Limits......................  31
Section 2.3     Use of Proceeds......................................  31
Section 2.4     Mandatory Repayments and Reductions of Commitments...  31
Section 2.5     Mandatory Prepayment Where Borrowing Base Deficiency.  32
Section 2.6     Optional Prepayments and Reductions of Commitments...  32
Section 2.7     Fees.................................................  33
Section 2.8     Maintenance of Loan Account; Statements of Account...  33
Section 2.9     Payment Procedures...................................  33
Section 2.10    Defaulting Lenders...................................  37
Section 2.11    Sharing of Payments..................................  38
Section 2.12    Collection of Accounts...............................  38
Section 2.13    Computations of Interest and Fees....................  40

                                   ARTICLE 3
                                   ADVANCES

Section 3.1     The Advances.........................................  40
Section 3.2     Disbursement of Advances.............................  42
Section 3.3     Notices of Borrowing.................................  42
Section 3.4     Periodic Settlement of Agent Advances and Repayments.  43
Section 3.5     Authorized Officers and Agents.......................  44
Section 3.6     Conversions and Elections Regarding Advances.........  44
Section 3.7     Circumstances Requiring Prime Rate Pricing...........  45
Section 3.8     Interest on Advances.................................  46

                                      (i)

                                   ARTICLE 4
                             BANKERS' ACCEPTANCES

Section 4.1    Acceptances and Drafts......................................  47
Section 4.2    Form of Drafts..............................................  48
Section 4.3    Procedure for Drawing.......................................  48
Section 4.4    Presigned Draft Forms.......................................  49
Section 4.5    Payment, Conversion or Renewal of BA Instruments............  49
Section 4.6    Circumstances Making Bankers' Acceptances Unavailable.......  50

                                   ARTICLE 5
                               LETTERS OF CREDIT

Section 5.1    Letters of Credit...........................................  50
Section 5.2    Procedure for Issue.........................................  50
Section 5.3    Form of Letters of Credit...................................  51
Section 5.4    Revolving Credit Lenders' Participation.....................  51
Section 5.5    Reimbursements of Amounts Drawn.............................  51
Section 5.6    Payment by Lenders..........................................  52
Section 5.7    Risk of Letters of Credit...................................  52
Section 5.8    Fees........................................................  53
Section 5.9    Repayments..................................................  54

                                   ARTICLE 6
                             CONDITIONS OF LENDING

Section 6.1    Conditions Precedent to the Initial Accommodation...........  55
Section 6.2    Conditions Precedent to Accommodations and Conversions......  58
Section 6.3    No Waiver...................................................  59

                                   ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

Section 7.1    Representations and Warranties..............................  59
Section 7.2    Survival of Representations and Warranties..................  65
Section 7.3    Representations and Warranties of the Agent and Lenders.....  65

                                   ARTICLE 8
                           COVENANTS OF THE BORROWER

Section 8.1    Affirmative Covenants.......................................  65
Section 8.2    Negative Covenants..........................................  76
Section 8.3    Security Covenants..........................................  90

                                   ARTICLE 9
                               EVENTS OF DEFAULT

Section 9.1    Events of Default...........................................  91
Section 9.2    Acceleration and Cash Collateralization.....................  93
Section 9.3    Rescission of Acceleration and Termination..................  94
Section 9.4    Remedies....................................................  94

                                     (ii)

Section 9.5    Right of Setoff.............................................   95
Section 9.6    License for Use of Software and Other Intellectual Property.   96
Section 9.7    No Marshalling; Deficiencies; Remedies Cumulative...........   96

                                   ARTICLE 10
                           THE AGENT AND THE LENDERS

Section 10.1    Authorization and Action...................................   97
Section 10.2    No Liability...............................................   98
Section 10.3    Accommodations by Agent....................................   98
Section 10.4    Holding of Security; Sharing of Payments, etc..............   98
Section 10.5    Lender Credit Decisions....................................   99
Section 10.6    Indemnification............................................  100
Section 10.7    Liability of the Lenders inter se..........................  100
Section 10.8    Successor Agents...........................................  100

                                   ARTICLE 11
                                 MISCELLANEOUS

Section 11.1     Amendments, etc...........................................  100
Section 11.2     Waiver....................................................  101
Section 11.3     Evidence of Debt and Accommodation Notices................  102
Section 11.4     Notices, etc..............................................  102
Section 11.5     Confidentiality...........................................  104
Section 11.6     Costs, Expenses and Indemnity.............................  105
Section 11.7     Taxes and Other Taxes.....................................  107
Section 11.8     Successors and Assigns....................................  108
Section 11.9     Obligation of Lenders to Mitigate: Replacement of Lenders.  109
Section 11.10    Accommodations by Lenders.................................  111
Section 11.11    Rateable Payments.........................................  111
Section 11.12    Judgment Currency.........................................  112
Section 11.13    Interest on Amounts.......................................  112
Section 11.14    Governing Law.............................................  113
Section 11.15    Counterparts..............................................  113

                                     (iii)

                               CREDIT AGREEMENT

     Credit Agreement dated August 21, 1998 among Rental Service Corporation of Canada Ltd. as Borrower, the financial institutions that are listed on the signature pages as Lenders, and BT Bank of Canada as Agent.

                                   ARTICLE 1

                                INTERPRETATION

SECTION 1.1    DEFINED TERMS.

     As used in this Agreement, the following terms have the following meanings:

     "ACCOMMODATION" means (i) an Advance made by a Lender on the occasion of any Borrowing, (ii) the creation and purchase of Bankers' Acceptances or the purchase of completed Drafts by a Lender or by any other Person on the occasion of any Drawing, and (iii) the issue of a Letter of Credit by a Lender on the occasion of any Issue (each of which is a "TYPE" of Accommodation).

     "ACCOMMODATION NOTICE" means a Notice of Borrowing, a Drawing Notice, an Issue Notice or an Election Notice, as the case may be.

     "ACCOMMODATIONS OUTSTANDING" means, in relation to the Borrower and any Lender at any time under the Credit Facility, an amount equal to the sum of
     (i) the aggregate principal amount of all outstanding Advances made by the Lender, (ii) the aggregate Face Amount of all outstanding Bankers' Acceptances, completed Drafts and BA Equivalent Notes which the Lender has purchased or arranged to have purchased, and (iii) the then outstanding Letter of Credit Obligations; and in relation to the Borrower and all Lenders means the sum of the Accommodations Outstanding to each Lender. In determining Accommodations Outstanding, the foregoing amounts shall be expressed in Canadian Dollars and each relevant U.S. Dollar amount shall be converted, for purposes of such calculation, into its Equivalent Cdn. $ Amount, as of the relevant day.

     "ACCOUNTS" means with respect to any Borrower or any Subsidiary of the Borrower, "Accounts" as defined in the Security Agreement.

     "ACQUISITION" means (i) the acquisition by the Borrower or any Subsidiary of the Borrower of eighty percent (80%) or more of the issued and outstanding capital stock, or all or substantially all of the Rental Equipment assets, of any Person and its Subsidiaries which are in the equipment rental business and (ii) the amalgamation of the Borrower or any Subsidiary with any Person which is in the equipment rental business.

     "ADDITIONAL LOAN PARTIES" means the Parent Guarantor and all Restricted Subsidiaries.

     "ADVANCES" means advances made by a Lender under Article 3 and "ADVANCE" means any one of such advances. Advances are denominated in Canadian Dollars (a "CANADIAN DOLLAR ADVANCE") or in U.S. Dollars (a "U.S. DOLLAR ADVANCE"). A Canadian Dollar Advance is designated a "CANADIAN PRIME RATE ADVANCE" and a U.S. Dollar Advance may be designated a "EURODOLLAR RATE ADVANCE" or a "BASE RATE (CANADA) ADVANCE". Canadian Prime Rate Advances and Base Rate (Canada) Advances are referred to, collectively, as "FLOATING RATE ADVANCES". Each of a Eurodollar Rate Advance, a Canadian Prime Rate Advance and a Base Rate (Canada) Advance is a "TYPE" of Advance.

     "AFFILIATE" has the meaning specified in the Business Corporations Act (Ontario) on the date of this Agreement.

     "AGENT" means BT Bank of Canada Ltd. as agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 10.9.

     "AGENT ADVANCE PERIOD" is defined in Section 3.1(2).

     "AGENT ADVANCES" is defined in Section 3.1(1).

     "AGREEMENT" means this credit agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

     "APPLICABLE BASE RATE (CANADA) MARGIN" means, with respect to any Accommodations Outstanding accruing interest at a rate based upon the Base Rate (Canada) in accordance with Section 3.8, a rate per annum equal to (i) for the period commencing on the Effective Date and ending on December 31, 1998, zero (-0-); and (ii) from and after January 1, 1999, 0.25%, provided that, from and after January 1, 1999, if the Total Indebtedness Ratio for the applicable period ending on the then most recent Quarterly Determination Date (as shown on the quarterly Compliance Certificate delivered pursuant to Section 8.1(a)) is within the ranges set out below and no Default or Event of Default exists as of such Quarterly Determination Date, the Applicable Base Rate (Canada) Margin shall be the per annum rate set out opposite the applicable range indicated below:

     --------------------------------------------------------
                                      APPLICABLE BASE RATE
       TOTAL INDEBTEDNESS RATIO        (CANADA) MARGIN
     --------------------------------------------------------
          Less than or equal
          to 3.00:1 and greater
           than 2.50:1                         -0-
     --------------------------------------------------------
          Less than or equal
          to 2.50:1 and greater
          than 2.25:1                        (0.25%)
     --------------------------------------------------------
          Less than or equal
          to 2.25:1 and greater
          than 1.75:1                        (0.50%)
     --------------------------------------------------------
          Less than or equal
          to 1.75:1                          (0.75%)
     --------------------------------------------------------

     In the event of the delivery of a Compliance Certificate showing an increase or decrease in the Total Indebtedness Ratio which requires a change in the Applicable Base Rate (Canada) Margin, the change in the Applicable Base Rate (Canada) Margin shall be effective from the first day of the calendar month immediately following receipt of the Compliance Certificate (provided that the Compliance Certificate is received by the Agent no later than 3:00 P.M. Toronto time at least one (1) Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Base Rate (Canada) Margin is subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in the Total Indebtedness Ratio which requires a change in the Applicable Base Rate (Canada) Margin. The failure to deliver any Compliance Certificate by the date required under this Agreement (after giving effect to any applicable grace period) shall automatically cause the Applicable Base Rate (Canada) Margin to be the maximum per annum rate for the applicable period described above, effective as of the first day of the calendar month immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

     "APPLICABLE CANADIAN PRIME RATE MARGIN" means, with respect to any Accommodations Outstanding accruing interest at a rate based upon the Canadian Prime Rate in accordance with Section 3.8, a rate per annum equal to (i) for the period commencing on the Effective Date and ending on December 31, 1998, 2.00%; and (ii) from and after January 1, 1999, 2.25%, provided that, from and after January 1, 1999, if the Total Indebtedness Ratio for the applicable period ending on the then most recent Quarterly Determination Date (as shown on the quarterly Compliance Certificate delivered pursuant to Section 8.1(a)) is within the ranges set out below and no

     Default or Event of Default exists as of such Quarterly Determination Date, the Applicable Canadian Prime Rate Margin shall be the per annum rate set out opposite the applicable range indicated below:

     ---------------------------------------------------------
                                    APPLICABLE CANADIAN PRIME
       TOTAL INDEBTEDNESS RATIO        RATE MARGIN
     ---------------------------------------------------------
          Less than or equal
          to 3.00:1 and greater
           than 2.50:1                       2.00%
     ---------------------------------------------------------
          Less than or equal
          to 2.50:1 and greater
          than 2.25:1                        1.75%
     ---------------------------------------------------------
          Less than or equal
          to 2.25:1 and greater
          than 1.75:1                        1.50%
     ---------------------------------------------------------
          Less than or equal
          to 1.75:1                          1.25%
     ---------------------------------------------------------

     In the event of the delivery of a Compliance Certificate showing an increase or decrease in the Total Indebtedness Ratio which requires a change in the Applicable Canadian Prime Rate Margin, the change in the Applicable Canadian Prime Rate Margin shall be effective from the first day of the calendar month immediately following receipt of the Compliance Certificate (provided that the Compliance Certificate is received by the Agent no later than 3:00 P.M. Toronto time at least one (1) Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Canadian Prime Rate Margin is subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in the Total Indebtedness Ratio which requires a change in the Applicable Canadian Prime Rate Margin. The failure to deliver any Compliance Certificate by the date required under this Agreement (after giving effect to any applicable grace period) shall automatically cause the Applicable Canadian Prime Rate Margin to be the maximum per annum rate for the applicable period described above, effective as of the first day of the calendar month immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

     "APPLICABLE EURODOLLAR RATE MARGIN" means, with respect to any Accommodations Outstanding accruing interest at the Eurodollar Rate in accordance with Section 3.8, a rate per annum equal to (i) for the period commencing on the Effective Date and ending on December 31, 1998, 1.50%; and (ii) from and after January 1, 1999, 1.75%, provided that, from and after

     January 1, 1999, if the Total Indebtedness Ratio for the applicable period ending on the then most recent Quarterly Determination Date (as shown on the quarterly Compliance Certificate delivered pursuant to Section 8.1(a)) is within the ranges set out below and no Default or Event of Default exists as of such Quarterly Determination Date, the Applicable Eurodollar Rate Margin shall be the per annum rate set out opposite the applicable range indicated below:

     ---------------------------------------------------------------
                                          APPLICABLE EURODOLLAR
        TOTAL INDEBTEDNESS RATIO                RATE MARGIN
     ---------------------------------------------------------------
          Less than or equal
          to 3.00:1 and greater
          than 2.50:1                            1.50%
     ---------------------------------------------------------------
          Less than or equal
          to 2.50:1 and greater
          than 2.25:1                            1.25%
     ---------------------------------------------------------------
          Less than or equal
          to 2.25:1 and greater
          than 1.75:1                            1.00%
     ---------------------------------------------------------------
          Less than or equal
          to 1.75:1                              0.75%
     ---------------------------------------------------------------

     In the event of the delivery of a Compliance Certificate showing an increase or decrease in the Total Indebtedness Ratio which requires a change in the Applicable Eurodollar Rate Margin, the change in the Applicable Eurodollar Rate Margin shall be effective from the first day of the calendar month immediately following receipt of the Compliance Certificate (provided that the Compliance Certificate is received by the Agent no later than 3:00 P.M. Toronto time at least one (1) Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Eurodollar Rate Margin is subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in the Total Indebtedness Ratio which requires a change in the Applicable Eurodollar Rate Margin. The failure to deliver any Compliance Certificate by the date required under this Agreement (after giving effect to any applicable grace period) shall automatically cause the Applicable Eurodollar Rate Margin to be the maximum per annum rate for the applicable period described above, effective as of the first day of the calendar month immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

     "APPLICABLE MARGINS" means, collectively, the Applicable Base Rate (Canada) Margin, the Applicable Canadian Prime Rate Margin, the Applicable Eurodollar Rate Margin and the Drawing Fee.

     "APPROVED ACQUISITION" means the Fasco Acquisition, subject to the satisfaction of the applicable conditions set forth in Section 6.1.

     "ASSET SALE" means (i) any sale, lease, assignment, transfer or other disposition of assets by the Borrower or any Subsidiary (including the capital stock of any Subsidiary of the Borrower) which requires the consent of the Majority Lenders or any sale and leaseback transaction (whether permitted by Section 8.2(l) or otherwise consented to by the Majority Lenders), (ii) any sale, assignment, transfer or other disposition by the Parent Guarantor of any of the capital stock of the Borrower and (iii) any event constituting, or which is deemed to be, an "ASSET SALE" (as defined in the Senior Subordinated Note Indenture).

     "ASSIGNEE" has the meaning specified in Section 11.8.

     "AUDITORS" means a nationally recognized firm of independent public accountants selected by the Borrower and reasonably satisfactory to the Agent. For purposes of this Agreement, the firm of Ernst & Young LLP shall be deemed to be satisfactory to the Agent.

     "BANKERS' ACCEPTANCE" has the meaning specified in Section 4.1.

     "BA EQUIVALENT NOTE" has the meaning specified in Section 4.3(3).

     "BA INSTRUMENTS" means, collectively, Bankers' Acceptances, Drafts and BA Equivalent Notes, and, in the singular, any one of them.

     "BASE RATE (CANADA)" means, at any time, the rate of interest per annum equal to the rate which the principal office of the Agent in Toronto, Ontario announces from time to time as the reference rate of interest for loans in U.S. Dollars to its Canadian borrowers.

     "BENEFICIARY" means, in respect of any Letters of Credit, the beneficiary named in the Letters of Credit.

     "BORROWER" means, at any time, Rental Service Corporation of Canada Ltd. and its successors and permitted assigns.

     "BORROWING" means a borrowing consisting of one or more Advances.

     "BORROWING BASE" means, at any time, the sum of (i) 85% of Eligible Accounts of the Borrower and each Designated Restricted Subsidiary, plus
     (ii) 85% of
     the aggregate value (computed at the lower of net book value (in accordance with the Parent Guarantor's past practices) and orderly liquidation value) of Eligible Rental Equipment of the Borrower and each Designated Restricted Subsidiary, less (iii) Priority Accounts Payable, at such time, (iv) the aggregate amount of all Indebtedness of the Borrower (other than Accommodations Outstanding incurred pursuant to this Agreement and Indebtedness to the Parent Guarantor or any of its Subsidiaries), and (v) the aggregate amount of reserves, if any, established by the Agent under
     Section 2.1 applicable to the Borrower.

     "BORROWING BASE CERTIFICATE" means a certificate of the Borrower, substantially in the form of Exhibit A, mathematically computing the Borrowing Base and signed on behalf of the Borrower by its chief financial officer or any other Financial Officer acceptable to the Agent.

     "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario or Edmonton, Alberta and, where used in the context of (i) a Eurodollar Rate Advance, also a day on which banks are not required or authorized to close in New York City and dealings are carried on in the London interbank market, and (ii) a Base Rate (Canada) Advance, also a day on which banks are not required or authorized to close in New York City.

     "CANADIAN DOLLARS", and "CDN. $" each means lawful money of Canada.

     "CANADIAN PRIME RATE" means, at any time, the greater of (i) the rate of interest per annum equal to the per annum rate of interest quoted, published and commonly known as the "PRIME RATE" of the Agent established at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower or any other Person, and (ii) the sum of (y) the average of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Agent (and if such screen is not available, any successor or similar service as may be selected by the Agent), and (z) .50%.

     "CAPITAL EXPENDITURES" for a period means, the sum of all expenditures capitalized for Financial Statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including the capitalized portion of Capital Leases and that portion of Investments allocable to property, plant or equipment. Capital Expenditures shall exclude proceeds received in regard to a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss.

     "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CASH EQUIVALENTS" means any of the following: (i) securities issued, guaranteed or insured by the government of Canada or any province or the United States or any of its agencies and having maturities of not more than one year; (ii) certificates of deposit having maturities of not more than one year issued by the Agent, Bankers Trust Company, any Lender or by a Canadian chartered bank or U.S. federal, state or District of Columbia chartered commercial bank of recognized standing whose capital and unimpaired surplus is in excess of $200,000,000 and whose short-term commercial paper rating, or that of its parent holding company, is at least A-1 or the equivalent by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. ("S&P") and at least P-1 or the equivalent by Moody's Investors Services, Inc.; (iii) readily marketable commercial paper of any Lender or any corporation doing business in and incorporated under the laws of Canada or any province or the United States, any state thereof or the District of Columbia (other than commercial paper issued by the Borrower or any Affiliate thereof), maturing no more than one year after the date of issuance thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent by S&P and at least P-1 or the equivalent by Moody's Investors Services, Inc.; and (iv) Investments in money-market mutual funds (A) under management of an investment manager having under its management total assets of $250,000,000 or more, (B) substantially all of the assets of which are continuously invested in Investments of the type described in clauses (i) through (iii) above and (C) which have the highest rating obtainable from S&P and Moody's Investors Services, Inc.

     "CASUALTY LOSS" means (i) the loss, damage, or destruction of any asset owned or used by any of the Borrower or its Subsidiaries, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset, or (iii) the diminishment of such asset so as to render use for its intended purpose impracticable or unreasonable.

     "CHANGE OF CONTROL" means, (y) with respect to the Parent Guarantor, the occurrence of a Change of Control under the Parent Credit Agreement, or (z) with respect to the Borrower any of the following events: (i) the Borrower ceases to be a direct or indirect wholly-owned Subsidiary of the Parent Guarantor, (ii) the Parent Guarantor's designees no longer represent a majority of the Borrower's board of directors, or (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Borrower's property and assets.

     "CLOSING DOCUMENT LIST" is defined in Section 6.1(d)(iii).

     "COLLATERAL" means any and all property and assets in respect of which the Agent or any Lender has or will have an Lien pursuant to a Security Document to secure the Obligations.

     "COLLATERAL ACCESS AGREEMENT" means any landlord agreement containing substantially the terms set forth in Exhibit B (with such modifications as the Agent may approve in its Permitted Discretion), and any mortgagee waiver, bailee letter or any similar acknowledgement agreement of any warehouseman or processor in possession of Inventory or Equipment in each case in form and substance satisfactory to the Agent in its Permitted Discretion.

     "COLLATERAL ASSIGNMENT OF ACQUISITION AGREEMENT" means, with respect to the Approved Acquisition and any Acquisition permitted by Section 8.2(b)(vii) the consideration for which is $10,000,000 or more, a collateral assignment executed by the Borrower or a Subsidiary of the Borrower which is a party to such Acquisition in favor of the Agent, for the benefit of the Agent and each of the Lenders, and, if the related purchase agreement(s) or escrow agreement(s) do not expressly permit such assignment, acknowledged by each Person selling shares or property in such Acquisition or any escrow agent, with respect to the Borrower's or such Subsidiary's rights under such purchase agreement(s) and such escrow agreement(s), in each case in substantially the form of Exhibit C (with such modifications as may be necessary to reflect the structure of such Acquisition), as any of the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

     "COLLECTION ACCOUNT" is defined in Section 2.12.

     "COLLECTIONS" means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

     "COMMISSION" means the Securities and Exchange Commission (United States of America) and any Person succeeding to the functions thereof.

     "COMMITMENT" means, at any time, in respect of the Credit Facility, Cdn. $28,000,000 as reduced pursuant to Article 2 and a "LENDER'S COMMITMENT" means, at any time, the relevant amount designated as such opposite the Lender's name on the signature pages, as reduced from time to time pursuant to Article 2.

     "COMPLIANCE CERTIFICATE" means a certificate of the Borrower substantially in the form of Exhibit D, signed on its behalf by its chief financial officer or any other Financial Officer acceptable to the Agent.

     "CONCENTRATION ACCOUNT" is defined in Section 2.12.

     "CONSUMMATION DATE" means, with respect to any Acquisition or the acquisition or formation of any Subsidiary of the Borrower, the date such Acquisition or acquisition is consummated or the date when such Subsidiary has been formed.

     "CONTINGENT OBLIGATION" means any direct, indirect, contingent or non-contingent guaranty or other obligation or liability for the Indebtedness, obligation or liability of another, except endorsements in the ordinary course of business, if the primary purpose or intent thereof by the Person incurring the obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, lease, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CREDIT DOCUMENTS" means this Agreement, the BA Instruments, the Security Documents, the Hedging Agreements and all other documents in regard thereto to be executed and delivered to the Agent or the Lenders, or both, by the Borrower, the Restricted Subsidiaries and the other Additional Loan Parties.

     "CREDIT FACILITY" means, the credit facility to be made available to the Borrower pursuant to Article 2 under this Agreement for the purposes specified in Section 2.3.

     "DEFAULT" means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

     "DEFAULTING LENDER" is defined in Section 2.10.

     "DESIGNATED RESTRICTED SUBSIDIARY" has the meaning specified in Section 2.5(2).

     "DISBURSEMENT ACCOUNTS" means the Borrower's Canadian Dollar and U.S. Dollar operating accounts maintained with the Disbursement Account Bank.

     "DISBURSEMENT ACCOUNT BANK" means The Bank of Nova Scotia.

     "DRAFT" means, at any time, a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on a Lender or any other Person and bearing such distinguishing letters and numbers as the Lender or the Person may determine, but which at such time has not been completed as the payee or accepted by the Lender or the Person.

     "DRAWING" means (i) the creation and purchase of Bankers' Acceptances by a Lender or by any other Person pursuant to Article 4, or (ii) the purchase of completed Drafts by a Lender or by any other Person pursuant to Article 4.

     "DRAWING DATE" means any Business Day fixed for a Drawing pursuant to
     Section 4.3.

     "DRAWING FEE" means, with respect to each Draft drawn by the Borrower and purchased by any Person on any Drawing Date calculated on the basis of the term to maturity of the Draft and a year of 365 days, an amount equal to the Applicable Eurodollar Rate Margin, in each case, of the aggregate Face Amount of the Draft.

     "DRAWING NOTICE" has the meaning specified in Section 4.3(1).

     "DRAWING PRICE" means, in respect of Bankers' Acceptances or Drafts to be purchased by a Lender or any other Person, the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of the Bankers' Acceptances or Drafts by the sum of one plus the product of (x) the Reference Discount Rate multiplied by (y) a fraction the numerator of which is the number of days in the term of maturity of the Bankers' Acceptances and the denominator of which is 365, and (ii) the applicable aggregate Drawing Fee.

     "EFFECTIVE DATE" means the date of this Agreement.

     "ELECTION NOTICE" has the meaning specified in Section 3.6(3).

     "ELIGIBLE ACCOUNTS" means Accounts of the Borrower and any Restricted Subsidiary deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base for the Borrower and the Designated Restricted Subsidiaries, including without limitation, Accounts arising from Rental Equipment revenues which have been earned but not billed. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Whenever proceeds of an Accommodation are to be used by the Borrower, immediately and directly, to purchase Accounts (including, without limitation, in any Acquisition permitted hereunder or any merger of a Person into the Borrower or any Designated Restricted Subsidiary substantially simultaneously with an Acquisition of such Person permitted hereunder) then, subject to (a) such arrangements as the Agent may reasonably request to insure that the proceeds are so used, (b) the Borrower's compliance with Section 1.6 of the Security Agreement, (c) in the case of an Acquisition (other than the Fasco Acquisition), the satisfaction of the conditions set forth in Section 8.2(b)(vii), and (d) the satisfaction of all other conditions of eligibility, such Accounts shall be added to Eligible Accounts for purposes of determining the Borrowing Base. Unless otherwise approved in writing by the Agent, an Account shall not be an Eligible Account if:

     (a)  It arises out of a sale or lease made by the Borrower to an Affiliate;
          or

     (b)  Its payment terms are longer than 30 days from date of invoice; or

     (c)  It is unpaid more than 90 days after the date of invoice; or

     (d) It is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under clause (iii) above; or

     (e) The Account, together with all other Accounts of an account debtor (and its Affiliates), exceeds 10% of the face value of all Accounts of the Borrower and its Subsidiaries in the aggregate then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

     (f) The account debtor for the Account is a creditor or supplier of the Borrower, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by the Borrower to the account debtor or supplier, the amount of such actual or asserted right of setoff or the amount of such dispute or claim, as the case may be; or

     (g) The Borrower has actual knowledge that the account debtor is (or its assets are) the subject of an Insolvency Event; or

     (h) The Account is not payable in U.S. Dollars or Canadian Dollars or the account debtor for the Account is not located within Canada or the continental United States, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent. Notwithstanding the immediately preceding sentence, an Account shall not be an Eligible Account if the account debtor is located in
          (i) the state of New Jersey or Minnesota and the Borrower has not filed and maintained effective (unless exempt from the requirements for filing) a current Notice of Business Activities Report with the State of New Jersey Division of Taxation or a Minnesota Business Activity Report with the Minnesota Department of Revenue, as applicable or, (ii) the Province of Newfoundland or the Northwest Territories unless the Account of such account debtor is subject to a valid and perfected first priority Lien in favour of the Agent and the Lenders; or

     (i) The sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

     (j) The Agent determines by its own credit analysis that collection of the Account is uncertain or the Account may not be paid and so notifies the Borrower; or

     (k) The account debtor is Canada, the United States of America, any province or state thereof or the District of Columbia or any department, agency or instrumentality of any of them, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Financial Administration Act (Canada), the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727 et seq.) or any similar statute in such state or the District of Columbia, as applicable; or

     (l) The goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or the Account otherwise does not represent a final sale or an enforceable lease contract with respect to such goods; or

     (m) The Account does not materially comply with all applicable Requirements of Law; or

     (n) The Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

     (o) It is not assignable, is not subject to a valid and perfected first priority Lien in favor of the Agent and the Lenders or does not otherwise conform to the representations and warranties contained in the Credit Documents, including, without limitation, the representations and warranties in Section 2.1 of the Security Agreement.

     "ELIGIBLE RENTAL EQUIPMENT" means the aggregate amount of Rental Equipment deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base for the Borrower and the Designated Restricted Subsidiaries. In determining the amount to be so included, Rental Equipment shall be valued at the lower of net book value or orderly liquidation value on a basis consistent with the Parent Guarantor's current and historical accounting practice and with reference to the most recent appraisals delivered pursuant to Section 8.1(b)(ii) of this Agreement. Whenever proceeds of an Accommodation are to be used by the Borrower, immediately and directly, to purchase Rental Equipment (including, without limitation, in any Acquisition permitted hereunder or any merger of a Person into the Borrower or any Designated Restricted Subsidiary substantially simultaneously with an Acquisition of such Person permitted hereunder) then, subject to (a) such arrangements as the Agent may reasonably request to insure that the proceeds are so used,
     (b) compliance by the Borrower with Section 1.6 of the Security Agreement,
     (c) in the case of an Acquisition other than the Fasco Acquisition, the satisfaction of the conditions set forth in Section 8.2(b)(vii) and (d) the satisfaction of all other conditions of eligibility, such Rental Equipment shall be added to Eligible Rental Equipment for purposes of determining the Borrowing Base. Unless otherwise approved in writing by the Agent, an item of Rental Equipment shall not be included in Eligible Rental Equipment of the Borrower if:

     (a) It is not owned solely by the Borrower or a Designated Restricted Subsidiary or the Borrower or a Designated Restricted Subsidiary does not have good, valid and marketable title thereto or has consigned such item to any other Person: or

     (b)  It is not located in the United States or Canada; or

     (c) It is not subject to a valid and perfected first priority Lien in favor of the Agent and the Lenders except for Liens for unpaid rent or normal and customary warehousing charges with respect to Rental Equipment stored at a contract warehouse, subject to a Collateral Access Agreement executed by the mortgagee, lessor or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

     (d) It consists of returned or rejected goods or goods in transit to third parties (other than goods in transit to warehouse sites covered by a Collateral Access Agreement or to a lessee in the ordinary course of business); or

     (e) It is unmerchantable or does not otherwise conform to the representations and warranties contained in the Credit Documents, including, without limitation, the representations and warranties in
          Section 2.1 of the Security Agreement; or

     (f) it has been delivered to the Borrower or a Designated Restricted Subsidiary, as the case may be, within the preceding 30 days unless payment has been made or the supplier has waived or lost its rights to repossession under the Bankruptcy and Insolvency Act (Canada) or any similar legislation or law of general application including, without limitation, in connection with rights of revindication.

     "ENVIRONMENTAL LAWS" means all applicable laws, regulations, orders, judgments, decisions of and agreements with a Governmental Entity and all other statutory requirements relating to public health or the protection of the environment and all authorizations, permits, consents, registrations and approvals issued pursuant to such laws, agreements or statutory requirements.

     "ENVIRONMENTAL LIABILITIES" means all liabilities imposed by, under or pursuant to Environmental Laws or which relate to the existence of contaminants on, under or about any of the properties now or previously used by the Borrower, any of the Restricted Subsidiaries or any Additional Loan Party and which, in accordance with GAAP or U.S. GAAP, as appropriate, must be disclosed in the consolidated financial statements of the Borrower, any of the Restricted Subsidiaries or any Additional Loan Party.

     "EQUIPMENT" means with respect to the Borrower or any Subsidiary of the Borrower, "EQUIPMENT" as defined in the Security Agreement.

     "EQUIVALENT CDN. $ AMOUNT" means, on any day with respect to any amount of U.S. Dollars, the amount of Canadian Dollars which would be required to buy such amount of U.S. Dollars using the rate quoted by the Agent in accordance with its normal banking practice at approximately 12:00 noon (Toronto time) on the day.

     "EQUIVALENT U.S. $ AMOUNT" means, on any day with respect to any amount of Canadian Dollars, the amount of U.S. Dollars which would be required to buy such amount of Canadian Dollars using the rate quoted by the Agent in accordance with its normal banking practice at approximately 12:00 noon (Toronto time) on the day.

     "EURODOLLAR INTEREST PERIOD" means, for each Eurodollar Rate Advance, a period which commences (i) in the case of the initial Eurodollar Interest Period, on the date the Advance is made or converted from another Type of Accommodation, and (ii) in the case of any subsequent Eurodollar Interest Period, on the last day of the immediately preceding Eurodollar Interest Period, and which ends, in either case, on the day selected by the Borrower in the applicable Notice of Borrowing or Election Notice. The duration of each Eurodollar Interest Period shall be 1, 2, 3 or (unless a Lender shall have notified the Agent that the Eurodollar Rate will not adequately reflect the cost to such Lender of funding its Advance) 6 months (or such shorter or longer period as may be approved by the Lenders making Eurodollar Rate Advances), unless the last day of a Eurodollar Interest Period would otherwise occur on a day other than a Business Day, in which case the last day of such Eurodollar Interest Period shall be extended to occur on the next Business Day, or if such extension would cause the last day of such Eurodollar Interest Period to occur in the next calendar month, the last day of such Eurodollar Interest Period shall occur on the preceding Business Day.

     "EURODOLLAR RATE" means, with respect to the Eurodollar Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by Bankers Trust Company for U.S. Dollar deposits of amounts in immediate available funds comparable to the principal amount of the Eurodollar Rate Advance for which the Eurodollar Rate is being determined with maturities comparable to the Eurodollar Interest Period for which such Eurodollar Rate will apply as of approximately 10.00 am New York city time two Business Days prior to the commencement of such Eurodollar Interest Period.

     "EVENT OF DEFAULT" has the meaning specified in Section 9.1.

     "EXPENSES" means all reasonable costs and expenses of the Agent incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and other costs of administration and enforcement of the rights of the Lenders under the Credit Documents, (ii) the fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) fees and expenses incurred in connection with the assignments of or sales of participations in the Accommodations, (iv) the cost of title insurance premiums, real estate survey costs, fees and taxes in connection with the filing of financing statements and (v) the costs of preparing and recording Security, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents.

     "FACE AMOUNT" means (i) in respect of a BA Instrument, the amount payable to the holder on its maturity, and (ii) in respect of a Letters of Credit, the maximum amount which the issuing Person is contingently liable to pay to the Beneficiary.

     "FASCO" means FASCO Rentals Ltd.

     "FASCO ACQUISITION" means the acquisition by the Borrower of all or substantially all of the assets of Fasco.

     "FASCO ACQUISITION AGREEMENT" means the agreement dated July 24, 1998, between the Borrower, Fasco and the Seller Stockholders (as defined in the Fasco Acquisition Agreement), relating to the Fasco Acquisition.

     "FASCO ACQUISITION DOCUMENTS" means the Fasco Acquisition Agreement and all other agreements, documents and instruments relating to the Fasco Acquisition, including, without limitation, the Ancillary Agreements (as defined in the Fasco Acquisition Agreement).

     "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System arranged by United States Federal funds brokers, as published for the day (or, if the day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day on such transactions received by the Agent from three United States Federal funds brokers of recognized standing selected by it.

     "FEES" means the fees payable by the Borrower under this Agreement.

     "FINANCIAL COVENANTS" means the covenants set forth in Sections 8.1, 8.2,
     8.3 and 8.4 of the Parent Guarantor Credit Agreement.

     "FINANCIAL OFFICER" means, with respect to the Borrower or any Additional Loan Party, its chief financial officer, chief accounting officer, treasurer or other officer of such Credit Party designated as such by its chief financial officer, chief accounting officer or treasurer in a written notice to the Agent.

     "FINANCIAL STATEMENTS" means the consolidated and consolidating balance sheets, consolidated and consolidating statements of operations, consolidated and Fiscal Year end consolidating statements of cash flows and consolidated and Fiscal Year end consolidating statements of changes in shareholder's equity of each of (i) the Parent Guarantor and its Subsidiaries, and (ii) the Borrower and the Restricted Subsidiaries, in each case, for the period specified, prepared in accordance with U.S. GAAP or GAAP, as applicable, (and, with respect to interim statements, subject to year-end audit adjustments and reclassifications and month-end reconciliations, in each case to the extent consistent with current practices, and prepared without footnotes).

     "FISCAL YEAR" means the fiscal year of the Parent Guarantor and the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

     "GAAP" means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis (except for changes made with the prior written consent of the Agent and approved by the Borrower's independent auditors in accordance with promulgations of the Canadian Institute of Chartered Accountants).

     "GOODS" means tangible personal property but excluding chattel paper, documents of title, instruments, money and securities (as these terms are defined in the Personal Property Security Act (Ontario) from time to time).

     "GOVERNING DOCUMENTS" means, with respect to any corporation, limited liability company or partnership (i) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests.

     "GOVERNMENTAL AUTHORITY" means (i) any federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, in each case having jurisdiction over the Applicable Persons.

     "HAZARDOUS SUBSTANCE" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste (including, without limitation, waste oil), radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in, or otherwise regulated by, federal, state or local Requirements of Law.

     "HEDGING AGREEMENTS" means (i) all currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements or currency exchange or interest rate collar agreements, between the Borrower or a Restricted Subsidiary, as the case may be, and any Lender, in form and substance acceptable to such Lender (ii) all other agreements or arrangements between the Borrower or a Restricted Subsidiary, as the case may be, and any Lender, in form and substance acceptable to such Lender, designed to protect the Borrower or a Restricted Subsidiary against fluctuations in currency exchange or interest rates and not for a speculative investment, all as they may be amended, supplemented, modified or restated from time to time.

     "INDEBTEDNESS OF A PERSON" means, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (ii) obligations under Capital Leases, (iii) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations,
     (iv) liabilities, as determined by the Agent, under any Hedging Agreement,
     (v) Contingent Obligations, (vi) Mandatory Redeemable Obligations and (vii) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations.

     "INDEMNIFIED PERSON" has the meaning specified in Section 11.6(1).

     "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law or (v) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process, and any such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process described in this clause (v) shall not be released, vacated or stayed within 60 days after commencement, filing or levy, as the case may be, or in any event by the date which is five days prior to the date of any proposed sale thereunder, or any order for relief shall be entered in any such proceeding.

     "INTEREST RATE AGREEMENT" means those Hedging Agreements designed to protect the Borrower or a Restricted Subsidiary against fluctuations in interest rates and not for a speculative investment, all as they may be amended, supplemented, modified or restated from time to time, including interest rate future, option, swap, collar and cap agreements.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance (including proposed regulations) promulgated thereunder.

     "INVENTORY" means all inventory now owned or hereafter acquired by the Borrower or a Restricted Subsidiary, including (i) finished Goods held for sale or lease, raw materials, new and unused production, packing and shipping supplies, (ii) work in progress, (iii) all new and unused maintenance items, and (iv) all other materials and supplies on hand to be used or consumed or which might be used or consumed in the manufacture, packing, shipping, advertising, selling, or furnishing of Goods.

     "INVESTMENT" means all expenditures made and all liabilities incurred (including Contingent Obligations) for or in connection with the acquisition of stock or Indebtedness of a Person, loans, advances, capital contributions or transfers of property to a Person, or acquisition of assets from a Person (other than the acquisition of individual items of Inventory and Equipment in the ordinary course of business), including, without limitation, Acquisitions. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount guaranteed; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted.

     "ISSUE" means an issue of a Letter of Credit by a Lender pursuant to
     Article 5.

     "ISSUE DATE" has the meaning specified in Section 5.2(1).

     "ISSUE LENDER" means, Bankers Trust Company or any other Lender acceptable to the Agent in its capacity as issuer of any Letters of Credit which from time to time issues Letters of Credit, in each case for the account of the Borrower in accordance with Article 5, and, in the singular, any one of them.

     "ISSUE NOTICE" has the meaning specified in Section 5.2(1).

     "JUDICIAL ORDER" has the meaning specified in Section 5.9(1).

     "LENDERS" mean, collectively, BT Bank of Canada and The Bank of Nova Scotia, any Person who may become a Lender pursuant to Section 11.8 and any Person who may otherwise become a Lender under this Agreement and their respective permitted successors and assigns, and, in the singular, any one of them and shall include for such purposes the Agent in connection with any Agent Advances.

     "LENDING LIMIT" has the meaning specified in Section 2.2(1).

     "LETTER OF CREDIT OBLIGATIONS" means the sum of the aggregate undrawn amount of all Letters of Credit outstanding, plus the aggregate amount of all drawings under Letters of Credit to the extent the Issue Lender has not been reimbursed by the Borrower, by the Lenders or from the proceeds of Advances deemed requested pursuant to Section 5.5(2), plus the aggregate amount of all payments made by the Lenders to the Issue Lender in respect of participations in Letters of Credit for which the Borrower has not reimbursed the Lenders (other than with respect to outstanding Advances deemed requested pursuant to Section 5.5(2)).

     "LETTERS OF CREDIT" means a standby letter of credit issued or to be issued by the Issue Lender for the account of the Borrower pursuant to Article 5.

     "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), title retention agreement or arrangement, or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

     "LOAN ACCOUNT" is defined in Section 2.8.

     "LOCKBOXES", "LOCKBOX AGREEMENTS" and "LOCKBOX BANKS" are defined in
     Section 2.12.

     "LOCKBOX AGREEMENTS" is defined in Section 2.12.

     "MAJORITY LENDERS" means, at any particular time, those Lenders whose Revolving Credit Proportionate Shares, in the aggregate, are greater than fifty percent (50%).

     "MANDATORY REDEEMABLE OBLIGATION" means an obligation of one or more of the Borrower or any of its Subsidiaries (or guaranteed by any of them) which must be redeemed or repaid (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than the Borrower or any of its Subsidiaries, or (iii) upon the occurrence of a condition not solely within the control of the Borrower or any of its Subsidiaries, such as a redemption required to be made out of future earnings.

     "MATERIAL ADVERSE EFFECT" means any change or changes or effect or effects that individually or in the aggregate are or are reasonably likely to be materially adverse to (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Parent Guarantor and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of this Agreement or any other material Credit Document, (iii) the ability of the Borrower, any of its Subsidiaries and any Additional Loan Party, taken as a whole, to perform any material obligations under the Credit Documents or of the Agent or the Lenders to enforce the Accommodations Outstanding or any of the other Obligations or to realize upon the Collateral or (iv) the value of the Collateral or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

     "MATERIAL CONTRACT" means any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, non-performance, cancellation or failure to renew could have a Material Adverse Effect.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, (i) the aggregate amount of cash consideration received by the Borrower or Additional Loan Party or such Subsidiary, as the case may be, in connection with such transaction after deduction of all reasonable and customary fees, costs and expenses directly incurred by the Borrower or Additional Loan Party or such Subsidiary in connection therewith, including, without limitation, reasonable and customary underwriting discount, brokerage or selling commissions, if any, and the reasonable fees and disbursements of counsel paid by the Borrower or Additional Loan Party or such Subsidiary in connection therewith and (ii) any other net proceeds which constitute or are deemed "Net Cash Proceeds" (as defined in the Senior Subordinated Note Indenture).

     "NOTICE OF BORROWING" means a notice with respect to the Borrowing of Advances substantially in the form of Exhibit E.

     "OBLIGATIONS" means all present and future obligations and liabilities of the Borrower and any Additional Loan Party arising under or in connection with this Agreement or any other Credit Document, due or to become due to the Agent or any Lender or any other Person entitled to indemnification pursuant to Section 11.6, or (to the extent permitted by the Credit Documents) any of their respective successors, transferees or assigns, and shall include, without limitation, (i) the Accommodations Outstanding and unpaid interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) reimbursement obligations under Letters of Credit, (iii) Fees, Expenses and indemnification and expense reimbursement obligations arising under Section 11.6, (iv) the Obligations of the Parent Guarantor arising under the Parent Guaranty, (v) the Obligations of the Restricted Subsidiaries under the Credit Documents to which they are a party and (vi) all obligations and liabilities of the Borrower to the Agent or any Lender in respect of Hedging Agreements permitted hereunder.

     "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

     "ORIGINAL CURRENCY" has the meaning specified in Section 11.11(1).

     "OTHER CURRENCY" has the meaning specified in Section 11.11(1).

     "PAID IN FULL", "PAY IN FULL" and "PAYMENT IN FULL" means, with respect to the Obligations of the Borrower and any Additional Loan Party, (i) the payment in full in cash of all Obligations of the Borrower and any Additional Loan Party (other than, as of any date of payment, the Obligations which are contingent and unliquidated and not due and owing and which pursuant to the provisions of the Credit Documents survive the termination of this Agreement, the repayment of the Accommodations, the termination of Commitment and the expiration or cancellation of all Letters of Credit) and (ii) with respect to Letters of Credit issued for the account of the Borrower, the termination and surrender for cancellation of such Letters of Credit or the delivery of cash, Cash Equivalents or other Collateral held as security for the Obligations in respect of such Letters of Credit as required by this Agreement or the other Credit Documents.

     "PARENT GUARANTOR" means Rental Service Corporation, a Delaware corporation.

     "PARENT GUARANTOR CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of December 2, 1997 by and among RSC Center, Inc., RSC Alabama, Inc., RSC Duval Inc., RSC Industrial Corporation, RSC Rents, Inc., and Walker Jones Equipment, Inc., as Borrowers, Rental Service Corporation, RSC Acquisition Corp., and RSC Holdings, Inc. as Parent Guarantors, the Lenders set forth therein, Bankers Trust Company, as Issuing Bank and BT Commercial Corporation, as Agent, as amended by the First Amendment and Consent dated as of April 30, 1998, and as further amended by the Second Amendment and Consent dated as of July 20, 1998, and as in effect as of the Effective Date without giving effect to any further amendments, restatements, modifications or waivers thereof or consent to departures from the terms thereof following the Effective Date.

     "PARTICIPANT" has the meaning specified in Section 11.8(3).

     "PARENT GUARANTY" the guaranty of even date herewith executed by the Parent Guarantor with respect to the Obligations of the Borrower.

     "PERMITTED DISCRETION" means the Agent's reasonable good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of the Liens of the Agent and the Lenders or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) reasonably suggests that any collateral report or financial information delivered to the Agent by the Borrower or any Additional Loan Party or any Person on behalf of, and at the request of, such Persons is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of the occurrence of an Insolvency Event involving the Borrower or an Additional Loan Party or any of the Collateral or (iv) creates or reasonably could be expected to create a Default or an Event of Default. In exercising such judgment with respect to the Borrower, the Agent may reasonably consider such factors already included in or tested by the definitions of "Eligible Accounts" or "Eligible Rental Equipment," as well as any of the following:
     (a) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (b) changes in collection history and dilution with respect to the Accounts of the Borrower and its Designated Restricted Subsidiaries, (c) changes in demand for, and pricing of, Rental Equipment of the Borrower and its Designated Restricted Subsidiaries, (d) changes in any concentration of risk with respect to Accounts or Rental Equipment of the Borrower and its Subsidiaries and (e) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts or Rental Equipment of the Borrower and its Designated Restricted Subsidiaries. The burden of establishing lack of good faith shall be on the Borrower and the Additional Loan Parties.

     "PERMITTED LIEN" shall have the meaning set forth in Section 8.2(d).

     "PERMITTED SUBORDINATED INDEBTEDNESS" means the Senior Subordinated Notes issued by the Parent Guarantor and the unsecured guarantee(s) thereof by certain Persons, in each case on the terms set forth in the Senior Subordinated Note Indenture.

     "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

     "PLAN" means any employee benefit plan (including pension plan), program or arrangement maintained or contributed to by the Borrower or any of its Subsidiaries, or with respect to which any of them may incur any liability.

     "PPSA" means the Personal Property Security Act (Ontario) and similar legislation in other jurisdictions.

     "PRIORITY ACCOUNTS PAYABLE" means, at any time, the amount past due and owed by the Borrower or any of the Restricted Subsidiaries or which they have an obligation to remit to a Governmental Entity pursuant to any applicable law, rule or regulation in respect of pension fund obligations, unemployment insurance, goods and services taxes, sales taxes and other taxes payable or to be remitted or withheld, workers' compensation and other like charges and demands, in respect of which any Governmental Entity may claim a security interest or other claim ranking or capable of ranking in priority to the Security.

     "PRODUCTIVE ASSETS" means assets of a kind then used or useable in the business of the Borrower or its Subsidiaries as in existence on the Effective Date or in lines of business reasonably related thereto (which shall include assets consisting of the capital stock of an entity acquired in an Acquisition permitted hereunder).

     "PRO FORMA" means the unaudited Pro Forma opening balance sheet of the Borrower dated June 30, 1998, and after giving effect to the consummation of the Fasco Acquisition and the extensions of credit contemplated by this Agreement, attached hereto as Schedule 1.1.

     "PROJECTIONS" means the forecasted (i) condensed consolidated balance sheet of the Parent Guarantor, (ii) condensed consolidated income statements of the Parent Guarantor, (iii) condensed consolidated cash flow statements of the Parent Guarantor, (iv) consolidated capitalization statements of the Parent Guarantor and (v) compliance with the Financial Covenants, all prepared by management of the Parent Guarantor on a basis consistent with the Parent Guarantor's historical financial statements as delivered on or prior to the Effective Date.

     "PURCHASE MONEY LIENS" shall have the meaning ascribed thereto in Section 8.2(c)(iv).

     "QUARTERLY DETERMINATION DATE" means, with respect to any period, each March 31, June 30, September 30 and December 31 occurring during such period.

     "REAL PROPERTY" means, with respect to any Person, all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in any plots, pieces or parcels of land, and any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever.

     "REFERENCE DISCOUNT RATE" means, in respect of any Bankers' Acceptances or Drafts to be purchased by a Lender or any other Person pursuant to Article 4, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by the Agent at 9:30 a.m. (Toronto time) as the discount rate at which the Agent would purchase, on the relevant Drawing Date, its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances or Drafts to be acquired by the Lender or other Person on the Drawing Date. If the discount rates cannot be calculated on any Business Day on which they are required to be calculated the applicable discount rate shall be the CDOR rate in effect on such day for bankers' acceptances having a term to maturity the same as the applicable Bankers' Acceptances.

     "RELEVANT REPAYMENT DATE" means, in respect of the repayment of all Accommodations made under the Credit Facility, December 2,2002.

     "RENTAL EQUIPMENT" of any Person means all goods held for rental by such Person in the ordinary course of business and all used rental goods held for sale by such Person in the ordinary course of business.

     "RENTAL EQUIPMENT UTILIZATION" means, for any twelve-month period, the result (expressed as a percentage) obtained from dividing (i) the total revenue of the Borrower and its Subsidiaries attributable to the rental of Rental Equipment owned or leased by the Borrower and its Subsidiaries during such twelve-month period by (ii) the average amount for such twelve-month period of Rental Equipment owned or leased by the Borrower and its Subsidiaries as of the last day of each month during such twelve-month period, determined on the basis of the Borrower or such Subsidiary's original cost of such Rental Equipment.

     "RENTAL EQUIPMENT UTILIZATION CURE DATE" is defined in Section 8.2(a).

     "REQUIREMENT OF LAW" means (i) the Governing Documents of a Person, (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

     "RESTRICTED ACCOUNT", "RESTRICTED ACCOUNT AGREEMENTS" and "RESTRICTED ACCOUNT BANKS" are defined in Section 12.

     "RESTRICTED SUBSIDIARIES" means any Subsidiary which executes and delivers the guarantee, security and other agreements, documents and instruments pursuant to Section 8.2(q).

     "REVOLVING CREDIT PROPORTIONATE SHARE" means, in respect of any Lender at any particular time, a fraction, expressed as a percentage, obtained by dividing its Lender's Commitment by the Commitment or, if the Commitment has then been terminated, by dividing (i) the sum of (A) the outstanding Advances and BA Instruments made by such Lender, plus (B) the amount of such Lender's unfunded participations in outstanding Letters of Credit, plus (C) the amount of all payments made by such Lender to the Issue Lender in respect of its participations in Letters of Credit for which the Borrower has not reimbursed such Lender (other than with respect to outstanding Advances deemed requested pursuant to Section 5.5), by (ii) the sum of (A) the aggregate amount of all Advances and BA Instruments then outstanding, plus (B) the aggregate amount of all Lenders' unfunded participations in outstanding Letters of Credit, plus (C) the aggregate amount of all payments made by all Lenders to the Issue Lender in respect of their respective participations in Letters of Credit for which the Borrower has not reimbursed the Lenders (other than with respect to outstanding Advances deemed requested pursuant to Section 5.5).

     "SECURITY" means, at any time, the encumbrances in favour of the Agent or the Lenders, or both, in the assets and properties of the Borrower, the Restricted Subsidiaries or the Additional Loan Parties securing their obligations under this Agreement and the other Credit Documents.

     "SECURITY AGREEMENT" means (i) the Security Agreement of even date herewith executed by the Borrower in favour of the Agent and the Lenders, in substantially the form of Exhibit F-1 or F-2, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof, and (ii) any Security Agreement executed after the date hereof by any Restricted Subsidiary in favour of the Agent and the Lenders, in each case substantially in the form of Exhibit F-1 or F-2, as any of the same may be amended, restated, supplemented or otherwise modified from to time in accordance with the terms hereof and thereof.

     "SECURITY DOCUMENTS" means the agreements described as such in Exhibit G and any other security granted to the Agent or the Lenders, or both, as security for the Obligations of the Borrower and the Additional Loan Parties under this Agreement and the other Credit Documents.

     "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated May 13, 1998 pursuant to which the Senior Subordinated Notes were issued by the Parent Guarantor and guaranteed by certain of its Subsidiaries.

     "SENIOR SUBORDINATED NOTES" means the unsecured Senior Subordinated Notes issued by the Parent Guarantor pursuant to the Senior Subordinated Note Indenture.

     "SETTLEMENT DATE" is defined in Section 3.4.

     "SUBSIDIARIES" means the Subsidiaries of the Borrower.

     "SUBSIDIARY OF A PERSON" means any corporation, limited liability company, general or limited partnership or other Person of which securities or other ownership interests having ordinary voting power to elect or appoint a majority of the board of directors, managers or other Persons performing similar functions with respect to such corporation, limited liability company, general or limited partnership or other Person are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

     "TAXES" is defined in Section 11.7(1).

     "TOTAL INDEBTEDNESS RATIO AS OF A QUARTERLY DETERMINATION DATE" means, for purposes of determining the Applicable Base Rate (Canada) Margin, the Applicable Canadian Prime Rate Margin, the Applicable Drawing Fee and the Applicable Eurodollar Rate Margin, the Total Indebtedness Ratio as of a Quarterly Determination Date as defined in the Parent Guarantor Credit Agreement. The calculation of the Total Indebtedness Ratio shall be set forth in an attachment to the Quarterly Compliance Certificates delivered pursuant to Section 8.1(a)(iii) covering the periods for which such adjustments are applicable and shall be in form and substance, reasonably satisfactory to the Agent.

     "U.S. DOLLARS" and "U.S. $" means lawful money of the United States of America.

     "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

SECTION 1.2  GENDER AND NUMBER.

     Any reference in the Credit Documents to gender includes all genders and words importing the singular number only include the plural and vice versa.

SECTION 1.3  HEADINGS, ETC.

     The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Agreement.

SECTION 1.4  CURRENCY.

     All references in the Credit Documents to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

SECTION 1.5  CERTAIN PHRASES, ETC.

     In any Credit Document (i) (y) the words "INCLUDING" and "INCLUDES" mean "INCLUDING (OR INCLUDES) WITHOUT LIMITATION" and (z) the phrase "THE AGGREGATE OF", "THE TOTAL OF", "THE SUM OF", or a phrase of similar meaning means "THE AGGREGATE (OR TOTAL OR SUM), WITHOUT DUPLICATION, OF", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING".

SECTION 1.6  ACCOUNTING TERMS.

     All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

SECTION 1.7  RATEABLE PORTION OF ACCOMMODATIONS.

     References in this Agreement to a Lender's rateable portion of Advances, Drawings, Drafts, Banker's Acceptances and Letters of Credit or rateable share of payments of principal, interest, Fees or any other amount, shall mean and refer to a rateable portion or share as nearly as may be rateable in the circumstances, as determined in good faith by the Agent. Each such determination by the Agent shall be prima facie evidence of such rateable share.

SECTION 1.8  INCORPORATION OF SCHEDULES.

     The schedules and exhibits attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

SECTION 1.9  CONFLICT.

     The provisions of this Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Credit Documents. To the extent the provisions of the agreements as to loans and advances and security therefore dated of even date herewith made by the Borrower to each of the Lenders for the purposes of s. 427 of the Bank Act (Canada), conflict or are inconsistent with, or confer rights on the Lenders not covered by this Agreement or the Borrower's Security Agreement, this Agreement and such Security Agreement shall control, provided that such paramountcy shall
                                           -------- ----
not be effective upon the Obligations being declared, or becoming automatically, immediately due and payable in accordance with the provisions of Section 9.2(a) of this Agreement.

SECTION 1.10   CERTIFICATES.

     Any certificate required by the terms of this Agreement or any Credit Documents to be given by an officer of the Borrower or any Additional Loan Party for and on behalf of the Borrower or any Additional Loan Party shall be given without any personal liability on the part of the officer giving the certificate.

                                   ARTICLE 2
                                CREDIT FACILITY

SECTION 2.1  AVAILABILITY.

(1) Each Lender severally agrees, on the terms and conditions of this Agreement, to make Accommodations rateably to the Borrower in accordance with its Lender's Commitment. Accommodations shall be made available as
     (i) Advances pursuant to Article 3, (ii) Bankers' Acceptances pursuant to
     Article 4, and (iii) Letters of Credit pursuant to Article 5.

(2) The Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts and Eligible Rental Equipment, (ii) reduce the advance rates provided for in the definition of "BORROWING BASE," or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Agreement and (iii) reasonably impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "ELIGIBLE ACCOUNTS" and "ELIGIBLE RENTAL EQUIPMENT." In addition, the Agent, in its reasonable discretion, may establish and increase reserves against Eligible Accounts and Eligible Rental Equipment to the extent that the Borrower and the Designated Restricted Subsidiaries have not obtained PPSA financing change discharge statements or similar termination statements within 90 days after the Consummation Date for any Acquisition with respect to each PPSA financing statement or other filing covering assets to be acquired, directly or indirectly, by the Borrower or any Designated Restricted Subsidiary in such Acquisition, as shown on the PPSA searches delivered in connection with such Acquisition pursuant to Section 8.2(b)(vii) (other than filings certified by the Borrower as evidencing Liens which are permitted by Section 8.2(d)(iii) and which secure Indebtedness permitted by Section 8.2(c)(iv)).

(3) The Agent shall give each Lender prompt notice of any (i) Accommodation Notice received from the Borrower and of each Lender's rateable portion of any Accommodation, and (ii) other notice received by it from the Borrower under the Agreement.

SECTION 2.2  COMMITMENTS AND FACILITY LIMITS.

(1) The Accommodations Outstanding to all Lenders under the Credit Facility shall not at any time exceed the lesser of (i) the Commitment, and (ii) the Borrowing Base (the "LENDING LIMIT"). The Accommodations Outstanding to each Lender under the Credit Facility shall not at any time exceed the lesser of (iii) the Lender's Commitment, and (iv) the Lender's Revolving Credit Proportionate Share of the Borrowing Base.

(2) The Credit Facility shall revolve and no payment under the Credit Facility shall reduce the Commitment or any Lender's Commitment.

(3) A conversion from one Type of Accommodation or Advance to another Type of Accommodation or Advance shall not constitute a repayment or prepayment.

SECTION 2.3  USE OF PROCEEDS.

The Borrower shall use the proceeds of Accommodations under the Credit Facility to provide a portion of the purchase price of substantially all the assets of Fasco and for future Acquisitions and Capital Expenditures, together with related fees and expenses and to provide working capital for the Borrower.

SECTION 2.4  MANDATORY REPAYMENTS AND REDUCTIONS OF COMMITMENTS.

(1) The Borrower shall repay (subject to Section 9.1) the Accommodations Outstanding under the Credit Facility, together with all accrued interest and Fees and all other amounts payable in connection with the Credit Facility on the Relevant Repayment Date.

(2) Upon consummation of any Asset Sale, the Borrower and any Additional Loan Party, as applicable, shall commit in writing within 240 days after the consummation of such Asset Sale to reinvest the Net Cash Proceeds resulting therefrom and/or reduce the Commitment and shall so reinvest such Net Cash Proceeds or reduce the Commitment within 330 days after the consummation of such Asset Sale, as follows: (i) the Borrower shall, and shall cause its Subsidiaries to, reinvest such Net Cash Proceeds in Productive Assets or
     (ii) unless the Borrower shall have provided to the Agent evidence reasonably satisfactory to the Agent of the reinvestment described in clause (i) above prior to the date which is 330 days after the consummation of such Asset Sale, the Commitment shall be automatically reduced as of the 330th day after such consummation in an amount equal to any such Net Cash Proceeds not reinvested pursuant to clause (i) (and the Borrower shall make any payment required by Section 2.5(1) after giving effect to such reduction).

SECTION 2.5  MANDATORY PREPAYMENT WHERE BORROWING BASE DEFICIENCY.

(1) If, on any day, the Accommodations Outstanding under the Credit Facility exceed the Lending Limit (based on the most recently delivered Borrowing Base Certificate and the Equivalent Cdn. $ Amount of the Accommodations Outstanding in U.S. Dollars on that day), the Borrower shall within 2 Business Days of such day (i) prepay Borrowings, or (ii) pay such amount to the Agent and irrevocably authorize and direct the Agent to apply such payment to Eurodollar Rate Advances or as a repayment of the Borrower's reimbursement obligation in respect of any Drawings or Issues on the next maturity date; such that the Accommodations Outstanding, after giving effect to the payment, do not exceed the Lending Limit.

(2) The Borrower may designate in writing from time to time a Restricted Subsidiary which is (i) a wholly-owned Subsidiary of the Borrower, and (ii) incorporated under the laws of Canada or a province thereof, as a participant in the calculation of the Borrowing Base (a "DESIGNATED RESTRICTED SUBSIDIARY") with a view to increasing the amount of Eligible Accounts and Eligible Rental Equipment supporting the availability of Accommodations under this Agreement.

(3) Upon receipt of a designation as provided for in Section 2.5(2) and the granting of the Security and delivery of the documents and opinions contemplated by Section 2.5(2) the Restricted Subsidiary will become a Designated Restricted Subsidiary for purposes of this Agreement.

SECTION 2.6  OPTIONAL PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

     If the Borrower has, upon the number of Business Days' notice to the Agent specified in Exhibit H, delivered a notice to the Agent stating the proposed date and aggregate principal amount of any reduction of the Lenders' Commitment, it shall, on that date, pay to the Lenders the amount, if any, by which the Accommodations Outstanding under the Credit Facility exceed the proposed reduced Commitment. Each reduction shall be in an aggregate principal amount of Cdn. $1,000,000 and increments of Cdn. $500,000 in the case of Accommodations denominated in Canadian Dollars, and in an aggregate principal amount of U.S. $1,000,000 and increments of U.S. $500,000 in the case of Accommodations denominated in U.S. Dollars. Each reduction shall reduce each Lender's Commitment proportionately in accordance with its Revolving Credit Proportionate Share. The Borrower shall prepay the amount of any Drawing only on the maturity date for the relevant BA Instrument.

SECTION 2.7  FEES.

(1) The Borrower agrees to pay to the Agent for the account of the Lenders in accordance with their Revolving Credit Proportionate Shares a fee (the "UNUSED LINE FEE"), accruing at the rate of 0.25% per annum on the average daily amount by which the Commitment at the close of business on such day exceeds the sum of Accommodations Outstanding, for the period commencing on the Effective Date and ending on the Relevant Repayment Date, such Unused Line Fee being payable monthly, in arrears, commencing on the first day of the calendar month immediately following the Effective Date and on the Relevant Repayment Date.

(2) The Borrower shall pay to the Agent for the account of the Lenders on a rateable basis, an upfront fee (the "UPFRONT FEE") accruing at the rate of 0.25% of the final allocated Commitment of each Lender, payable on the Effective Date.

(3) The Borrower shall pay to the Agent such other fees as have been agreed in a letter agreement dated July 28, 1998, between the Agent and the Borrower.

SECTION 2.8  MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT.

     The Agent shall maintain an account on its books in the name of the Borrower (the "LOAN ACCOUNT" of the Borrower) in which the Borrower will be charged with all Accommodations Outstanding made by the Agent or the Lenders to the Borrower or for the Borrower's account, including the Advances, Bankers Acceptances, completed Drafts, the Letter of Credit Obligations, the Fees, the Expenses and any other Obligations. The Loan Account will be credited with all payments received by the Agent from the Borrower or for the Borrower's account, including all amounts received in such Borrower's Concentration Account from any Lockbox Bank or Restricted Account Bank maintained by the Borrower or its Designated Restricted Subsidiaries. The Agent shall send the Borrower a monthly statement reflecting the activity in its Loan Account. Absent manifest error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrower.

SECTION 2.9  PAYMENT PROCEDURES.

(1)  MANNER AND TIME OF PAYMENT.

     (a) Unless otherwise expressly provided in this Agreement, all payments of principal of and interest on the Accommodations Outstanding and other Obligations (including, without limitation, Fees and Expenses) and any other payments required to be made by the Borrower under the Agreement which are payable to the Agent, the Lenders or the

          Issue Lender shall be made without condition or reservation of right, and, with respect to payments made other than from application of deposits in the Concentration Account, in immediately available funds, delivered to the Agent not later than 1:00 P.M. Toronto time on the date and at the place due, to such account of the Agent as it may designate, for the account of the Agent, the Lenders or the Issue Lender, as the case may be; and funds received by the Agent not later than 1:00 P.M. Toronto time on any given Business Day shall be credited against payment to be made that day and funds received by the Agent after that time shall be deemed to have been paid on the immediately following Business Day. The Borrower shall make each such payment (i) in Canadian Dollars, if the Accommodation or other Obligation was originally made in or has been converted to Canadian Dollars, and (ii) in U.S. Dollars, if the Accommodation or other Obligation was originally made in or has been converted to U.S. Dollars. Payments actually received by the Agent for the account of the Lenders or the Issue Lender, or any of them, shall be paid to them by the Agent promptly after receipt thereof.

     (b) Unless otherwise expressly provided in this Agreement, the Agent shall make Accommodations and other payments to the Borrower under this Agreement by crediting the relevant Disbursement Account (or causing such Disbursement Account to be credited) with the amount of the payment on the date the payment is to be made.

(2)  APPORTIONMENT AND APPLICATION OF PAYMENTS.

     (a) Subject to the provisions of Sections 3.5, 2.9(2)(b), 2.9(2)(c) and 2.10, all payments of principal and interest in respect of Accommodations Outstanding, all payments of Fees and Expenses and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and the Issue Lender as are entitled thereto, in proportion to their respective Revolving Credit Proportionate Shares, or as otherwise provided herein;

     (b) Except as provided in Section 2.9(2)(c) and subject to the provisions of Section 2.10, all such payments and any other amounts received by the Agent from or for the benefit of a Borrower shall be applied first, (A) if such payment or amount is in respect of principal or interest on the Accommodations Outstanding, to pay principal of and interest on any portion of the Accommodations to the Borrower which the Agent may have advanced on behalf of any Lender (including Agent Advances) for which the Agent has not then been reimbursed by such Lender or the Borrower or (B) second, to pay the principal of the Accommodations Outstanding (or any installment thereof) advanced to the Borrower which are then due and payable in the order described hereinbelow and interest on such Accommodations Outstanding then due and payable, ratably, based on the then outstanding balances of such Accommodations Outstanding, third, to pay all other Obligations then due and payable by the Borrower, ratably, and fourth, as the Borrower so designates. All such principal and interest payments in respect of Accommodations Outstanding shall be applied first, to repay outstanding Floating Rate Advances, and then to repay outstanding Eurodollar Rate Advances with those Eurodollar Rate Advances which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods, and then to repay any other unpaid Accommodations Outstanding then due and payable;

     (c) Except as provided in Section 9.5, upon the termination of the Commitment or the acceleration of the Obligations pursuant to Section
          9.2 and until such time, if any, as such termination or acceleration has been rescinded pursuant to Section 9.3, all payments and all proceeds of Collateral received by the Agent shall be applied in the following order: first, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent (in its capacity as such) under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; second, to the payment of any Fees, expenses or other Obligations due and payable to the Issue Lender (in its capacity as such) under any of the Credit Documents; third, to the payment of any Fees, Expenses or indemnification Obligations due and payable to the Lenders under any of the Credit Documents, ratably, based on the outstanding balances of such Fees, Expenses and indemnification Obligations; fourth, to the payment of interest due on the Accommodations Outstanding, ratably, in accordance with the Lenders' respective Revolving Credit Proportionate Share; fifth, to the payment of principal due on the Accommodations Outstanding, ratably, in accordance with the Lenders' respective Revolving Credit Proportionate Shares; sixth, to the payment of all other Obligations due and payable to the Lenders, ratably, based on the outstanding balances of such Obligations; and seventh, to the payment of all other Obligations owing to any of the Agent, the Issue Lender or any Lender, ratably, based on the outstanding balances of such Obligations; and

     (d) Subject to Sections 2.10 and 3.4, the Agent shall promptly distribute to each Lender and the Issue Lender at its primary address set forth on the signature page of this Agreement or in the Assignment and Assumption Agreement by which it became a Lender or the Issue

          Lender, or at such other address as such Person may request in writing, such funds as such Person may be entitled to receive; provided, however, that the Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any such Person and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Majority Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

(3) CHARGING OF LOAN ACCOUNT. The Agent, in its sole discretion subject only to the terms of Section 2.9(2)(c) and this Section 2.9(3), may pay from the proceeds of Advances and BA Instruments made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Section 3.1 or
     Article 4 or a deemed request for an Advance as provided in this Section 2.9(3), all interest, Fees, Expenses and other payments to be made to the Lenders hereunder and under the other Credit Documents if and to the extent such payment is not made when due hereunder; provided, however, that the Agent shall give the Borrower at least three days' written notice of the amount payable prior to the payment date of any such payment, the payment date of which is not otherwise specified hereunder. The Borrower hereby irrevocably authorizes the Lenders to make Advances, which Advances shall be Canadian Prime Rate Advances for such Obligations denominated in Canadian Dollars and Base Rate (Canada) Advances for such Obligations denominated in U.S. Dollars, in each case, upon notice from the Agent as described in the following sentence for the purpose of paying such Obligations, and agrees that all such Advances so made shall be deemed to have been requested by it pursuant to Section 3.1 as of the date of the aforementioned notice. The Agent shall request Advances on behalf of the Borrower as described in the immediately preceding sentence by notifying the Lenders by telecopy, telegram or other similar form of transmission (which notice the Agent shall thereafter promptly transmit to the Borrower), of the amount and date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this
     Section 2.9(3). On the proposed Borrowing date for such Advance, the Lenders shall make the requested Advance in accordance with the procedures and subject to the conditions specified in Section 3.1(3). The Borrower's obligations to the Agent and the Lenders with respect to such payments shall be discharged by the Agent's receipt of the proceeds of such Advances.

(4) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by the Borrower hereunder is stated to be due on a day which is not a Business Day, the payment shall instead be due on the immediately following Business Day (except as set forth in the proviso to the third sentence of the definition of

     "EURODOLLAR INTEREST PERIOD" with respect to payments due on the immediately preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and Fees hereunder.

SECTION 2.10   DEFAULTING LENDERS.

(1) A Lender who fails to pay the Agent its Revolving Credit Proportionate Share of Accommodations (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent (in either case, in accordance with the terms of this Agreement), is a "DEFAULTING LENDER." The Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower and the Borrower shall pay such amounts within five Business Days. In addition, the Defaulting Lender or the Borrower shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to the Borrower to the date it is recovered by the Agent at a rate per annum equal to (i) the prevailing interbank rate for late payments, if paid by the Defaulting Lender or (ii) the then applicable rate of interest calculated under Section 3.8, if paid by the Borrower; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations.

(2) The failure of any Lender to fund its Revolving Credit Proportionate Share of Accommodations (including Agent Advances) shall not relieve any other Lender of its obligation to fund its Revolving Credit Proportionate Share of Accommodations. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Revolving Credit Proportionate Share of Accommodations.

(3) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower or any Additional Loan Party to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Revolving Credit Proportionate Shares, such Defaulting Lender shall be deemed not to be a "LENDER" and, for such purposes solely, such Lender's Commitment shall be deemed to be zero (-0-). This Section 2.10 shall remain effective with respect to such Lender until the earlier of (w) such Lender shall have cured such default, (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the Commitment shall have been terminated or (z) the Majority Lenders, the Agent and the Borrower shall have waived such Lender's default in writing. The operation of this Section 2.10 shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower or any Additional Loan Party of its duties and obligations hereunder.

SECTION 2.11   SHARING OF PAYMENTS.

     Subject to Sections 2.10 and 2.9(2), if any Lender obtains any payment in excess of its Revolving Credit Proportionate Share, as applicable, of payments on account of the Accommodations Outstanding owing to such Lender, or interest thereon, it will immediately purchase, without warranty or recourse, from the other Lenders, as applicable, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in their respective Accommodations Outstanding, as applicable, sufficient to cause that Lender to share the excess payment ratably with all the other Lenders, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower and the Additional Loan Parties agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 9.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower and the Additional Loan parties in the amount of such participation.

SECTION 2.12   COLLECTION OF ACCOUNTS.

     The Borrower shall, and shall cause each of its Designated Restricted Subsidiaries to, maintain at all times a lockbox (individually, a "LOCKBOX" and collectively, the "LOCKBOXES") and shall have instructed all account debtors on its Accounts and all obligors with respect to any proceeds of Collateral to remit all Collections and all such proceeds to such Lockboxes (and the Borrower shall, and shall cause each of its Designated Restricted Subsidiaries to, use its best efforts to cause all account debtors and all obligors with respect to proceeds of Collateral to remit Collections and such proceeds to such Lockboxes). The Borrower, its Designated Restricted Subsidiaries, the Agent and the financial institutions selected by the Borrower and acceptable to the Agent (the "LOCKBOX BANKS") shall enter into agreements substantially in the form of
Exhibit I, or such other form as the Agent may approve (the "LOCKBOX AGREEMENTS"), which among other things shall provide for the opening of an account for the deposit of Collections and proceeds of Collateral (a "COLLECTION ACCOUNT") at a Lockbox Bank; provided, however, that from the date on which the Borrower or a Designated Restricted Subsidiary opens for business (whether through an Acquisition or otherwise) a new rental yard in an area not previously served by a rental yard of the Borrower or a Designated Restricted Subsidiary until the earlier of (i) the 120th day thereafter and (ii) the date a Lockbox for such new rental yard is established, the Borrower or such Designated Restricted Subsidiary may maintain accounts into which the Borrower or such Designated Restricted Subsidiary deposits Collections and proceeds of Collateral for the new rental yard (individually, a "RESTRICTED ACCOUNT" and collectively, the "RESTRICTED ACCOUNTS") with the financial institutions selected by the Borrower and acceptable to the Agent (the "RESTRICTED ACCOUNT BANKS"), and, within 15 Business Days after the opening of any such Restricted Account, the Borrower or such Designated Restricted Subsidiary, as the case may be, the Agent and such financial institutions shall enter into agreements with respect to the respective Restricted Accounts substantially in the form of Exhibit J (the "RESTRICTED ACCOUNT AGREEMENTS"). All Collections and other amounts received or receivable by the Borrower or a Designated Restricted Subsidiary from any account debtor, in addition to all other cash and proceeds of Collateral received from any other source, shall upon receipt be deposited into a Collection Account or a Restricted Account, as the case may be, of the Borrower or such Designated Restricted Subsidiary. Except with respect to the replacement of a Restricted Account Agreement with a Lockbox Agreement, termination or modification of such arrangements shall be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements or the Restricted Account Agreements, as the case may be, all available amounts held in each Collection Account or Restricted Account, as the case may be, of the Borrower or a Designated Restricted Subsidiary shall be wired each Business Day into the Borrower's concentration account maintained by the Agent with the Disbursement Bank (such concentration account or such other account as the Agent may approve in writing, the "CONCENTRATION ACCOUNT"). All amounts received in the Concentration Account from the Lockbox Banks or the Restricted Account Banks, in each case of the Borrower or a Designated Restricted Subsidiary, shall be credited to the account of such Borrower and applied and apportioned in accordance with Section 2.9. All Collections and other proceeds of Collateral which are received directly by the Borrower or a Designated Restricted Subsidiary shall be deemed to have been received by the Borrower or such Designated Restricted Subsidiary as the Agent's trustee and, upon the Borrower's or such Designated Restricted Subsidiary's receipt thereof, such Person shall immediately transfer or cause to be transferred, all such amounts into such Person's Collection Accounts (or, with respect to rental yards for which a Lockbox has not yet been established, into such Person's Restricted Accounts for those rental yards) in their original form, together with such endorsements thereon as are necessary or appropriate to permit their immediate deposit into such Collection Accounts or Restricted Accounts, as the case may be.

SECTION 2.13   COMPUTATIONS OF INTEREST AND FEES.

(1) All computations of interest shall be made by the Agent taking into account the actual number of days occurring in the period for which such interest is payable and (i) if based on the Canadian Prime Rate, on the basis of a year of 365 days, or (ii) if based on the Base Rate (Canada) or the Eurodollar Rate, on the basis of a year of 360 days.

(2) All computations of Fees shall be made by the Agent on the basis of a year of 360 days taking into account the actual number of days (including the first day but excluding the last day) occurring in the period for which the fees are payable.

(3) For purposes of the Interest Act (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                                   ARTICLE 3

                                   ADVANCES

SECTION 3.1  THE ADVANCES.

(1) GENERALLY. Each Lender severally agrees, on the terms and conditions of this Agreement, to make Advances to the Borrower under the Credit Facility, from time to time on any Business Day prior to the Relevant Repayment Date. Advances may be made available to the Borrower upon request (or deemed request) by the Lenders pursuant to Section 3.1(3) ("LENDER ADVANCES") and by the Agent acting on behalf of the Lenders pursuant to Section 3.1(2) ("AGENT ADVANCES"). Except as provided in Sections 3.1(2)(ii), 2.9(3), 3.6 and 3.7, all Borrowings shall be made only after receipt by the Agent of a Notice of Borrowing, (i) not later than 1:00 P.M. Toronto time on the Business Day prior to the proposed Borrowing date with respect to Lender Advances of Canadian Prime Rate Advances and Base Rate (Canada) Advances made after the Effective Date, (ii) not later than 1:00 P.M. Toronto time on the third Business Day prior to the proposed Borrowing date with respect to Lender Advances of Eurodollar Rate Advances after the Effective Date and
     (iii) not later than 1:00 P.M. Toronto time on the Business Day prior to the proposed Borrowing date with respect to Agent Advances of Canadian Prime Rate

     Advances and Base Rate (Canada) Advances made after the Effective Date,
     (ii) not later than 1:00 P.M. Toronto time on the third Business Day prior to the proposed Borrowing date with respect to Lender Advances of Eurodollar Rate Advances after the Effective Date and (iii) not later than 1:00 P.M. Toronto time on the Business Day prior to the proposed Borrowing date with respect to Agent Advances of Canadian Prime Rate Advances and Base Rate (Canada) Advances made after the Effective Date. Each Borrowing shall, unless otherwise specifically provided herein, consist entirely of the same Types of Advances made to the Borrower on the same day rateably by the Lenders in accordance with their Revolving Credit Proportionate Shares. Each Borrowing of Canadian Prime Rate Advances and Base Rate (Canada) Advances for the Borrower requesting that Advances be made as, or converted into, Canadian Prime Rate Advances and Base Rate (Canada) Advances, as the case may be, shall be in an aggregate principal amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof. Each Borrowing of Eurodollar Rate Advances for the Borrower requesting that Advances be made or continued as, or converted into, Eurodollar Rate Advances with the same Eurodollar Interest Period shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Subject to the foregoing limits, the Borrower may request one or more Borrowings of Prime Rate Advances on the same Business Day, but may request only one Borrowing of Eurodollar Rate Advances (excluding continuations of Eurodollar Rate Advances) for any Business Day;

(2) AGENT ADVANCES. After the Effective Date, the Agent is authorized by the Lenders, but is not obligated, to make Agent Advances for its own account
     (i) upon receiving any Notice of Borrowing requesting Lender Advances or Agent Advances constituting Canadian Prime Rate Advances or Base Rate (Canada) Advances within the applicable time limits set forth in Section 3.1(1) or (ii) upon advice received by the Agent on a Business Day from the Disbursement Account Bank that the face amount of checks drawn on the Disbursement Account, which have been or will be presented for payment on that day exceeds the amount of funds then available in the Disbursement Account. All Agent Advances will be Canadian Prime Rate Advances or Base Rate (Canada) Advances and may be made, at the election of the Agent, without regard to the minimum principal amounts in Section 3.1(1). Agent Advances will be subject to periodic settlement with the Lenders under
     Section 3.4. For administrative convenience, the Agent may, but is not obligated to, make Agent Advances in reliance upon the Borrower's actual or deemed representations under Section 6.2 that the conditions for Borrowing are satisfied. If the conditions for Borrowing under Section 6.2 cannot be fulfilled, the Borrower shall in its Notice of Borrowing or otherwise give immediate notice thereof (specifying the circumstances which prevent the conditions from being fulfilled) to the Agent, with a copy to each of the Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for 20 Business Days from the date the Agent first receives such Notice of Borrowing, or until sooner instructed by the Majority Lenders to cease (the "AGENT ADVANCE PERIOD"). Once notice is given by a Borrower that circumstances exist which prevent the conditions to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Agent Advance Period; and

(3) LENDER ADVANCES. If the Agent receives a Notice of Borrowing within the applicable time limits for Lender Advances pursuant to Section 3.1(1) and does not intend to fund such requested Borrowing as an Agent Advance, the Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances. Subject to the reasonable determination by the Agent and Lenders that the applicable conditions for borrowing contained in Article 6 are satisfied, each Lender shall make available to the Agent at the Agent's address specified on the signature page of this Agreement its Revolving Credit Proportionate Share of such Borrowing in immediately available funds no later than 2:00 P.M. Toronto time on the date of receipt of the Notice of Borrowing. Unless the Agent receives contrary written notice prior to the date of any such Borrowing, it is entitled to assume that each Lender will make available its Revolving Credit Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Revolving Credit Proportionate Share on behalf of the Lender.

SECTION 3.2  DISBURSEMENT OF ADVANCES.

     The proceeds of Advances shall be transmitted by the Agent (i) to the Disbursement Account upon advice received by the Agent from the Disbursement Account Bank, as described in Section 3.1(2)(ii), directly to the Disbursement Account, (ii) in the circumstances described in Section 5.5 directly to the Issue Lender, (iii) in the circumstances described in Section 2.9(3), directly to the applicable Lender and (iv) in all other circumstances, as requested by the Borrower in its Notice of Borrowing.

SECTION 3.3  NOTICES OF BORROWING.

(1) GENERALLY. Notices of Borrowing may be given by telephone or facsimile transmission or in writing, and, if by telephone, confirmed by a written Notice of Borrowing delivered to the Agent by facsimile transmission promptly, but in no event later than 4:00 P.M. Toronto time on the same day. Once given, a Notice of Borrowing that requests a Lender Advance is irrevocable by and binding on the Borrower.

(2)  ADVANCES.  Each Notice of Borrowing with respect to Advances shall specify
     (i) the proposed Borrowing date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the aggregate principal amount of all Accommodations Outstanding of the Borrower as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will consist of Agent Advances or Lender Advances, (v) the Type of Advances comprising the Borrowing, together with the aggregate principal amount of all Advances of the Type requested by the Borrower to be made or continued as, or converted into, Advances of such Type on the proposed Borrowing date, (vi) in the case of Eurodollar Rate Advances, the requested Eurodollar Interest Period,
     (vii) instructions for the disbursement of the proceeds of the proposed Borrowing and (viii) whether the conditions for the requested Borrowing are satisfied.

SECTION 3.4  PERIODIC SETTLEMENT OF AGENT ADVANCES AND REPAYMENTS.

(1) THE SETTLEMENT DATE. The amount of each Lender's Revolving Credit Proportionate Share of Advances shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Advances (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. Toronto time on the last Business Day of the period specified by the Agent (such date, the "SETTLEMENT DATE").

(2) SUMMARY STATEMENTS; SETTLEMENTS OF PRINCIPAL. The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Advances (including Agent Advances) for the period and the amount of repayments received for the period. As reflected on the summary statement, subject to Section 2.10, each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers (including each Lender's Revolving Credit Proportionate Share of repayments received by the Agent during the period covered by the summary statement), the amount of Advances made by each Lender shall be equal to such Lender's Revolving Credit Proportionate Share of the aggregate amount of Advances outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 12:00 Noon Toronto time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Toronto time that day; and, if received after 12:00 Noon Toronto time, then no later than 3:00 P.M. Toronto time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

(3) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Advances (including Agent Advances) together with the amount of the Unused Line Fee, shall be allocated by the Agent to each Lender in accordance with the Revolving Credit Proportionate Share of Advances actually advanced by and repaid to each Lender, and shall accrue from the date such Advances are so advanced and to the date such Advances are either repaid by the Borrower or actually settled under this Section 3.4. Promptly after the end of each month, the Agent shall distribute to each Lender its Revolving Credit Proportionate Share of the interest and Unused Line Fee accrued and paid (or deemed paid) to the Agent during that month; provided, however, that the Agent shall distribute interest on Eurodollar Rate Advances promptly after it is received.

SECTION 3.5  AUTHORIZED OFFICERS AND AGENTS.

     On the Effective Date, the Borrower shall deliver, and from time to time thereafter the Borrower may deliver, to the Agent a certificate setting forth the names of the officers, employees and agents authorized to request Accommodation for the Borrower and to request a conversion or continuation of any Accommodation, in each instance containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Credit Documents. The Agent, Lenders and Issue Lender shall be entitled to rely conclusively on such officer's, employee's, or agent's authority to request any such Accommodation, conversion or continuation until the Agent receives written notice to the contrary. None of the Agent, any Lender or the Issue Lender shall have any duty to verify the authenticity of the signature appearing on any such certificate, written Notice of Borrowing, notice of conversion, notice of continuation, or any other document, and, with respect to an oral request for such Accommodation, conversion or continuation, the Agent shall have no duty to verify the identity of any Person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Agent, any Lender or the Issue Lender shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Agent, such Lender, or the Issue Lender believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower.

SECTION 3.6  CONVERSIONS AND ELECTIONS REGARDING ADVANCES.

(1) Each Advance shall initially be the Type of Advance specified in the applicable Notice of Borrowing and shall bear interest at the rate applicable to that Type of Advance until (i) in the case of a Eurodollar Rate Advance, the end of the initial Eurodollar Interest Period specified in the Borrowing Notice, (ii) in the case of a Floating Rate Advance, the date on which the Advance is repaid in full or is changed to another Type of Advance pursuant to Section 3.6(2) or (iii) in the case of any Advance, it is converted to another Type of Accommodation pursuant to Section 3.6(2).

(2) The Borrower may elect to (i) change any Advance to another Type of Advance in accordance with Section 3.6(3) or convert an Advance to another Type of Accommodation upon the number of days notice specified in Exhibit K (y) in the case of a Floating Rate Advance, as of any Business Day, and (z) in the case of a Eurodollar Advance, as of the last day of the Eurodollar Interest Period applicable to the Eurodollar Rate Advance and in a principal amount equal to its equivalent currency amount (as determined by the Agent as of the date of the Accommodation Notice in accordance with the relevant definitions of Equivalent Cdn. $ Amount and Equivalent U.S. $ Amount), or (ii) continue any Eurodollar Rate Advance for a further Eurodollar Interest Period beginning on the last day of the then current Eurodollar Interest Period in accordance with Section 3.6(3).

(3) Each election to change from one Type of Advance to another Type of Advance or to continue a Eurodollar Rate Advance for a further Eurodollar Interest Period shall be made on the number of days prior notice specified in Exhibit K given, in each case, not later than 10:30 a.m. (Toronto time) by the Borrower to the Agent. Each such notice (an "ELECTION NOTICE") shall be given substantially in the form of Exhibit K and shall be irrevocable and binding upon the Borrower. If the Borrower fails to deliver an Election Notice to the Agent for any Eurodollar Rate Advance as provided in this Section 3.6(3) the Eurodollar Rate Advance shall be converted (as of the last day of the applicable Eurodollar Interest Period) to and be outstanding as a Base Rate (Canada) Advance. The Borrower shall not select a Eurodollar Interest Period which conflicts with the definition of Eurodollar Interest Period in Section 1.1 or, in the opinion of the Agent, with the repayment schedule in Section 2.4.

SECTION 3.7  CIRCUMSTANCES REQUIRING PRIME RATE PRICING.

     If (i) by reason of circumstances affecting financial markets generally, deposits of U.S. Dollars are unavailable to the Lenders in Canada, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of Eurodollar Rate or Base Rate (Canada), as the case may be, (iii) the making or continuation of any U.S. Dollar Advances has been made impracticable or unlawful (y) by the occurrence of a contingency (other than a mere increase in rates payable by the Lender to fund the Advances) affecting financial markets or institutions generally and which materially adversely affects the funding of the Credit Facility at any interest rate computed on the basis of the Eurodollar Rate or the Base Rate (Canada), as the case may be, or (y) by reason of a change since the date of this Agreement in any applicable law, order, treaty or official direction, or in the interpretation thereof by any Governmental Entity (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) affecting financial markets or institutions generally and which results in the Eurodollar Rate or the Base Rate (Canada), as the case may be, no longer representing the effective cost to the Lenders of deposits in the market, then:

     (a) The right of the Borrower to select any affected Type of Advance shall be suspended until the circumstances causing the suspension no longer exist and the Agent so notifies the Borrower;

     (b) If any affected Type of Advance is not yet outstanding, any applicable Accommodation Notice shall be cancelled and the requested Advance shall not be made;

     (c) If a Eurodollar Rate Advance is already outstanding at any time when the right of the Borrower to select Eurodollar Rate Advances is suspended, it and all other Eurodollar Rate Advances in the same Borrowing shall become Base Rate (Canada) Advances on the last day of the then current Interest Period (or on such earlier date as may be required to comply with any applicable law, rule, regulation, judgment or order) or, if the Borrower does not have the right to select Base Rate (Canada) Advances at such time, the Eurodollar Rate Advance shall become a Canadian Prime Rate Advance on the last day of the then current Eurodollar Interest Period applicable to it (or on such earlier date as may be required to comply with any applicable law, rule, regulation, judgment or order) in a principal amount equal to the Equivalent Cdn. $ Amount of the Eurodollar Rate Advance determined on the date on which the Advance becomes denominated in Canadian Dollars; and

     (d) If any U.S. Dollar Advance is already outstanding at any time when the right of the Borrower to select U.S. Dollar Advances is suspended, it and all other U.S. Dollar Advances included in the same Borrowing shall become Canadian Prime Rate Advances (i) in the case of a Eurodollar Rate Advance, on the last day of the then current Eurodollar Interest Period (or on such earlier date as may be required to comply with any applicable law, rule or regulation), and (ii) in the case of a Base Rate (Canada) Advance, immediately, in a principal amount equal, in each case, to the Equivalent Cdn. $ Amount of the related U.S. Dollar Advance determined on the date on which the Advance becomes denominated in Canadian Dollars.

SECTION 3.8  INTEREST ON ADVANCES.

(1) The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of the Advance until the principal amount of the Advance is repaid in full, at the following rates per annum:

     (a) If and so long as the Advance is a Canadian Prime Rate Advance, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time plus the Applicable Canadian Prime Rate Margin;

     (b) If and so long as the Advance is a Base Rate (Canada) Advance, at a rate per annum equal at all times to the Base Rate (Canada) in effect from time to time plus the Applicable Base Rate (Canada) Margin;

     (c) If and so long as the Advance is a Eurodollar Rate Advance, at a rate per annum equal, at all times during each Eurodollar Interest Period for such Eurodollar Rate Advance, to the sum of the Eurodollar Rate for such Eurodollar Interest Period plus the Applicable Eurodollar Rate Margin; and

     (d) Interest on Canadian Prime Rate Advances and Base Rate (Canada) Advances shall be calculated and payable in arrears (i) on the first Business Day of each month, and (ii) when the Advance becomes due and payable in full, is repaid, or is converted to another Type of Advance or Accommodation. Interest on Eurodollar Rate Advances shall be calculated and payable (iii) on the ninetieth day, if any, of the Eurodollar Interest Period, and (iv) on the last day of the Eurodollar Interest Period.

                                   ARTICLE 4

                             BANKERS' ACCEPTANCES

SECTION 4.1  ACCEPTANCES AND DRAFTS.

(1) Each Lender severally agrees, on the terms and conditions of this Agreement and from time to time on any Business Day prior to the Relevant Repayment Date (i) in the case of the Lender which is willing and able to accept Drafts, to create acceptances ("BANKERS' ACCEPTANCES") by accepting Drafts and to purchase such Bankers' Acceptances in accordance with Section 4.3(2), (ii) in the case of the Lender which is unwilling or unable to accept Drafts, to purchase completed Drafts (which have not and will not be accepted by the Lender or any other Lender) in accordance with Section 4.3(2), (iii) in the case of the Lender which has participated or assigned all or any part of its interest in the Credit Facility to a Participant which is willing and able to accept Drafts, to arrange for the creation of Bankers' Acceptances by such Participant and for their purchase by such Participant, to the extent of the participation or assignment, in accordance with Section 4.3(2), and(iv) in the case of the Lender which has participated or assigned all or any part of its interest in the Credit Facility to a Participant which is unwilling or unable to accept Drafts, to arrange for the purchase by the Participant of completed Drafts (which have not and will not be accepted by such Lender or any other Lender), to the extent of the participation or assignment, in accordance with Section 4.3(2).

(2) Each Drawing shall be in a minimum Face Amount and in an integral multiple of the amount in Section 4.2 and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same day, in each case for the Drawing Price, effected or arranged by the Lenders in accordance with Section 4.3 and their respective Lender's Commitment.

(3) If the Agent determines that the Bankers' Acceptances to be created and purchased or Drafts to be purchased on any Drawing (upon a conversion or otherwise) will not be created and purchased rateably by the Lenders (or any of their respective Participants) in accordance with Section 4.1(2) and
     Section 4.3, then the requested Face Amount of Bankers' Acceptances and Drafts shall be reduced to such lesser amount as the Agent determines will permit rateable sharing and the amount by which the requested Face Amount shall have been so reduced shall be converted or continued, as the case may be, as a Canadian Prime Rate Advance under the Credit Facility to be made contemporaneously with the Drawing.

SECTION 4.2  FORM OF DRAFTS.

     Each Draft presented by the Borrower shall (i) be in a minimum amount of Cdn. $1,000,000 and in an integral multiple of Cdn. $100,000, (ii) be dated the date of the Drawing, and (iii) mature and be payable by the Borrower (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 30, 60, 90 or 180 days (or longer period with the consent of the Agent) at the election of the Borrower after the Drawing Date and on or prior to the Relevant Repayment Date.

SECTION 4.3  PROCEDURE FOR DRAWING.

(1) Each Drawing shall be made on notice (a "DRAWING NOTICE") given by the Borrower to the Agent not later than 11:00 a.m. (Toronto time) on the third business day prior to the day of the proposed drawing. Each Drawing Notice shall be in substantially the form Exhibit L, shall be irrevocable and binding on the Borrower and shall specify (i) the Drawing Date, (ii) the aggregate Face Amount of Drafts to be accepted and purchased (or purchased, as the case may be), and (iii) the contract maturity date for the Drafts.

(2) Not later than 2:00 p.m. (Toronto time) on an applicable Drawing Date, each Lender shall complete one or more Drafts in accordance with the Drawing Notice and either accept the Drafts and purchase the Bankers' Acceptances so created for the Drawing Price, or purchase the Drafts for the Drawing Price. In each case, upon receipt of the Drawing Price and upon fulfilment of the applicable conditions set forth in Article 6, the Agent shall make funds available to the Borrower in accordance with Article 2.

(3) The Borrower shall, at the request of the Lender, issue one or more non-interest bearing promissory notes (each a "BA EQUIVALENT NOTE") payable on the date of maturity of the unaccepted Draft referred to below, in such form as the Lender may specify and in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Drafts which the Lender has purchased or has arranged to have purchased in accordance with Section 4.3(2).

(4) Bankers' Acceptances purchased by the Lender may be held by it for its own account until the contract maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Person's sole discretion.

SECTION 4.4  PRESIGNED DRAFT FORMS.

     To enable the Lenders and Participants to create Bankers' Acceptances or complete Drafts in the manner specified in this Article 4, the Borrower shall in accordance with the request of each Lender either (i) provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances, substantially in the form of Exhibit M; or (ii) supply each Lender with such number of Drafts as it may reasonably request, duly endorsed and executed on behalf of the Borrower. Each Lender will exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by the Borrower, promptly advise the Borrower of the number and designations, if any, of uncompleted Drafts held by it for the Borrower. The signature of any officer of the Borrower on a Draft may be mechanically reproduced and BA Instruments bearing facsimile signature shall be binding upon the Borrower as if they had been manually signed. Even if the individuals whose manual or facsimile signature appears on any BA Instrument no longer hold office at the date of signature, at the date of its acceptance by the Lender or at any time after such date, any BA Instrument so signed shall be valid and binding upon the Borrower.

SECTION 4.5  PAYMENT, CONVERSION OR RENEWAL OF BA INSTRUMENTS.

(1) Upon the maturity of a BA Instrument, the Borrower may (i) elect to issue a replacement BA Instrument by giving a Drawing Notice in accordance with
     Section 4.3(1), (ii) elect to have all or a portion of the Face Amount of the BA Instrument converted to an Advance by giving a Notice of Borrowing in accordance with Section 3.3, or (iii) pay, on or before 10:00 a.m. (Toronto time) on the maturity date for the BA Instrument, an amount in Canadian Dollars equal to the Face Amount of the BA Instrument (notwithstanding that the Lender may be the holder of it at maturity). Any such payment shall satisfy the Borrower's obligations under the BA Instrument to which it relates and the relevant Lender or Participant shall then be solely responsible for the payment of the BA Instrument.

(2) If the Borrower fails to pay any BA Instrument when due or issue a replacement in the Face Amount of such BA Instrument pursuant to Section 4.5(1), the unpaid amount due and payable shall be converted to a Canadian Prime Rate Advance made by the Lenders rateably under the applicable Credit Facility and shall bear interest calculated and payable as provided in
     Article 3. This conversion shall occur as of the due date and without any necessity for the Borrower to give a Notice of Borrowing.

SECTION 4.6  CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE.

(1) If, by reason of circumstances affecting the money market generally, there is no market for Bankers' Acceptances (i) the right of the Borrower to request a Drawing shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Drawing Notice which is outstanding shall be deemed to be a Notice of Borrowing requesting a Borrowing comprised of Canadian Prime Rate Advances.

(2) The Agent shall promptly notify the Borrower of the suspension of the Borrower's right to request a Drawing and of the termination of any suspension.

                                   ARTICLE 5

                               LETTERS OF CREDIT

SECTION 5.1  LETTERS OF CREDIT.

(1) The Issue Lender severally agrees, on the terms and conditions of this Agreement and in reliance on the agreements of the other Lenders set forth in Sections 5.4, 5.5 and 5.6, to issue Letters of Credit under the Credit Facility for the account of the Borrower from time to time on any Business Day prior to the fifth Business Day before the Relevant Repayment Date.

(2)  The Issue Lender shall not be obligated to issue any Letter of Credit if
     (i) the issuance of the requested Letter of Credit would cause the Letter of Credit Obligations then outstanding to exceed Cdn. $2,000,000.00, or
     (ii) the issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issue Lender any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issue Lender is not otherwise compensated) not in effect or known as of the Effective Date.

SECTION 5.2  PROCEDURE FOR ISSUE.

(1) Each Issue shall be made on notice (an "ISSUE NOTICE") given by the Borrower to the Agent not later than 11:00 a.m. (Toronto time) on the number of days notice specified in Exhibit N. The Issue Notice shall be in substantially the form of Exhibit N shall be irrevocable and binding on the Borrower and shall specify (i) the requested date of Issue (the "ISSUE DATE"), (ii) the Face Amount of the Letter of Credit, (iii) the expiration date, and (iv) the name and address of the Beneficiary. The Borrower shall not request any maturity date for any Letter of Credit which would be later than 5 Business Days prior to the

     Relevant Repayment Date. The Agent shall, upon receipt of an Issue Notice, provide a copy of the Issue Notice to the Issue Lender.

(2) Not later than 11:00 a.m. (Toronto time) on the Issue Date, the Issue Lender shall issue a Letter of Credit completed in accordance with the Issue Notice in the appropriate form. Upon receipt of the Letter of Credit and upon fulfilment of the conditions set forth in Article 6, the Agent shall deliver the Letter of Credit to or to the order of the Borrower.

(3) No Letters of Credit shall require that payment against a conforming draft is to be made on the same Business Day upon which the draft was presented, unless such presentation is made before 11:00 a.m. (Toronto time) on such Business Day.

(4) Prior to the Issue Date, the Borrower shall provide a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require the Issue Lender, to make payment under the Letters of Credit. The Issue Lender may, acting reasonably, require changes in any such document or certificate for a Letter of Credit issued by it.

SECTION 5.3  FORM OF LETTERS OF CREDIT.

     Each Letter of Credit (i) shall be dated the Issue Date, (ii) shall have an expiration date on a Business Day which occurs no more than 360 days after the Issue Date (but may be subject to renewal), and (iii) shall comply with the definition of Letters of Credit.

SECTION 5.4  REVOLVING CREDIT LENDERS' PARTICIPATION.

     Immediately upon issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issue Lender, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issue Lender) in accordance with such Lender's Revolving Credit Proportionate Share.

SECTION 5.5  REIMBURSEMENTS OF AMOUNTS DRAWN.

     Upon notice from the Issue Lender of any drawing under any Letter of Credit, the Agent shall notify the Borrower of such drawing not later than 11:00 a.m. (Toronto time) on the Business Day immediately prior to the date on which the Issue Lender intends to honour such drawing, provided that the Agent's failure to notify the Borrower shall not affect the obligations of the Borrower hereunder. The Borrower will be deemed to have concurrently given a Notice of Borrowing to the Agent pursuant to Section 3.2 for (i) a Canadian Prime Rate Advance, in the case of a Letter of Credit denominated in Canadian Dollars, and
(ii) a Base Rate (Canada)

Advance, in the case of a Letter of Credit denominated in U.S. Dollars, in each case, in the amount of and at the time of such drawing, which Advances shall not be subject to the conditions set forth in Section 6.2. The proceeds of such Advances shall be applied directly by the Agent to reimburse the Issue Lender for the amount of such drawing.

SECTION 5.6  PAYMENT BY LENDERS.

     If the Advances referred to in Section 5.5 are not made in an amount sufficient to reimburse the Issue Lender in full for the amount of any draw, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issue Lender, the amount of its participation in immediately available funds not later than 1:00 P.M. Toronto time on the next Business Day. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issue Lender shall be entitled to recover such amount on demand from such Lender together with interest at the prevailing interbank rate for the first three Business Days and thereafter at the Canadian Prime Rate in the case of a Letter of Credit denominated in Canadian Dollars and at the Base Rate (Canada) in the case of a Letter of Credit denominated in U.S. Dollars. For each Letter of Credit, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Revolving Credit Proportionate Share of all payments subsequently received by the Agent from the Borrower in reimbursement of honored drawings, including any interest thereon. If an Issue Lender receives any such payment, the Issue Lender shall promptly pay the same to the Agent, and the Agent shall distribute such payment in accordance with the immediately preceding sentence.

SECTION 5.7  RISK OF LETTERS OF CREDIT.

(1) In determining whether to pay under a Letter of Credit, each Lender and the Issue Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Letters of Credit have been delivered and that they comply on their face with the requirements of the Letter of Credit.

(2) The reimbursement obligation of the Borrower under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including (i) any lack of validity or enforceability of a Letter of Credit,
     (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against a Beneficiary, the Issue Lender or any other Person, whether in connection with the Credit Documents and the transactions contemplated therein or any other transaction (including any underlying transaction between the Borrower and the Beneficiary), (iii) any certificate or other document presented with a Letter of Credit proving to be forged, fraudulent or invalid or any statement in it being untrue or inaccurate, (iv) the existence of any act or omission or any misuse of, a Letter of Credit or misapplication of proceeds by the Beneficiary, including any fraud in any certificate or other document presented with a Letter of Credit in each case (unless, before payment of a Letter of Credit, (x) the Borrower has delivered to the Issue Lender a written notice of the fraud together with a written request that it refuse to honour such drawing, (y) the fraud by the Beneficiary has been established to the knowledge of the Issue Lender so as to make the fraud clear or obvious to the Issue Lenders, and (z) in the case of fraud in the underlying transaction between the Borrower and the Beneficiary, the fraud is of such character as to make the demand for payment by the Beneficiary under the Letter of Credit a fraudulent one),
     (v) payment by the Issue Lender under the Letter of Credit against presentation of a certificate or other document which does not comply with the terms of the Letter of Credit unless such payment constitutes gross negligence or wilful misconduct of the Issue Lender, or (vi) the existence of a Default or Event of Default.

(3) The Issue Lender shall not be responsible for (i) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits under it or proceeds of it, in whole or in part, which may prove to be invalid or ineffective for any reason, (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, facsimile or otherwise, (iii) errors in interpretation of technical terms, (iv) any loss or delay in the transmission of any document required in order to make a drawing, and (v) any consequences arising from causes beyond the control of the Issue Lender, including the acts or omissions, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Issue Lender's rights or powers under this Agreement. Any action taken or omitted by the Issue Lender under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issue Lender under any resulting liability to the Borrower provided that the Issue Lender acts in accordance with the standards of reasonable care specified in the Uniform Customs and Practice for Letters of Credit (1993 Revision), ICC Publication 500 (or any replacement publication).

SECTION 5.8  FEES.

(1) The Borrower shall pay to the Agent, for the benefit of the Lenders in accordance with their respective Revolving Credit Proportionate Shares on the first day of each month a fee (the "LETTER OF CREDIT FEE"), calculated at a rate per annum equal to the Applicable Eurodollar Rate Margin on the daily weighted average amount of Letter of Credit Obligations outstanding during the immediately preceding month with respect to Letters of Credit issued for the account of the Borrower. The rate hereunder shall change each day the

     Applicable Eurodollar Rate Margin changes. Notwithstanding the foregoing, Letter of Credit Fees on Letter of Credit Obligations outstanding after the occurrence and during the continuance of an Event of Default shall be payable on demand at a rate equal to 3.75 % per annum.

(2) The Borrower shall pay to the Issue Lender, upon the issuance, amendment or transfer of each Letter of Credit issued by the Issue Lender and each drawing made under it, the Issue Lender's standard and prevailing documentary and administrative charges for issuing, amending, transferring or drawing under, as the case may be, Letters of Credit of similar amount, term and risk.

SECTION 5.9  REPAYMENTS.

(1)  If the Borrower is required to repay the Accommodation in full pursuant to
     Article 2 or Article 9, then the Borrower shall pay to the Agent an amount equal to each Lender's contingent liability in respect of (i) any outstanding Letter of Credit, and (ii) any Letter of Credit which is the subject matter of any order, judgment, injunction or other such determination (a "JUDICIAL ORDER") restricting payment under and in accordance with such Letter of Credit or extending the Lender's liability under such Letter of Credit beyond its stated expiration date. Payment in respect of each Letter of Credit shall be due in the currency in which the Letter of Credit is denominated.

(2) The Issue Lender shall, with respect to any Letter of Credit, upon the later of:

     (a) The date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the Lender from paying under such Letter of Credit; and

     (b) The earlier of (i) the date on which either (x) the original counterpart of the Letter of Credit is returned to the Lender for cancellation, or (y) the Lender is released by the Beneficiary from any further obligations, and (ii) the expiry (to the extent permitted by any applicable law) of the Letter of Credit, pay to the Borrower an amount equal to the difference between the amount paid to the Issue Lender pursuant to Section 5.9(1) and the amounts paid by the Issue Lender under the Letters of Credit.

                                   ARTICLE 6

                             CONDITIONS OF LENDING

SECTION 6.1  CONDITIONS PRECEDENT TO THE INITIAL ACCOMMODATION.

     The obligation of each Lender to make its initial Accommodation under the Credit Facility is subject to fulfilment, on or before the date hereof of the following conditions precedent at the time the initial Accommodation is made available:

     (a) No Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation;

     (b) The Accommodation will not violate any applicable law, order or judgment binding on the Borrower or any Lender;

     (c)  The representations and warranties of the Borrower contained in
          Article 7 and of the Additional Loan Parties contained in any other Credit Document are true and correct on the date of the Accommodation as if such representations and warranties were made on that date;

     (d) The Agent has received, in form, substance, scope and dated a date satisfactory to the Agent and its counsel and in sufficient quantities for each Lender:

          (i) Certified copies of (i) the charter documents and extracts from the by-laws of the Borrower and each other Additional Loan Party relating to the execution of documents, (ii) all resolutions of the board of directors of the Borrower and each other Additional Loan Party approving the borrowing and other matters contemplated by this Agreement and the other Credit Documents, and (iii) a list of the officers and directors authorized to sign agreements together with their specimen signatures;

          (ii) A certificate of status, compliance or like certificate with respect to the Borrower and each Additional Loan Party issued by the appropriate Governmental Authority of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business;

          (iii) The Credit Documents specified in Exhibit O (the "CLOSING DOCUMENT LIST");

          (iv) Evidence of registration of the Security Documents in such jurisdictions as the Agent may require;

          (v) All discharges, subordination agreements, waivers and confirmations as may be required to ensure that all obligations under the Credit Documents are secured by first priority Liens on the property and assets of the Borrower, each Restricted Subsidiary and, to the extent required by this Agreement, each Additional Loan Party, with such exceptions as are permitted pursuant to this Agreement or any of the other Credit Documents;

          (vi) Copies of the insurance policies required pursuant to Section 8.1(f) together with certificates of insurance showing the Agent and Lenders as loss payees and named insured;

          (vii)  Complete and accurate copy of the Pro Forma and Projections;

          (viii) Favourable opinions of counsel to the Borrower and each other Additional Loan Party;

          (ix) All environmental audits and reports obtained by the Borrower or any Additional Loan Party in connection with the Fasco Acquisition;

          (x) appraisals of all Rental Equipment acquired in the Fasco Acquisition; and

          (xi) Such other certificates and documentation as the Agent may reasonably request;

     (g) The Lenders shall be satisfied upon a review of the Pro Forma and the Projections that (i) the financial condition of the Borrower does not differ in any material adverse respect from the conditions evidenced by the financial information provided to the Agent prior to the date hereof; (ii) the Borrower and each Additional Loan Party will be able to comply with the covenants set forth in this Agreement; and (iii) the Parent Guarantor will be able to comply with the Financial Covenants;

     (h)  With respect to the Fasco Acquisition, the Agent shall be satisfied:

          (i) in all material respects with the terms, conditions, form and substance of the Fasco Acquisition and the Fasco Acquisition Documents, including, without limitation, the equity and corporate structure of the Borrower and its Subsidiaries after giving effect thereto and the resolutions with respect to the

               Fasco Acquisition adopted by the respective boards of directors (or equivalent) and, if applicable, the shareholders (or equivalent) of the Borrower and Fasco and the other parties to the respective Fasco Acquisition Agreements; and

          (ii) that prior to or substantially simultaneously with the funding of the Credit Facility, the Borrower shall have acquired all or substantially all of the assets of Fasco pursuant to the Fasco Acquisition Documents, in each case in compliance in all material respects with all applicable Requirements of Law, and the Agent shall have received such evidence as it may reasonably request
               (A) of the consummation of the Fasco Acquisition for a purchase price equal to approximately $10,580,000, (B) that the parties to the Fasco Acquisition Agreements have complied in all material respects with all applicable Requirements of Law in connection with the Fasco Acquisition, (C) that all conditions precedent to, and all consents necessary to permit, the Fasco Acquisition pursuant to the Fasco Acquisition Documents shall have been satisfied or delivered, or waived with the prior written consent of the Agent to the extent the waiver of such conditions precedent or the absence of such consents could reasonably be expected to affect adversely the rights of the Agent, the Issue Lender or any Lender, (D) that all representations and warranties in the Fasco Acquisition Documents are true and correct in all material respects and (E) that the Fasco Acquisition Agreements have not been amended or modified without the prior written consent of the Agent, to the extent such amendment or modification could reasonably be expected to affect adversely the rights of the Agent, the Issue Lender or any Lender, and are in full force and effect.

     (i) The Lenders have completed, to their satisfaction, a due diligence review of the Borrower, the Restricted Subsidiaries and the business of the Borrower, including a review of the capital structure of the Borrower and the Material Contracts;

     (j) All fees and other amounts (but as to Expenses, only those for which the Borrower has received an invoice) then payable under the Credit Documents have been paid in full; and

     (k) There has not occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, judgment, order, inquiry or other occurrence of any nature whatsoever which materially adversely affects, or is reasonably likely to materially adversely affect, the financial, banking (including syndication markets) or capital markets in Canada or the United States of America.

SECTION 6.2  CONDITIONS PRECEDENT TO ACCOMMODATIONS AND CONVERSIONS.

(1) The obligation of each Lender to make Accommodations or otherwise give effect to any Accommodation Notice is subject to fulfilment of the following conditions at the time of any Accommodation Notice or Accommodation, as the case may be:

     (a) No Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation or Accommodation Notice;

     (b) The Accommodation will not violate any applicable law, judgment or order;

     (c) The representations and warranties of the Borrower contained in this Credit Agreement and the other Credit Documents are true and correct on the date of the Accommodation or Accommodation Notice as if they were made on that date, except to the extent such representations and warranties relate to an earlier date;

     (d) No change, occurrence, event or development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing; and

     (e) To the extent all or any portion of the proceeds of any Accommodation shall be used to finance, in full or in part, any Acquisition, the Agent shall have received on or before the date such Acquisition is consummated, all documents which, pursuant to Section 8.2(b)(vii) are required to be delivered on or before such date, in each case in form and substance reasonably satisfactory to the Agent (and to the extent that the consent of the Majority Lenders is required for the consummation of such Acquisition, such consent has been obtained and the Agent shall have received evidence that all other conditions precedent set forth in such consent have been satisfied).

(2) Each of the giving of any Accommodation Notice by the Borrower and the acceptance by the Borrower of any Accommodation shall be deemed to constitute a representation and warranty by the Borrower that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect to it and to the application of any proceeds from it, the statements set forth in Section 6.2(1)(a) to (e) are true and correct. Each issuance by the Borrower of a cheque drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty that the statements set forth in Section 6.2(1)(a) to (e) are true and correct.

(3) All references to Accommodation Notice in Sections 6.2(1)(c) to (e) and 6.2(2) (except as it relates to Section 6.2(1)(a) and (b)) are deemed to exclude Election Notices.

SECTION 6.3  NO WAIVER.

     The making of an Accommodation or otherwise giving effect to any Accommodation Notice, without the fulfilment of one or more conditions set forth in Section 6.1 or Section 6.2, shall not constitute a waiver of any condition and the Agent and the Lenders reserve the right to require fulfilment of such condition in connection with any subsequent Accommodation Notice or Accommodation.

                                   ARTICLE 7

                        REPRESENTATIONS AND WARRANTIES

SECTION 7.1  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to each Lender, acknowledging and confirming that each Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement and providing Accommodations that:

     (a) ORGANIZATION AND QUALIFICATION. The Borrower and each Restricted Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except in jurisdictions where the failure to be so qualified, authorized or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect. Schedule 7.1(a) lists all jurisdictions in which the Borrower and each Restricted Subsidiary is incorporated and qualified to do business as a foreign corporation as of the Effective Date;

     (b) AUTHORITY. The Borrower and each of the Restricted Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Credit Documents to which it is a party. All corporate action necessary for the execution, delivery and performance by the Borrower and each of the Restricted Subsidiaries of any of the Credit Documents has been taken;

     (c) ENFORCEABILITY. This Agreement is (and, upon execution and delivery thereof, each other Credit Document will be) the legal, valid and binding obligation of the Borrower and each of the Restricted Subsidiaries which is a party thereto, enforceable in accordance with their respective terms;

     (d) NO CONFLICT. The execution, delivery and performance by the Borrower and each of the Restricted Subsidiaries of each Credit Document to which it is a party are not in contravention of any Requirement of Law or any Contractual Obligation to which it is a party or by which it or any of its properties are bound, except, in each case, for such Requirements of Law or Contractual Obligations the non-compliance with which will not result in a Material Adverse Effect, and will not, except as permitted hereby, result in the imposition of any Liens upon any of its properties;

     (e) CONSENTS AND FILINGS. No consent, authorization, permit, notice or filing is required in connection with the execution, delivery and performance of this Agreement, any Credit Document or the continuing operations of the Borrower and each of its Restricted Subsidiaries, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection or priority of Liens of the Agent and the Lenders against the Collateral;

     (f) RIGHTS IN COLLATERAL; PRIORITY OF LIENS. On the Effective Date, the Borrower and its Restricted Subsidiaries have good and marketable title to all property which constitutes part of the Collateral, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. The Liens granted to the Agent, for the benefit of the Lenders, pursuant to the Credit Documents constitute valid and enforceable first, prior and perfected Liens on the Collateral securing the Obligations, subject only to Permitted Liens. Except for filings in favor of the Agent relating to this Agreement and as otherwise identified on Schedule 7.1(f), no financing statement, registration, notation of Lien on certificate of title or ownership, filing or other instrument similar in effect covering all or any part of the Collateral is on file with any Governmental Authority on the Effective Date;

     (g) FINANCIAL DATA. The Borrower and the Restricted Subsidiaries have provided to the Agent and each of the Lenders complete and accurate copies of (a) the audited consolidated financial statements for the Parent Guarantor and its Subsidiaries as of December 31, 1997, (b) the unaudited financial statements of the Parent Guarantor and its Subsidiaries as of March 31, 1998, (c) the Pro Forma and (d) the Projections. The Financial Statements described in clauses (a) and
          (b)
          have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved except as stated therein and fairly present the respective consolidated financial positions, results of operations and cash flows of the Parent Guarantor and its Subsidiaries for each of the periods covered, subject in the case of clause (b) to audit adjustments and reclassification and month-end reconciliations. None of the Borrower or Restricted Subsidiaries or any Additional Loan Party has any Contingent Obligation, contingent liability or liability for taxes, long-term leases or commitments, which is not reflected (to the extent required by U.S. GAAP consistently applied) in such Financial Statements (other than the guarantee(s) of the Senior Subordinated Notes by certain Subsidiaries of the Parent Guarantor). The Pro Forma fairly presents on a pro forma basis the financial condition of the Borrower on June 30, 1998, but after giving effect to the consummation of the acquisitions and transactions described therein and therein, and reflects on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the acquisitions and transactions described therein and the transactions contemplated by the Credit Documents. The Projections and the assumptions expressed in the Pro Forma are reasonable based on the information available to the Credit Parties at the time so furnished;

     (h) SUBSIDIARIES; OWNERSHIP OF STOCK. As of the Effective Date the Borrower has no direct or indirect Subsidiaries. The Parent Guarantor is the record and beneficial owner of all of the shares of capital stock of the Borrower. There are no proxies, irrevocable or otherwise, with respect to the shares of capital stock of the Borrower or the Restricted Subsidiaries, and no equity securities of the Borrower or any of the Restricted Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. To the best of the Borrower's knowledge, all of the shares in its capital so owned by the Parent Guarantor are owned by the Parent Guarantor free and clear of any Liens, other than Liens granted to the Agent and the Lenders pursuant to the Credit Documents and Liens granted to the agent under the Parent Guarantor Credit Agreement;

     (i) NO JUDGMENTS OR LITIGATION. Except as set forth on Schedule 7.1(i), no judgments, orders, writs or decrees are outstanding against the

          Borrower or any of the Restricted Subsidiaries nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or any Restricted Subsidiary, in each case, except for such judgments, orders, writs, decrees, litigation, contested claims, investigations, arbitrations or governmental proceedings that (i) in the aggregate could not reasonably be expected to result in a Material Adverse Effect and (ii) occurred within the ordinary course of business;

     (j) NO DEFAULTS. None of the Borrower nor any of the Restricted Subsidiaries is in default under any term of any material indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound. None of the Borrower nor any of the Restricted Subsidiaries knows of any dispute regarding any such material indenture, contract, lease, agreement, instrument or other commitment to which such Person is a party;

     (k) LABOR MATTERS. Schedule 7.1(k), accurately sets forth all material labor contracts to which any of the Borrower or a Restricted Subsidiary is a party and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which the Borrower or any Restricted Subsidiary is a party;

     (l) COMPLIANCE WITH LAW. None of the Borrower nor any Restricted Subsidiary has violated or failed to comply with any Requirement of Law, including, without limitation, environmental, health and safety Requirements of Law, except for such Requirements of Law, the non-compliance with which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

     (m) PENSION PLANS. All contributions required pursuant to any Requirement of Law have been made in respect of all pension plans of the Borrower and each of the Restricted Subsidiaries and each such pension plan is fully funded on an ongoing and termination basis;

     (n) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as disclosed on Schedule 7.1(n), (i) none of the Borrower nor any Restricted Subsidiary is the subject of any proceeding by any Governmental Authority or citizens group or investigation relating to the violation of any environmental, health or safety Requirement of Law, or asserting potential liability arising from the actual or threatened disposal by any Person of any Hazardous Substance; (ii) none of the Borrower nor any Restricted Subsidiary has filed any notice under any Requirement of

          Law with respect to the treatment, storage, disposal, spill or release of a Hazardous Substance other than storage of petrochemical products in the ordinary course of business, as disclosed to the Agent; and
          (iii) none of the Borrower nor any Restricted Subsidiary has knowledge of any liability of the Borrower or a Restricted Subsidiary (contingent or otherwise) for any release of any Hazardous Substance. The Borrower and each Restricted Subsidiary has exercised reasonable care and made such investigations as are reasonably necessary to accurately complete all reports and questionnaires listed on Schedule 7.1(n), and provide all information, requested by the Agent or its counsel;

     (o) INTELLECTUAL PROPERTY; REAL PROPERTY. Each of the Borrower and the Restricted Subsidiaries possesses such material assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct its present and proposed business activities. Schedule 7.1(o) sets forth all Real Property of the Borrower and the Restricted Subsidiaries as of the Effective Date;

     (p) LICENSES AND PERMITS. Each of the Borrower and the Restricted Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted;

     (q)  TAXES AND TAX RETURNS.

          (i) Except as set forth on Schedule 7.1(q), each of the Borrower and the Restricted Subsidiaries has timely filed all tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP;

          (ii) All taxes (including gross receipts, capital and franchise taxes), assessments, fees and other governmental charges for periods beginning prior to the Effective Date in regard to the Borrower and the Restricted Subsidiaries have been timely paid and none of the Borrower nor any of the Restricted Subsidiaries has any material liability for such taxes (including penalties and interest thereon) in excess of the amounts so paid or reserves so established;

          (iii) Except as set forth in Schedule 7.1(q), no deficiencies for such taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any of the Borrower or the Restricted Subsidiaries and no tax liens have been filed. Except as set forth in Schedule 7.1(q), there are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in a material additional liability of the Borrower or any of the Restricted Subsidiaries for taxes (including penalties and interest thereon). Except as set forth in
                 Schedule 7.1(q), no material extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to any of the Borrower or the Restricted Subsidiaries;

          (iv) Except as set forth on Schedule 7.1(q), none of the Borrower nor any Restricted Subsidiaries has any material obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes;

     (r) MATERIAL CONTRACTS. Schedule 7.1(r), contains a true, correct and complete list of all the Material Contracts currently in effect on the date hereof. Except as described on Schedule 7.1(r), none of the Material Contracts contains any material burdensome restrictions on any of the Borrower or any of the Restricted Subsidiaries or any of their respective properties, all of the Material Contracts are in full force and effect, and no defaults currently exist thereunder;

     (s) FASCO ACQUISITION. As of the Effective Date, all conditions precedent to, and all consents necessary to permit, the Fasco Acquisition pursuant to the Fasco Acquisition Documents have been satisfied or delivered (except for such conditions precedent and consents which, if not satisfied or obtained, could not reasonably be expected to affect adversely the rights of the Agent, the Issue Lender or any Lender), and no material breach of any term or provision of any Fasco Acquisition Document has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Fasco Acquisition or the making of any Accommodations Outstanding in connection therewith. As of the Effective Date, the Borrower has acquired or will acquire substantially all of the assets of Fasco in compliance in all material respects with all applicable Requirements of Law;

     (t) ACCURACY AND COMPLETENESS OF INFORMATION. All factual information furnished by or on behalf of any of the Borrower or any Restricted Subsidiary in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time; and

     (u) NO CHANGE. There has been no development or event or any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 7.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations and warranties in this Agreement and in any certificates or documents delivered to the Agent and the Lenders shall not merge in or be prejudiced by and shall survive any Accommodation and shall continue in full force and effect so long as any amounts are owing by the Borrower to the Lenders under this Agreement.

SECTION 7.3  REPRESENTATIONS AND WARRANTIES OF THE AGENT AND LENDERS.
     The Agent and each of the Lenders represents and warrants that it is not a non-resident within the meaning of the Income Tax Act (Canada).

                                   ARTICLE 8
                           COVENANTS OF THE BORROWER

SECTION 8.1  AFFIRMATIVE COVENANTS.

     So long as any amount owing under this Agreement or any other Obligation remains unpaid or any Lender has any obligation under this Agreement or any other Credit Document, and unless consent is given in accordance with Section 11.1, the Borrower shall and, where required, shall cause each of its Subsidiaries to comply with the following covenants:

     (a) FINANCIAL REPORTING. The Borrower shall timely deliver to each Lender the following information:

             (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 120 days after the end of each Fiscal Year: (i) annual unaudited consolidating and audited consolidated Financial Statements; (ii) a comparison in reasonable detail to the prior year audited Financial Statements; (iii) the Auditors' unqualified opinion, "MANAGEMENT LETTER" and statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; (iv) a narrative discussion of the Parent Guarantor's consolidated financial condition and results of operations for such Fiscal Year (including in respect of the Borrower for such period) and a comparison in reasonable detail to the Projections (or the then most recent financial forecasts delivered pursuant to Section 8.1(a)(ii)) for such Fiscal Year, prepared by a Financial Officer of the Parent Guarantor and the Borrower; and (v) a certificate substantially in the form of Exhibit D with respect to the Borrower and the Parent Guarantor together with attached schedules of calculations demonstrating (A) compliance of the Parent Guarantor with the Financial Covenants and determining whether the Applicable Base Rate (Canada) Margin, Applicable Canadian Prime Rate Margin, Applicable Eurodollar Rate Margin and the Applicable Drawing Fee are to be adjusted due to a change in the Total Indebtedness Ratio and (B) compliance of the Borrower with subsections (a), (b)(vi), (b)(vii), (c), (f)(vi), (g) and
               (k) of Section 8.2 (the "COMPLIANCE CERTIFICATE");

         (ii) ANNUAL PROJECTIONS. Not later than 45 days after the end of each Fiscal Year, beginning with the Fiscal Year ended 1998, (i) a monthly budget and consolidating income statement of each of the Borrower and the Parent Guarantor for the then current Fiscal Year and (ii) a consolidated plan and financial forecast (including the assumptions on which the plan and financial forecast are based), prepared in accordance with the Borrower's and Parent Guarantor's normal accounting procedures applied on a consistent basis and in substantially the form of the Projections, for the then current Fiscal Year and each succeeding Fiscal Year of each of the Borrower and the Parent Guarantor up to and including the Fiscal Year following the Relevant Repayment Date, including, without limitation, forecasted (A) consolidated condensed balance sheets, (B) condensed consolidated and consolidating income statements, (C) condensed consolidated cash flow statements, and (D) consolidated capitalization statements and (E) calculations of the Financial Covenants, in each case for such Fiscal Years;

         (iii) QUARTERLY COMPLIANCE CERTIFICATE. As soon as available, but not later than 45 days after the end of each fiscal quarter in each Fiscal Year, a Compliance Certificate of each of the Borrower and the Parent Guarantor, together with a certification by a

               Financial Officer of the Borrower and the Parent Guarantor, as appropriate, that the Financial Statements for the then most recently ended three calendar months delivered pursuant to
               Section 8.1(a)(iv) have been prepared in accordance with U.S. GAAP in respect of the Parent Guarantor's Financial Statements and GAAP in respect of the Borrower's Financial Statements (prepared without footnotes and subject to year-end audit adjustments and reclassifications and month-end reconciliations, in each case, to the extent consistent with the Parent Guarantor's and the Borrower's current practices, as appropriate); and

          (iv) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than 30 days after the end of each calendar month in each Fiscal Year: (i) Financial Statements as of the end of such month and for the Fiscal Year through the end of such month; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior Fiscal Year; and (iii) a narrative discussion of the Parent Guarantor's consolidated financial condition and results of operations for such calendar month and Fiscal Year to date (including in respect of the Borrower for such periods) and a comparison in reasonable detail to the budget and Projections (or the then most recent financial forecasts delivered pursuant to Section 8.1(a)(ii)) for such period, prepared by a Financial Officer of the Parent Guarantor and the Borrower, as applicable;

     (b) COLLATERAL AND OTHER REPORTING. The Borrower shall timely deliver to the Agent the following certificates and reports:

          (i) MONTHLY BORROWING BASE CERTIFICATES. Monthly, within ten days after the last day of each month, and at any other time requested by the Agent: a borrowing base certificate for the Borrower and the Designated Restricted Subsidiaries substantially in the form of Exhibit A (the "BORROWING BASE CERTIFICATE"), which shall (i) detail the Eligible Accounts and the Eligible Rental Equipment, in each case, of the Borrower and the Designated Restricted Subsidiaries, as of the last day of each month (or as of such other date as the Agent may request); (ii) be prepared by or under the supervision of a Financial Officer of the Borrower and certified by such officer subject only to adjustment upon completion of the normal year-end and interim audits of physical Inventory and Rental Equipment; and (iii) have attached thereto such additional schedules and other information as the Agent may request;

         (ii) APPRAISALS. When requested by the Agent, and in any event at least once during each 365-day period after the Effective Date and each anniversary thereof, a report of Rental Equipment of the Borrower and the Designated Restricted Subsidiaries by Daley-Hodkin or another appraiser reasonably satisfactory to the Agent and consented to by the Borrower (which consent shall not unreasonably be withheld), which shall describe the Borrower's and each Designated Restricted Subsidiary's Rental Equipment by category and by item (in reasonable detail) and report the original cost, net book value, fair market value, auction value and orderly liquidation value thereof;

         (iii) MONTHLY ACQUISITION REPORTS. As soon as available, but not later than 30 days after the end of each calendar month in each Fiscal Year, and at any other time requested by the Agent, a report summarizing each Acquisition consummated by the Borrower or any Restricted Subsidiary during such calendar month, which report shall include the following information with respect to each such
               Acquisition: (i) any corporate, trade or fictitious trade name to be used by the Borrower or such Restricted Subsidiary as a result of such Acquisition and the jurisdictions in which such corporate, trade or fictitious name shall be used; (ii) exact street addresses of all offices and locations of all property acquired by the Borrower or such Restricted Subsidiary (including, without limitation, records with respect to Accounts and general intangibles and originals of chattel paper) (other than locations of customers of the Borrower or such Restricted Subsidiary); (iii) to the extent located in jurisdictions different from those described in clause (ii) above, each jurisdiction where lessees of the Rental Equipment acquired by the Borrower or such Restricted Subsidiary are located (to the best knowledge of the Borrower); (iv) names and addresses of any lessor or sublessor (other than the Borrower or Restricted Subsidiary) of any location of the Borrower or any Restricted Subsidiary described in clause (ii) above or of any mortgagee holding a Lien on real property owned by the Borrower or any Restricted Subsidiary with respect to any location described in clause (ii) above; (v) legal name and address of each bailee, processor, warehouseman, consignee, carrier, shipper or other Person in possession with respect to any Equipment or Inventory acquired, together with the address where such Equipment or Inventory is held (other than Equipment or Inventory described in clause (i) of Section 2.1(3) of the Security Agreement); and (vi) any registered trademarks, trademark applications, service marks, service mark applications, patents, patent applications, copyrights or other intellectual property acquired in such Acquisition. The information reported by the Borrower shall be deemed to modify Exhibit F-1 and F-2, as applicable to this Agreement and the exhibits to the Security Agreement. Notwithstanding the foregoing, no such report shall be required for any Acquisition for which the Borrower has delivered to the Agent the related acquisition agreement and related schedules;

          (iv) OTHER REPORTS. The Borrower shall deliver or cause to be delivered to the Agent and the Lenders copies of all Financial Statements, reports and notices, if any, sent or made available generally by the Parent Guarantor, the Borrower or any Restricted Subsidiary to holders of their respective Indebtedness or securities or filed with the Commission or any similar Governmental Authority or any stock exchange and all press releases made available generally by the Parent Guarantor, the Borrower or any Restricted Subsidiary to the public concerning material developments in the business of any such Person, and all notifications received by the Parent Guarantor, the Borrower or any Restricted Subsidiary pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and applicable securities legislation of any other jurisdiction; and

          (v) FURTHER ASSURANCES. When requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of any of the Borrower or any Restricted Subsidiary;

     (c) NOTIFICATION REQUIREMENTS. The Borrower shall timely give the Agent and each of the Lenders the following notices:

          (i) NOTICE OF DEFAULTS. Promptly, and in any event within five days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or Financial Officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail;

          (ii) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within five Business Days after the Borrower becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against the Borrower or any Restricted Subsidiary in any federal, provincial, state, local or foreign court or before any commission or other regulatory body (federal, provincial, state, local or foreign), except for threatened or pending proceedings which in the aggregate could not reasonably be expected to result in an Event of Default or a Material Adverse Effect, (ii) any order, judgment or decree being entered against the Borrower or any Restricted Subsidiary or any of their respective properties or assets, if the amount which is or may become payable by the Borrower or any of the Restricted Subsidiaries in connection with all such orders, judgments or decrees then outstanding, exceeds confirmed insurance coverage by more than $1,000,000, or (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect other than general economic conditions, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by the Borrower or any such Restricted Subsidiary;

        (iii) ENVIRONMENTAL AND HEALTH AND SAFETY NOTICES. Promptly, and in any event within 10 Business Days after receipt by the Borrower or any Restricted Subsidiary of any notice, complaint or order alleging actual or prospective violation of any environmental, health or safety Requirement of Law or alleging responsibility for costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by the Borrower or such Restricted Subsidiary;

        (iv) MATERIAL CONTRACTS. Promptly, and in any event within 10 Business Days after any Material Contract of the Borrower or any Restricted Subsidiary is terminated or amended or any new Material Contract is entered into, a written statement describing such event and explaining any actions being taken with respect thereto (and, if requested by the Agent, copies of such amendments or new contracts); and

        (v) GOVERNING DOCUMENTS. Subject to Section 8.2(q), within 10 Business Days after the filing thereof with any Governmental Authority, copies of any new Governing Document (or any amendment or modification of an existing Governing Document).

    (d) CORPORATE EXISTENCE. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, (i) maintain its corporate existence (except to the extent permitted by Sections 8.2(f) or 8.2(h)), (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, provided, however, that any such licenses, bonds, franchises, leases, trademarks, qualifications, patents, contracts and other rights may be terminated if such termination does not have a Material Adverse Effect and (iii) continue in, and limit its operations to, the same general lines of business as conducted by the Borrower and such Subsidiaries on the Effective Date and lines of business reasonably related thereto.

     (E) BOOKS AND RECORDS; INSPECTIONS. The Borrower agrees to maintain, and to cause each of its Restricted Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. The Borrower agrees that the Agent or its agents may enter upon the premises of the Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon 24 hours' prior notice, and at any time at all on and after the occurrence of a Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived pursuant to Section 11.1 or cured, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto and (iii) discussing the affairs, finances and business of the Borrower or such Subsidiary with any officers, employees and directors of the Borrower or such Subsidiary or with the Auditors.

     (F) INSURANCE. The Borrower agrees to maintain, and to cause each of its Restricted Subsidiaries to maintain, general liability insurance, third party property damage insurance and replacement value insurance on the Collateral under the insurance policies and programs listed on
          Schedule 8.1(f) or substantially similar policies and programs with insurance companies maintaining a Best's Rating of A or better (or, as to workers' compensation or similar insurance, insurance in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All such policies shall contain such provisions as the Agent may reasonably require to fully protect the Agent's and the Lender's interest in the Collateral and to any payments to be made under such policies, including, without limitation, the following: (i) all policies covering the Collateral shall contain an endorsement, in form and substance acceptable to the

          Agent, naming the Agent and the Lenders as loss payee thereunder and, if required by the Agent, naming the Agent and the Lenders as additional insureds under such policy; (ii) all policies relating to general liability coverage shall contain an endorsement naming the Agent and the Lenders as additional insureds under such policy; (iii) all such policies shall contain an endorsement which negates the "OTHER INSURANCE" clause in the policy and a statement that the insurance being provided is primary and any insurance carried by the Agent or the Lenders is neither primary nor contributory; and (iv) all such policies, endorsements thereto or an independent instrument furnished to the Agent shall provide that the applicable insurance company will give the Agent at least 30 days' written notice (or, in the case of non-payment of premiums, at least 10 days' written notice) before any such policy or policies of insurance shall be altered adversely to the interests of the Agent and the Lenders or cancelled, except for notices of annual renewals which do not adversely affect the rights of the Agent or the Lenders, and that no act, whether willful or negligent, or default of the Borrower or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent and the Lenders, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent and the Lenders shall constitute Accommodations Outstanding hereunder and be part of the Obligations, payable as provided in this Agreement.

     (G) TAXES AND CLAIMS. The Borrower agrees to pay, when due, and to cause each of its Restricted Subsidiaries to pay when due, (a) all taxes lawfully levied or assessed against the Borrower or any of its Restricted Subsidiaries or any of the Collateral before any penalty or interest accrues thereon and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of the Borrower's or such Restricted Subsidiary's assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause

          (b) above (unless such taxes, assessments, governmental charges or claims have become a federal or state tax or ERISA Lien on any of the assets of the Borrower or any of its Restricted Subsidiaries) need be paid so long as (w) being contested in good faith by appropriate proceedings diligently instituted and conducted, (x) the Agent has been notified thereof, and (y) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     (H) COMPLIANCE WITH LAWS. The Borrower agrees to comply, and to cause each of its Restricted Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless (i) the Borrower or such Restricted Subsidiary contests any such Requirements of Law in a reasonable manner and in good faith or (ii) such failure to comply with such Requirements of Law could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (I) FISCAL YEAR. The Borrower agrees, and shall cause each of its Subsidiaries, to maintain their respective Fiscal Year as a year ending December 31.

     (J) MAINTENANCE OF PROPERTY. The Borrower agrees to keep, and to cause each of its Restricted Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of their properties.

     (K)  COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (i) The Borrower shall comply, and cause each of its Restricted Subsidiaries to comply, with all environmental, health and safety Requirements of Law applicable to its operations and properties other than such non-compliance of which would have no Material Adverse Effect; obtain, and cause each of its Restricted Subsidiaries to obtain, all environmental permits necessary for its operations and properties; and conduct, and cause each of its Restricted Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Substances from any of its properties, to the extent required under any such Requirements of Law; provided, however, that neither the Borrower nor any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (ii) The Borrower shall (i) employ, and cause each of its Restricted Subsidiaries to employ, in connection with its use of Real Property, appropriate technology to maintain compliance in all material respects with any applicable environmental, health and safety Requirements of Law, (ii) maintain in all material respects, and cause each of its Restricted Subsidiaries to obtain and maintain in all material respects, any and all permits required by applicable environmental, health and safety Requirements of Law in connection with its or its Restricted Subsidiaries, operations and (iii) dispose of, and cause each of its Restricted Subsidiaries to dispose of, any and all Hazardous Substances only at facilities and with carriers that in the reasonable belief of the Borrower are maintaining valid permits where required under any applicable federal, provincial, state and local environmental, health and safety Requirements of Law. The Borrower shall obtain, and cause each of its Restricted Subsidiaries to obtain, if required by any Requirement of Law, certificates of disposal or similar certificates from all contractors employed by the Borrower or any of its Restricted Subsidiaries in connection with the transport or disposal of any Hazardous Substances.

     (L) COMPLIANCE WITH OPERATING LEASES. The Borrower shall make all payments and otherwise perform, and cause each of its Restricted Subsidiaries to make all payments and otherwise perform, in all material respects, all of its obligations in respect of all Operating Leases of the Borrower or any of its Restricted Subsidiaries, and use its best efforts, and cause each of its Restricted Subsidiaries to use its best efforts, to keep, and to take all action to keep, such Operating Leases in full force and effect and not allow any such Operating Leases to lapse or be terminated or any rights to renew such Operating Leases to be forfeited or cancelled other than any such failure which would have no Material Adverse Effect. The Borrower will give the Agent prompt notice of any lapse, termination, forfeiture or cancellation of any material Operating Lease to which it or any of its Restricted Subsidiaries is a party (whether or not in accordance with the terms of such Operating Lease or this Agreement).

     (M) COMPLIANCE WITH MATERIAL CONTRACTS. The Borrower shall perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all material terms and provisions of the Material Contracts to be performed or observed by it, maintain, and cause each of its Restricted Subsidiaries to maintain, the Material Contracts to which it is a party in full force and effect during their respective stated terms, enforce, and cause each of its Restricted Subsidiaries to enforce, the Material Contracts to which it is a party in accordance with their terms, and take, and cause each of its Restricted Subsidiaries to take, all such action to such ends as may from time to time be reasonably requested by the Agent other than any such failure which would have no Material Adverse Effect.

     (N) REAL PROPERTY; LANDLORD WAIVERS. The Borrower shall use its best efforts to deliver, or cause to be delivered, to the Agent, Collateral Access Agreements from the landlords on all Real Property leasehold interests of the Borrower and each of its Restricted Subsidiaries acquired after the Effective Date.

     (O) DELIVERY OF DOCUMENTS AFTER EFFECTIVE DATE. The Borrower shall execute and deliver, or shall cause the execution and delivery of, (a) the agreements, documents, instruments, certificates and opinions designated on the Closing Document List as items to be delivered after the Effective Date within the time periods with respect to such items, as set forth on the Closing Document List and (b) the agreements, documents, instruments, certificates and opinions required to be delivered after the Consummation Date of an Acquisition, within the time periods with respect to such items, as required by Section 8.2(b)(vii), and any other agreements, documents, instruments, certificates and opinions which the Agent may reasonably request in connection with such Acquisition which are not required to be delivered pursuant to Section 8.2(b)(vii) (including, without limitation, in response to the information delivered by the Borrower pursuant to Section 8.1(b)(iii)), within the time periods specified by the Agent in such request.

     (P) YEAR 2000 COMPLIANCE. Borrower will forthwith (i) initiate a review and assessment of its and its Subsidiaries' business and operations (including those affected by customers, suppliers and vendors) that Borrower believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or its Subsidiaries (or customers, suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
          1999), (ii) develop a plan and time-line for addressing the Year 2000 Problem on a timely basis, and (iii) implement that plan substantially in accordance with that time table. Borrower represents and warrants that its own computer applications that are material to its and its Subsidiaries' business and operations will on a timely basis be able to perform date-sensitive functions for all dates before and after January 1, 2000 (that is be, "Year 2000 Compliant"). Borrower will promptly notify the Agent in the event that Borrower discovers or determines that any computer application (including those of its customers, suppliers and vendors) that is material to its or its Subsidiaries' business and operations will not be Year 2000 Compliant as of January 1, 2000.

     (Q) FURTHER ASSURANCES. The Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent and the Lenders on the Collateral.

SECTION 8.2  NEGATIVE COVENANTS.

     So long as any amount owing under this Agreement or any other Obligation remains unpaid or the Lender or the Agent has any obligation under this Agreement or any other Credit Document and, unless consent is given in accordance with Section 11.1, the Borrower shall comply with, and shall cause each of its Subsidiaries, as applicable, to comply with, the following covenants:

     (A) MINIMUM RENTAL EQUIPMENT UTILIZATION. The Borrower shall not permit Rental Equipment Utilization, as determined as of each Quarterly Determination Date in each Fiscal Year for the twelve-month period ending on such Quarterly Determination Date (the Borrower shall be permitted to use the relevant historical financial information included in the Fasco Acquisition Documents, determined in accordance with GAAP, pertaining to Fasco's equipment rental business for the portion of the initial twelve month period prior to the Consummation Date of the Fasco Acquisition), to be less than 54%. Notwithstanding the foregoing, any non-compliance with the previous sentence shall be deemed to be cured if, as of the last day of the calendar month immediately following the fiscal quarter with respect to which such non-compliance occurred (the "RENTAL EQUIPMENT UTILIZATION CURE DATE"), the Borrower causes Rental Equipment Utilization, as determined for the twelve-month period ending on the Rental Equipment Utilization Cure Date, to be at least 54%.

     (B) CAPITAL EXPENDITURES AND INVESTMENTS. None of the Borrower or its Subsidiaries shall, directly or indirectly, make or incur any Capital Expenditures or make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of the Parent Guarantor, the Borrower or any of its Subsidiaries, other than:

          (i) Advances or loans made in the ordinary course of business not to exceed $250,000 outstanding at any one time to any one Person and $1,000,000 in the aggregate outstanding at any one time;

          (ii)   Investments arising from (i) intercompany loans permitted by
                 Section 8.2(c)(vii), (ii) dividends and distributions permitted by Section 8.2(q) and (iii) transfers permitted by Section 8.2(f)(iv);

          (iii) Subject to the limits set forth in Section 8.2(o), Cash Equivalents, provided that the Agent and the Lenders (i) have a perfected Lien therein, or (ii) have a perfected Lien in any deposit account in which the same are maintained;

          (iv) Subject to the limits set forth in Section 8.2(o), deposits with financial institutions, disclosed in Schedule 8.2(n) and which are insured by the Canada Deposit Insurance Corporation ("CDIC") or a similar federal insurance program;

          (v) Subject to the limits set forth in Section 8.2(o), contributions to and payments of benefits under any Plan (in accordance with the terms of the Plan) permitted by this Agreement;

          (vi) Capital Expenditures and Investments (other than Acquisitions), in each case, directly related to, or in the same line of, the business as conducted by the Borrower and its Subsidiaries as of the Effective Date, the aggregate amount of which shall not exceed, in any Fiscal Year set out below, the amount set out opposite such Fiscal Year (the "MAXIMUM EXPENDITURE AMOUNT"):

        -------------------------------------------
          Fiscal Year              Maximum Amount
        -------------------------------------------
             1998                    $ 7,000,000
        -------------------------------------------
             1999                    $10,000,000
        -------------------------------------------
             2000                    $15,000,000
        -------------------------------------------
             2001                    $20,000,000
        -------------------------------------------
             2002                    $25,000,000
        -------------------------------------------

                 provided, however, that the Maximum Expenditure Amount for any Fiscal Year may be increased by (i) the aggregate amount of cash proceeds (net of any bona fide costs of sale with respect thereto) received by the Borrower and its Subsidiaries during such Fiscal Year with respect to the sale of Rental Equipment (whether through the actual sale of such Rental Equipment or the sale of stock of the Person owning such Rental Equipment) and (ii) an amount equal to twenty-five percent (25%) of the excess, if any, of (x) the Maximum Expenditure Amount for the immediately preceding Fiscal Year, over (y) the actual amount of Capital Expenditures and Investments (other than Acquisitions) made by the Borrower and its Subsidiaries under this clause (f) in such immediately preceding Fiscal Year;

          (vii) The Fasco Acquisition and other Acquisitions directly related to, or in the same line of, the business as conducted by the Borrower as of the Effective Date (after giving effect to the Fasco Acquisition), provided that, with respect to Acquisitions other than the Fasco Acquisition, the Borrower shall not, and shall cause its Subsidiaries not to, without the approval of the Majority Lenders:

                 (A) Make any Acquisition without giving the Agent written notice thereof within three Business Days after the execution of a letter of intent or other agreement of the Borrower or such Subsidiary, as applicable, with respect thereto, together with (A) a copy of the related letter of intent or such other agreement (which, in either case, shall contain, or be accompanied by, substantially the same information as letters of intent delivered to the agent under the Parent Guarantor Credit Agreement) and (B) a list of all locations of the assets which will become property of the Borrower or such Subsidiary, as applicable, after giving effect to such Acquisition (other than locations of Persons which will become customers of the Borrower or such Subsidiary after giving effect to such Acquisition);

                 (B) Make any Acquisition unless the Borrower obtains each of the following in connection therewith and delivers the same to the Agent within the time periods set out below, in each case in form and substance reasonably satisfactory to the Agent: (A) each of the agreements, documents and instruments set forth on Exhibit P which are required to be delivered on or before the Consummation Date of such Acquisition, within the time periods set forth thereon,
                      (B) to the extent any new Subsidiary of the Borrower is formed or acquired in connection with such Acquisition, all of the agreements, documents and instruments required to be delivered pursuant to Section 8.2(q), within the time periods set forth therein and (C) any other agreements, documents, instruments, certificates or opinions which the Agent may reasonably request prior to the Consummation Date of such Acquisition;

                 (C) Make any Acquisition unless any new Subsidiary acquired or formed in connection with such Acquisition is incorporated under the laws of Canada or a province thereof;

                 (D) Make any single Acquisition (or series of related Acquisitions) in any Fiscal Year in excess of $10,000,000; and

                 (E) Make Acquisitions during the period from the Effective Date until the Relevant Repayment Date, in an aggregate amount in excess of the sum of $50,000,000 (excluding consideration consisting of the common stock of the Parent Guarantor and cash proceeds received by the Borrower from the Parent Guarantor in consideration for common stock of the Borrower issued to the Parent Guarantor);

          (viii) Such other Investments as the Agent may approve in writing in its reasonable discretion.

     (C) ADDITIONAL INDEBTEDNESS. None of the Borrower or its Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

          (i)    Indebtedness under the Credit Documents;

          (ii) Indebtedness under Hedging Agreements entered into in the ordinary course of business, provided that, with respect to Interest Rate Agreements, the aggregate notional amount thereof does not exceed an amount equal to 50% of the then outstanding Indebtedness of the Borrower which is floating rate debt;

          (iii) Indebtedness described on Schedule 8.2(c)(iii) and any refinancing of such Indebtedness, so long as (A) the aggregate principal amount of the Indebtedness so refinanced shall not be increased, (B) the Indebtedness is incurred for the same purpose as the Indebtedness so refinanced, (C) the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced and
                 (D) with respect to Indebtedness under Capital Leases and Indebtedness secured by Purchase Money Liens, the principal amount of such refinanced Indebtedness is permitted by Section 8.2(c)(iv);

          (iv) In addition to the Indebtedness permitted under Section 8.2(c)(iii), (i) Indebtedness under Capital Leases and Indebtedness secured by purchase money Liens on Equipment acquired after the Effective Date ("PURCHASE MONEY LIENS") so long as (A) each Purchase Money Lien shall attach only to the property to be acquired and any sale or insurance proceeds thereof (but excluding rental contracts covering such property or any proceeds thereof) and (B) the Indebtedness incurred shall not exceed eighty percent (80%) of the purchase price of the item or items of Equipment purchased and (ii) any refinancing of Indebtedness secured by Purchase Money Liens so long as (A) the Liens granted in connection with such Indebtedness shall attach only to the Equipment formerly subject to the Purchase Money Lien and any sale or insurance proceeds thereof (but excluding rental contracts covering such property or any proceeds thereof), (B) the aggregate principal amount of the Indebtedness so refinanced shall not be increased, (C) the Indebtedness is incurred for the same purpose as the Indebtedness so refinanced and (D) the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced; provided, however, that the Indebtedness permitted by clauses (i) and (ii) of this Section 8.2(c)(iv) or described in Section 8.2(c)(iii)(D) shall not exceed $15,000,000 in the aggregate outstanding at any one time;

          (v) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 8.1(g);

          (vi)   Indebtedness constituting Contingent Obligations permitted by
                 Section 8.2(e);

          (vii) Indebtedness arising from intercompany loans (i) from any Person which is a Restricted Subsidiary to the Borrower, (ii) from any Restricted Subsidiary to another Restricted Subsidiary; and (iii) from the Borrower to any Restricted Subsidiary, provided, that (A) in the case of loans under clauses (ii) and (iii) the aggregate principal amount of all such loans shall not exceed $5,000,000 at any time outstanding,
                 (B) all such Indebtedness shall be evidenced by a promissory note executed by the Person receiving such intercompany loans, pursuant to a promissory note substantially in the form of Exhibit Q, and (C) such Indebtedness shall be subordinated in right of payment to the Obligations when due and payable; and

          (viii) Indebtedness arising from intercompany loans from the Parent Guarantor or any of its Subsidiaries, provided that the Parent
                                                       -------------
                 Guarantor or such Subsidiary, as the case may be, has first executed and delivered to the Agent and the Lenders an intercreditor agreement, in form and substance satisfactory to the Agent and the Lenders acting reasonably, providing, inter alia, that such Indebtedness is subordinated in right of payment to the prior payment of the Accommodations Outstanding and other Obligations when due and payable to the Agent, the Issue Lender, the Lenders and any other Person under this Agreement;

          provided, however, that, the aggregate amount of all Indebtedness
          --------  -------
          permitted to be incurred under any of clauses (i) through (vi) above, to the extent such Indebtedness constitutes "Indebtedness" under (and as defined in) the Senior Subordinated Note Indenture, shall not exceed the "Borrowing Base" (as defined in the Senior Subordinated
          Note Indenture).

     (d) LIENS. None of the Borrower or its Subsidiaries shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except (each of the following being referred to herein as a "PERMITTED LIEN"):

          (i) Liens granted to the Agent and the Lenders under the Credit Document;

          (ii)   Liens listed on Schedule 7.1(f);

          (iii) Purchase Money Liens and Liens securing Indebtedness permitted by Section 8.2(c)(iv), provided, that such Purchase Money Liens and other Liens are created within 90 days after the incurrence of the related indebtedness;

          (iv) Liens of warehousemen, mechanics, materialmen, builders, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable, to the extent that payment thereof is not required by Section 8.1(g), or which secure Indebtedness permitted under Section 8.2(c)(v);

          (v) Attachment or judgment Liens not to exceed an aggregate of $1,000,000, excluding amounts (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (vi) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, not to exceed an aggregate of $1,000,000;

          (vii) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $1,000,000;

          (viii) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (ix) Leasehold interests of lessees of Rental Equipment leased in the ordinary course of business;

          (x) Interests of landlords in real property leased by the Borrower or any of its Subsidiaries; and

          (xi) Extensions, renewals, refundings or replacements of any of the foregoing, provided that (A) any such extension, renewal, refunding or replacement of a Lien shall be limited to the property covered by the Lien extended, renewed, refunded or replaced, (B) the obligations secured by any such extension, renewal, refunding or replacement Lien shall be in an amount not greater than the amount, and on terms and conditions no more restrictive than the terms and conditions, of the obligations then secured by the Lien extended, renewed, refunded or replaced and (C) any Liens permitted under Section 8.2(d)(ii) securing Indebtedness described in Section 8.2(c)(iii)(D) shall be extended, renewed, refunded or replaced only to the extent permitted by Section 8.2(c)(iv).

     (e) CONTINGENT OBLIGATIONS. None of the Borrower or its Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, other than (i) indemnities entered into in the ordinary course of business, consistent with past practice of the Parent Guarantor and its Subsidiaries, given in connection with the sale, purchase or lease of assets in transactions permitted by this Agreement, and (ii) Contingent Obligations described on Schedule 8.2(e).

     (f) SALE OF ASSETS. None of the Borrower or its Subsidiaries shall, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) Inventory and Equipment in the ordinary course of business, (ii) items of property (other than capital stock of the Borrower and its Subsidiaries) with a book value of less than $500,000 in the aggregate for the Borrower and its Subsidiaries during any Fiscal Year, (iii) obsolete or worn out property disposed of in the ordinary course of business, (iv) transfers of property from any Subsidiary of the Borrower to the Borrower, provided that all such property remains subject to the perfected, first priority Lien of the Agent and the Lenders, (v) cash transfers from the Borrower to the Parent Guarantor, to the extent permitted by Section 8.2(g) and (vi) other dispositions of assets of the Borrower and its Subsidiaries, provided that (A) such dispositions are made within the reasonable business judgment of the Borrower, (B) at the time of such disposition, no Default or Event of Default has occurred and is then continuing or would result therefrom, (C) the aggregate consideration shall be paid at the time of disposition and (I) 80% of such consideration shall be in cash and Cash Equivalents and (II) all consideration consisting of promissory notes (the principal amount of which shall not exceed $2,500,000 in the aggregate outstanding at any one time) and Cash Equivalents shall be pledged and delivered to, or subject to a Lien in favour of, the Agent, for the benefit of the Lenders, and (D) the aggregate amount of all such dispositions (determined on the basis of net book value) does not exceed (I) $2,000,000 in the aggregate for Fiscal Year 1998 and (II) $3,000,000 in the aggregate for any Fiscal Year thereafter; provided, further, that, with respect to any disposition of the capital stock of any Restricted Subsidiary permitted by this Section 8.2(f), (x) any such disposition shall be for 100% of the issued and outstanding capital stock of such Restricted Subsidiary and (y) all Obligations of such Restricted Subsidiary shall be Paid In Full and all intercompany obligations of such Restricted Subsidiary shall be paid in full, prior to, or concurrently with (subject to such arrangements as the Agent may reasonably request to insure that the proceeds of such disposition are so used), the consummation of such disposition.

     (g)  RESTRICTED PAYMENTS.

          (i) None of the Borrower or its Subsidiaries shall, directly or indirectly, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or its Subsidiaries or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or its Subsidiaries; provided, however, that to the extent permitted by applicable law:

               (A) So long as no Default or Event of Default shall have occurred and be continuing or occurs as a result thereof, and only to the extent permitted by applicable Requirements of Law, the Borrower may repurchase shares of capital stock of the Parent Guarantor or warrants, options or rights to purchase such shares issued to employees or directors of the Borrower or its Subsidiaries or declare and pay a dividend to the Parent Guarantor to allow it to make repurchases, provided that the aggregate amount paid by the Borrower for such repurchases shall not exceed $2,500,000 in any Fiscal Year;

               (B) Any Subsidiary of the Borrower may declare and pay cash to the Borrower or any Restricted Subsidiary (provided that to the extent the payment is a loan, the loan is permitted by
                    Section 8.2(c)(vii);

               (C) The Borrower may declare and pay to the Parent Guarantor cash to the extent necessary to pay (I) general corporate, accounting, legal, consulting, corporate reporting and administrative expenses incurred in the ordinary course of the Borrower's business consistent with past practice of the Parent Guarantor and its Subsidiaries, (II) income and franchise taxes, (III) costs and expenses and other amounts payable in connection with this Agreement, the Fasco Acquisition and any other Acquisition permitted hereby and
                    (IV) amounts permitted to be paid by the Borrower under clause (A) above; provided that the cash payments permitted to be made by the Borrower under this clause (C) shall not exceed, in the aggregate, $1,000,000 in any Fiscal Year;

               (D) The Borrower may declare and pay cash to the Parent Guarantor, and any Subsidiary may declare and pay cash to the Borrower or any Restricted Subsidiary (provided that to the extent the payment is a loan, the loan is permitted by
                    Section 8.2(c)(vii)) to the extent necessary to enable the Parent Guarantor to pay scheduled payments of principal and interest (including additional interest at the rate described in the definition of "Senior Subordinated Notes") on the Senior Subordinated Notes, provided, that any payment permitted under this clause (D) is payable and is paid no earlier than one Business Day prior to the date when such cash interest payment is due.

          (ii) None of the Borrower or its Subsidiaries shall, directly or indirectly, make any payment or prepayment of principal or, premium, if any, or interest on, or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of, or deposit to defease fully or partially any of their respective covenants or obligations with respect to any Mandatory Redeemable Obligation.

     (h) FUNDAMENTAL CHANGES. None of the Borrower or its Subsidiaries shall enter into any merger or consolidation, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of such Person's business or Property, whether now or hereafter acquired; provided, however, that
          (a) the Borrower may amalgamate with or be wound-up or liquidated into a Restricted Subsidiary and a Restricted Subsidiary may amalgamate with or be wound-up or liquidated into another Restricted Subsidiary if the Agent receives at least 30 Business Days' prior written notice thereof and all actions required to be taken pursuant to the Collateral Documents have been taken and (b) the Borrower and each of its Restricted Subsidiaries may enter into the transactions permitted for such Persons under Section 8.2(f) and Section 8.2(p).

     (i) ACCOUNTING CHANGES. None of the Borrower or its Subsidiaries shall make any significant change in accounting treatment and reporting practices except as required by GAAP.

     (j) TERMINATION OF MATERIAL CONTRACTS; MODIFICATIONS OF GOVERNING DOCUMENTS. None of the Borrower or its Subsidiaries shall (a) cancel or terminate any Material Contract or amend or otherwise modify any Material Contract, or waive any default or breach of any Material Contract, or take any other action in connection with any Material Contract that in each case would have a Material Adverse Effect, or
          (b) amend or otherwise modify any of its Governing Documents as in effect on the Effective Date (or, in the case of Subsidiaries of the Borrower formed or acquired after the Effective Date, as in effect on the date the related Governing Documents are delivered to the Agent pursuant to Section 8.2(c)), except (i) amendments to effect a change of name of the Borrower or any of its Subsidiaries which are permitted by the Security Agreement or (ii) other amendments which could not reasonably be expected to impair the rights of the Agent or any of the Lenders under the Credit Documents or with respect to the Collateral.

     (k) RESTRICTION ON OPERATING LEASES. None of the Borrower or its Subsidiaries shall become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease, if the aggregate annual amount of all rents paid by the Borrower and its Subsidiaries under all such leases would exceed (i) $1,000,000 in Fiscal Year 1998 and (ii) $2,000,000 in each Fiscal Year thereafter.

     (l) SALE AND LEASEBACK TRANSACTIONS. None of the Borrower or its Subsidiaries shall, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now owned or hereafter acquired which the Borrower or any of its Subsidiaries has sold or transferred or intends to sell or transfer to any other Person, except for transactions involving Real Property owned by the Borrower or any of its Subsidiaries on the Effective Date with respect to which the documents executed in connection therewith do not provide the purchaser/lessor with recourse to any property other than the property being purchased and leased.

     (m) AFFILIATE TRANSACTIONS. None of the Borrower or its Subsidiaries shall, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Subsidiary or Affiliate of the Parent Guarantor, the Borrower or their respective Subsidiaries, except in the ordinary course of, and pursuant to the reasonable requirements of, the business of such Person, and upon fair and reasonable terms no less favorable to such Person, than could be obtained in a comparable arm's-length transaction with an unaffiliated Person. Nothing contained in this Section 8.2(m) shall prohibit (i) transactions permitted by Section 8.2(b)(ii), Section 8.2(c)(vii),
          Section 8.2(f)(iv), Section 8.2(f)(v), or Section 8.2(g) and (ii) customary directors' indemnifications and payment of customary directors' fees.

     (n) ADDITIONAL DEPOSIT AND SECURITIES ACCOUNTS. None of the Borrower or its Subsidiaries shall, directly or indirectly, open, maintain or otherwise have any checking, savings or other deposit accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person (including, without limitation, any securities accounts), other than the Disbursement Account and the accounts set forth on Schedule 8.2(n); provided, however, that any Borrower or Restricted Subsidiary may establish such an account upon 10 Business Days' prior written notice thereof, and, except to the extent otherwise permitted by the Agent, subject such account and the related financial institution to a Lockbox Agreement, a Restricted Account Agreement or an agreement that grants Control over such account to the Agent, as applicable.

     (o) EXCESS CASH. None of the Borrower or its Subsidiaries shall, directly or indirectly, maintain in the aggregate in all deposit accounts and securities accounts of the Borrower and its Subsidiaries (other than the Disbursement Account and payroll accounts), total cash balances and Investments permitted by Section 8.2(b)(iii), Section 8.2(b)(iv) or Section 8.2(b)(v), in excess of $3,000,000 at any time during which there are Accommodations Outstanding hereunder or the Agent or the Lenders have any obligations under this Agreement.

     (p) ADDITIONAL NEGATIVE PLEDGES. None of the Borrower or its Subsidiaries shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and rateable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of the Borrower or its Subsidiaries or
          (ii) any Contractual Obligation which may restrict or inhibit the Agent's and the Lenders' rights or ability to sell or otherwise dispose of, or exercise rights conferred pursuant to the Credit Documents with respect to, the Collateral or any part thereof after the occurrence of an Event of Default except (A) in each case, (I) with respect to specific Equipment encumbered to secure the Borrower's or such Subsidiary's Indebtedness permitted by Section 8.2(c)(iv) or obligations under an Operating Lease with respect to such Equipment permitted by Section 8.2(k), (II) with respect to Real Property which is the subject of an Operating Lease permitted by Section 8.2(k) or
          (III) with respect to licenses and permits entered into or obtained in the ordinary course of the Borrower's or such Subsidiary's business which, by their terms, prohibit Liens of third parties and (B) the terms of Indebtedness under the Parent Guarantor Credit Agreement (or any replacement credit facility) or any Permitted Subordinated Indebtedness may contain the prohibitions and restrictions described in clause (i) above (other than an agreement to provide equal and rateable security to the holders thereof in the event a Lien is granted to or for the benefit of the Agent, for the benefit of the Lenders)).

     (q) ADDITIONAL SUBSIDIARIES. None of the Borrower or its Subsidiaries shall, directly or indirectly, form or acquire any Subsidiaries, except that the Borrower may form or acquire, Subsidiaries, provided, that:

          (i) The Borrower shall give the Agent written notice thereof (A) in the case of a formation of new Subsidiary (other than in connection with an Acquisition) at least 30 Business Days prior to the Consummation Date of such formation, together with a list of all locations of the assets of such Subsidiary after giving effect to such formation or (B) in the case of an Acquisition, within three Business Days after the execution of a letter of intent or other agreement of the Borrower or the applicable Subsidiary, together with (I) a copy of the related letter of intent or such other agreement, and (II) a list of all locations of the assets which will become property of the Borrower or such applicable Subsidiary after giving effect to such Acquisition (other than locations of Persons which will become customers of the Borrower or its Restricted Subsidiaries after giving effect to such Acquisition);

          (ii) The Parent Guarantor or Borrower shall deliver to the Agent, or cause its Subsidiary to deliver to the Agent, each of the agreements, documents and instruments set forth on Exhibit R within the time periods set forth thereon, provided that a
                                                           -------------
                Subsidiary acquired in an Acquisition shall not be required to become a Restricted Subsidiary if (A) the Borrower notifies the Agent at least ten (10) Business Days prior to the Consummation Date of such Acquisition that such Subsidiary will be amalgamated into the Borrower or another Restricted Subsidiary, or that such Subsidiary will be liquidated, dissolved or wound-up and the assets of such Subsidiary transferred to the Borrower or a Restricted Subsidiary, in each case, within five Business Days after such Consummation Date and (B) such amalgamation, liquidation, winding-up or dissolution is consummated within five (5) Business Days after such Consummation Date;

          (iii) Such Subsidiary is incorporated under the laws of Canada or a province thereof;

          (iv) Promptly upon the Agent's reasonable request therefor, the Parent Guarantor or Borrower shall deliver any other documentation pertaining to the Borrower and such Subsidiary, taken as a whole; and

          (v) Any other agreements, documents, instruments, certificates or opinions which the Agent may reasonably request.

All agreements, documents, instruments, certificates and opinions delivered pursuant to this Section 8.2(q) shall be in form and substance reasonably satisfactory to the Agent. The Borrower expressly agrees that its Obligations shall not be affected or diminished by the addition or release of any Restricted Subsidiary hereunder, nor by any election by the Majority Lenders not to cause any Subsidiary of the Borrower to become a Restricted Subsidiary. This Agreement and the other Credit Documents shall be fully effective as to the Borrower and any other Person which is or becomes a party hereto or thereto regardless of whether any other Person becomes, fails to become or ceases to be a party hereto or thereto.

SECTION 8.3  SECURITY COVENANTS.

     So long as any amount owing under this Agreement or any other Obligation remains unpaid or the Lender has any obligation under this Agreement or any other Credit Document, and unless consent is given in accordance with Section 11.1, the Borrower shall:

     (a) STATUS OF ACCOUNTS COLLATERAL. With respect to the Collateral (i) maintain books and records pertaining to the Collateral in such detail, form and scope as the Majority Lenders reasonably require,
          (ii) execute any instruments and take any steps required by the Majority Lenders in order that all moneys due or to become due under the contract are assigned to the Lenders and notice of such assignment be given to the Governmental Entity, (iii) report immediately to the Agent any matters materially adversely affecting the value, enforceability or collectibility of the Collateral, taken as a whole, and (iv) if any amount payable under or in connection with any account in excess of Cdn. $25,000 is evidenced by a promissory note or other instrument, immediately pledge, endorse, assign and deliver to the Agent the promissory note or instrument, as additional Collateral;

     (b) BUSINESS OUTSIDE CERTAIN JURISDICTIONS. At least 30 days prior to any of the following changes becoming effective, notify the Agent in writing of (i) any proposed change in the location of (w) any place of business of the Borrower or any Restricted Subsidiary, (x) the chief executive office or head office of the Borrower or any Restricted Subsidiary, and (y) any place where tangible property of the Borrower or any Restricted Subsidiary is stored or located (other than Rental Equipment leased to a customer of the Borrower in the ordinary course of business and located at all times in the jurisdictions set forth in
          Schedule 7.1(a) as may be amended from time to time, and (ii) any proposed change in the name of the Borrower or any Restricted Subsidiary; and

     (c) PERFECTION AND PROTECTION OF SECURITY INTEREST. Promptly cure or cause to be cured any defects in the execution and delivery of any of the Credit Documents or any defects in the validity or enforceability or perfection of any of the Security and at its expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents (including the filing of any financing statements or financing change statements) as the Majority Lenders may consider necessary or desirable to protect or otherwise perfect the Security Interest.

                                   ARTICLE 9

                               EVENTS OF DEFAULT

SECTION 9.1  EVENTS OF DEFAULT.

     The occurrence of any of the following events (each an "EVENT OF DEFAULT") shall constitute an Event of Default under this Agreement:

     (a) FAILURE TO PAY. The Borrower, any of its Subsidiaries or any Additional Loan Party shall fail to pay (i) all or any portion of the principal amount of any Accommodations Outstanding when due or (ii) any other Obligation within five days after such Obligation is due and payable;

     (b) BREACH OF CERTAIN COVENANTS. The Borrower, any of its Subsidiaries, or the Parent Guarantor shall fail to comply with any covenant contained in (i) Section 8.1 and such failure continues for five days after the occurrence thereof or (ii) Section 8.2, provided, that any non-compliance with the first sentence of Section 8.2(a) shall not be an Event of Default unless and until the Borrower have failed to cure such non-compliance as of the Rental Equipment Utilization Cure Date applicable thereto;

     (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries or any Additional Loan Party in this Agreement or in any other Credit Document (or in any statement or certificate given under this Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made;

     (d) OTHER DEFAULTS. The Borrower, or any of its Subsidiaries or any Additional Loan Party shall fail to comply with any provisions contained in any Credit Document to which such Person is a party, other than as set forth in Sections 9.1(a), 9.1(b) or 9.1(c), and such failure shall not have been remedied or waived within 10 days after receipt by the Borrower of notice thereof from the Agent or any Lender;

     (e) DISSOLUTION. The Borrower, or any of its Subsidiaries or any Additional Loan Party shall dissolve, wind up or otherwise cease its business unless permitted hereunder;

     (f) JUDGMENTS AND ATTACHMENTS. Any money judgment, arbitration award (other than a money judgement or award covered by insurance, but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of $1,000,000 shall be entered or filed against the Borrower, any of its Subsidiaries or any Additional Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days;

     (g) INSOLVENCY EVENT. Any of the Borrower, any of its Subsidiaries or any Additional Loan Party shall become the subject of an Insolvency Event;

     (h)  CHANGE OF CONTROL.  A Change of Control shall occur;

     (i) CROSS DEFAULT. Any of the Borrower, any of its Subsidiaries or any Additional Loan Parties shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than an Obligation) of any such Person aggregating $1,000,000 or more; or any breach, default or event of default shall occur, or any other condition shall exist under any Contractual Obligation pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower, any of its Subsidiaries or any Additional Loan Party (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder of any Lien (other than Liens upon property leased to the Borrower, any of its Subsidiaries or any Additional Loan Party which were created by the lessor prior to the commencement of the lease), in any amount, shall commence foreclosure of such Lien upon property of the Borrower, any of its Subsidiaries or any Additional Loan Party having an aggregate value in excess of $1,000,000 and such foreclosure shall continue against such property to a date less than thirty days prior to the date of the proposed foreclosure sale;

     (j) FAILURE OF ENFORCEABILITY OF CREDIT DOCUMENTS; SECURITY. Any covenant, agreement or obligation of the Borrower, any of its Subsidiaries, or any Additional Loan Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower, any of its Subsidiaries, or any Additional Loan Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted to the

          Agent and the Lenders in any of the Collateral shall be determined to be void, voidable, invalid or (unless (i) such Liens cannot, under applicable law, be perfected by the filing of financing statements, the recording of security agreements and the required cover sheets with the Canadian Federal Trademark and Patent Office and the United States Patent and Trademark Office or, to the extent required to be delivered on the Effective Date or thereafter pursuant to the Security Agreement, the taking of possession of Negotiable Collateral (as defined in the Securities Agreement (or any combination thereof) and
          (ii) the Borrower, any of its Subsidiaries or any Additional Loan Party, as applicable, is not expressly required, or has not been notified by the Agent that it is expressly required, in accordance with the Credit Documents, to take such other actions under applicable law which would be sufficient to perfect such Liens) unperfected, are subordinated or not given the priority contemplated by this Agreement; or

     (k) PARENT GUARANTOR DEFAULTS. Without limiting in any manner Section 9.1(i), the Parent Guarantor shall fail to perform or comply with any Financial Covenant, without giving effect to the benefit of any waiver or consent to departure from such covenants by the Agent and/or the Lenders under the Parent Guarantor Credit Agreement.

SECTION 9.2    ACCELERATION AND CASH COLLATERALIZATION.

     Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower or any Additional Loan Parties:

     (a)  ACCELERATION.

          (i) With respect to any Event of Default described in Section 9.1(g), all Obligations shall automatically and without notice be immediately due and payable without presentment, demand, protest or any other action or obligation of the Agent or any Lender;

          (ii) With respect to any Event of Default described in Section 9.1(a), upon the written request, or with the written consent , of the Majority Lenders, and by delivery of written notice to the Borrower from the Agent, all Obligations shall be declared to be immediately due and payable without presentment, demand, protest or any other action or obligation of the Agent or any Lender; and

          (iii) With respect to any other Event of Default, upon the written request, or with the written consent, of the Majority Lenders, and by delivery of written notice to the Borrower from the Agent, all Obligations shall be declared to be immediately due and payable without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

     (b) TERMINATION OF COMMITMENTS. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrower from the Agent, the Commitments of each of the Lenders shall be immediately terminated (except with respect to any Event of Default described in Section 9.1(g), in which case the Commitment shall automatically be terminated without the necessity of any request of the Majority Lenders or notice or other demand to any Borrower).

     (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Lenders, the Borrower shall immediately deposit with the Agent cash or Cash Equivalents in an amount equal to 110% of the Letters of Credit Obligations then outstanding.

SECTION 9.3    RESCISSION OF ACCELERATION AND TERMINATION.

     After acceleration of the maturity of the Obligations or the termination of the Commitment, if the Borrower pays all accrued interest and all principal due on the Accommodations Outstanding (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 11, (a) the Majority Lenders may elect, in their sole discretion, to rescind the acceleration and (b) the Majority Lenders may elect, in their sole discretion, to rescind the termination and return any cash collateral. This Section 9.3 is intended only to bind all of the Lenders to a decision of the Majority Lenders (in the case of an acceleration of the Obligations) and not to confer any right on the Borrower, even if the described conditions for the election of the Majority Lenders may be met.

SECTION 9.4    REMEDIES.

     Upon the occurrence and during the continuance of an Event of Default, the Agent shall at the request of, or may the consent of, the Majority Lenders, commence such legal action or other proceedings as the Majority Lenders, in their sole discretion, deem expedient including, the commencement of enforcement proceedings under the Credit Documents all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by the Borrower and without limitation to the foregoing, may do any or all of the following:

     (a) Remove all documents, instruments, files and records (including the copying of any computer records) relating to the Collateral or use (at the expense of the Borrower) such supplies or space of the Borrower, any of its Subsidiaries or any Additional Loan Party at such Person's place of business necessary to properly administer and collect the Accounts thereon;

     (b) Accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Accounts (in the name of the Borrower, any of its Subsidiaries or any Additional Loan Party or the Lenders) and otherwise administer and collect the Accounts;

     (c) Sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise; and

     (d) Foreclose the Liens created pursuant to the Credit Documents by any available procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

The Majority Lenders may instruct the Agent to exercise, or to refrain from exercising, any right, remedy or power with respect to the Collateral available to or conferred on the Agent hereunder or under any Collateral Document and in connection therewith, to direct the time, method and place of conducting any proceeding for any such right or remedy or exercising any such right or remedy, or for the appointment of a receiver, or to instruct the Agent to take or refrain from taking any other action with respect to the Collateral authorized by this Agreement or any Collateral Document. Subject to provisions of Section 2.11, any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Borrower. If notice of intended disposition of any Collateral is required by law, it is agreed that five Business Days' notice shall constitute reasonable notification. The Borrower will and will cause each of its Subsidiaries to assemble the Collateral and make it available to the Agent at such locations as the Agent may specify, whether at the premises of the Borrower, its Restricted Subsidiaries, or elsewhere, and will make available to the Agent the premises and Facility of the Borrower and its Restricted Subsidiaries for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form.

SECTION 9.5    RIGHT OF SETOFF.

     In addition to and not in limitation of all rights of offset and any other rights and remedies that the Agent or any Lender may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and whether or not the Agent or any Lender has made any demand or the Obligations of the Borrower have matured or are contingent, the Agent and each Lender shall have the right to the fullest extent permitted by law (including general principles of common-law) to set-off and to appropriate and apply to the payment of the Obligations of the Borrower and its Subsidiaries (a) all deposits (general or special, time or demand, provisional or final) and other obligations then or thereafter owing by the Agent or such Lender to the Borrower or its Subsidiaries, and (b) any moneys, credits or other property belonging to the Borrower or its Subsidiaries, at any time held by or coming into the possession of such Lender, the Agent or any of their respective Affiliates. If an obligation is unascertained the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the Borrower with an accounting when the obligation is finally determined. Each Lender exercising such rights shall notify the Agent thereof, provided that the failure to give such notice shall not affect the validity of the set-off and application and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 2.11.

SECTION 9.6    LICENSE FOR USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY.

     Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use, without charge, the Borrower and its Subsidiaries computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Borrower and its Subsidiaries Collateral, or any rights to any of the foregoing, in completing production of, advertising for sale, and selling any of the Borrower and its Subsidiaries Collateral, and the Borrower and its Subsidiaries rights under all licenses and franchise agreements shall inure to the Agent's benefit. The Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving the Borrower and its Subsidiaries prior written notice.

SECTION 9.7    NO MARSHALLING; DEFICIENCIES; REMEDIES CUMULATIVE.

     None of the Agent or the Lenders shall be under any obligation to marshal any assets in favor of the Borrower, its Subsidiaries or Additional Loan Party or any other party or against or in payment of any or all of the Obligations. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order specified in Section 2.9(2)(c). The Borrower shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrower or its successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Agreement, under any other Credit Document, at equity or at law.

                                  ARTICLE 10

                           THE AGENT AND THE LENDERS

SECTION 10.1   AUTHORIZATION AND ACTION.

(1) Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to it by the terms of this Agreement, together with all powers reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Agent shall act or refrain from acting (and shall be fully protected in so doing) upon the joint instructions of the Majority Lenders which instructions shall be binding upon all Lenders. The Agent shall not be required to take any action which
     (i) would expose it to personal liability, (ii) is contrary to this Agreement or any applicable law, rule, regulation, judgment or order, (iii) would require it to become registered to do business in any jurisdiction, or (iv) would subject it to taxation.

(2) The Lenders appoint the Agent as the holder of an irrevocable power of attorney (within the meaning of the Civil Code of Quebec) for the purposes of holding security on the properties and assets of the Borrower, the Restricted Subsidiaries and the other Additional Loan Parties pursuant to the laws of Quebec for the due payment and performance of their respective obligations under the Credit Documents. The Agent agrees to act in such capacity.

(3) The Agent shall have no duties or obligations other than as set out in this Agreement and there shall not be construed against the Agent any implied duties (including fiduciary duties), obligations or covenants. The Agent may execute or perform, and may delegate the execution and performance of, any of its powers, rights, discretions and duties under the Credit Documents through or to any Persons designated by it. References in any Credit Document to the Agent shall include references to any such Persons.

(4) The Agent is not obliged to (i) take or refrain from taking any action or exercise or refrain from exercising any right or discretion under the Credit Documents, or (ii) incur or subject itself to any cost in connection with the Credit Documents, unless it is first specifically indemnified or furnished with security by the Lenders, in form and substance satisfactory to it (which may include further agreements of indemnity or the deposit of funds).

(5) The Agent shall promptly deliver to each Lender any notices, reports or other communications contemplated in this Agreement which are intended for the benefit of the Lenders.

SECTION 10.2   NO LIABILITY.

     Neither the Agent nor its directors, officers, agents or employees shall be liable to the Lender for any action taken or omitted to be taken by it or them in connection with the Credit Documents except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent (i) may treat the Lender as the payee of amounts attributable to its Commitment unless and until the Agent receives an agreement in the form contemplated in Section 11.8(5), (ii) may consult with legal counsel (including legal counsel for the Borrower), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with their advice, (iii) makes no warranty or representation to the Lender and shall not be responsible to the Lender for the form, substance, accuracy or completeness of any Credit Document or any other documents or information made available to the Lenders, (iv) has no duty to inspect the property or assets (including books and records) of the Borrower or any other Person, (v) has no duty to ascertain or inquire as to the existence of a Default or an Event of Default or the observance of any of the terms or conditions of the Credit Documents, (vi) is not responsible to the Lender for the execution, enforceability, genuineness, sufficiency or value of any of the Credit Documents, and (vii) shall incur no liability by acting upon any notice, certificate or other instrument believed by it to be genuine and signed or sent by the proper Person.

SECTION 10.3   ACCOMMODATIONS BY AGENT.

     The Agent has the same rights and powers under this Agreement with respect to its Commitment as any other Lender and may exercise such rights and powers as though it were not the Agent. The term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated, include the Agent in its individual capacity.
The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries, any Additional Loan Party or any Person who may do business with or own securities of such Persons, all as if it were not the Agent and without any duty to account to the Lenders.

SECTION 10.4   HOLDING OF SECURITY; SHARING OF PAYMENTS, ETC.

(1) The Security shall be held by the Agent for the rateable benefit of the Lenders in accordance with its terms and any proceeds from any realization of the Security shall be applied to the Accommodations Outstanding to each Lender rateably (whether such Security is held in the name of the Agent or in the name of any one or more of the Lenders and without regard to any priority to which the Lender may otherwise be entitled under applicable law).

(2) Each Lender agrees with the other Lenders that (i) it will not, without the prior consent of the other Lenders, take or obtain any Lien on any properties or assets of the Borrower or any Additional Loan Party to secure the Obligations of the Borrower under this Agreement, except for the benefit of all Lenders or as may otherwise be required by law, and (ii) notwithstanding the provisions of Section 32 of the Special Corporate Powers Act (Quebec), the Agent may, as the Person holding the power of attorney for the Lenders, acquire title to indebtedness secured by a hypothec in its favour related to the Credit Documents.

(3) The Agent is authorized to release any Lien granted to or held by the Agent, for the benefit of the Lenders, upon any Collateral (i) upon termination of the Commitment and Payment In Full of all of the Obligations, (ii) upon receipt of the proceeds of sales of the Collateral permitted hereunder, together with a certificate of the Borrower or Additional Loan Party, as appropriate, certifying, with appropriate calculations where necessary, that such sale is permitted by this Agreement or (iii) if the release can be and is approved by the Majority Lenders. At such time, the Agent shall, upon the written request and at the expense of the Borrower or Additional Loan Party, as appropriate, deliver to such Person such instruments as are necessary to terminate the Liens on the Collateral subject to such release or otherwise evidence and effectuate such release. Any such delivery shall be without warranty by or recourse to the Agent, except as to the absence of any prior assignments by the Agent of its interest in the Collateral subject to such release, and shall be at the expense of the Borrower or Additional Loan Party, as appropriate. In addition, to the extent necessary upon the sale of the capital stock of a Restricted Subsidiary in accordance with Section 3.2(f)(vi), the Agent is authorized to release such Restricted Subsidiary from its Obligations under the Credit Documents to which it is a party. The Agent may request, and thereupon the Majority Lenders shall provide, confirmation of the Agent's authority to execute and deliver releases with respect to the Collateral and such Obligations of a Restricted Subsidiary whose capital stock has been sold in accordance with Section 3.2(f)(vi), in each case as herein set forth, and upon receipt of such approvals from the Majority Lenders, the Agent shall execute and deliver such releases to the Borrower or Additional Loan Party, as appropriate.

SECTION 10.5   LENDER CREDIT DECISIONS.

     Each Lender acknowledges that it has, independently and without reliance upon the Agent, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 10.6   INDEMNIFICATION.

     Each Lender shall indemnify and save the Agent harmless (to the extent not reimbursed by the Borrower) rateably in accordance with its Revolving Credit Proportionate Share from any claim or loss suffered by, imposed upon or asserted against the Agent as a result of, or arising out of, the Credit Documents or any action taken or omitted by the Agent under the Credit Documents provided that no Lender shall be liable for any part of such loss resulting from the gross negligence or wilful misconduct of the Agent in its capacity as agent. Without limiting the foregoing, each Lender shall reimburse the Agent upon demand for its rateable share of any out-of-pocket expenses incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Documents (to the extent not reimbursed by the Borrower).

SECTION 10.7   LIABILITY OF THE LENDERS INTER SE.

     Each of the Lenders agrees with each of the other Lenders that, except as otherwise expressly provided in this Agreement, none of the Lenders has or shall have any duty or obligation, or shall in any way be liable to any of the other Lenders in respect of the Credit Documents or any action taken or omitted to be taken in connection with them.

SECTION 10.8   SUCCESSOR AGENTS.

     The Agent may resign at any time by giving written notice to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent. Upon notice of any resignation, the Majority Lenders have the right to appoint a successor Agent who (at any time that no Event of Default has occurred and is continuing) shall be acceptable to the Borrower, acting reasonably. If no successor Agent is appointed or has accepted the appointment within thirty days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which is a Lender. Upon the acceptance of the appointment by a successor Agent, the successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                  ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.1   AMENDMENTS, ETC.

(1) Subject to Section 11.1(2) and Section 11.1(3) no amendment or waiver of any provision of any of the Credit Documents, nor consent to any departure by the Borrower or any other Person from such provisions, is effective unless in writing and approved by the Majority Lenders. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

(2) Only written amendments, waivers or consents signed by all the Lenders shall (i) increase the Lender's Commitment or subject the Lender to any additional obligation, (ii) increase the Commitment, (iii) reduce the principal or amount of, or interest on, any Accommodation Outstanding or any Fees, (other than Fees that are exclusively for the account of the Agent), (iv) postpone any date fixed for any scheduled payment of principal of, or interest on, any Accommodation Outstanding or any Fees, (other than Fees that are exclusively for the account of the Agent), (v) extend the Relevant Repayment Date, (vi) change (y) the percentage of the Commitments or outstanding Obligations, or any minimum requirement necessary for the Majority Lenders to take action, or (z) the number or percentage of Lenders required for the Lenders, or any of them, or the Agent to take any action,(vii) change the definition of Majority Lenders or Revolving Credit Proportionate Share, (viii) except as otherwise provided in this Agreement, amend, any or consent to the departure of any provision of any of the Security Documents or release any Liens in favour of the Agent or the Lenders on all or substantially all of the Collateral, (vix) release the Parent Guarantor from the Parent Guaranty (x) consent to any assignment by the Borrower or Parent Guarantor of their respective rights or obligations under the Credit Documents to which it is a party, or (xi) amend this
     Section 11.1(2).

(3) Only written amendments, waivers or consents signed by the Agent in addition to the Majority Lenders, shall affect the rights or duties of the Agent under the Credit Documents.

SECTION 11.2   WAIVER.

(1) No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right under any of the Credit Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Credit Documents preclude any other or further exercise of such right or the exercise of any other right.

(2) Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the initial Accommodation and, notwithstanding such initial Accommodation or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

SECTION 11.3   EVIDENCE OF DEBT AND ACCOMMODATION NOTICES.

(1) The indebtedness of the Borrower resulting from Accommodations under the Credit Facility shall be evidenced by the records of the Lenders (or the Agent acting on behalf of the Lenders) which shall constitute prima facie evidence of such indebtedness, absent manifest error.

(2) Prior to the receipt of any Accommodation Notice, the Agent may act on the basis of a notice by telephone (containing the same information as would be contained in the Accommodation Notice) believed by it to be from an authorized person representing the Borrower. In the event of a conflict between the Agent's record of any Accommodation and the Accommodation Notice, the Agent's record shall prevail, absent manifest error.

SECTION 11.4   NOTICES, ETC.

     Any notice, direction or other communication to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:


     (a)  To the Borrower at:


          c/o Rental Service Corporation
          6929 E. Greenway Parkway
          Suite 200
          Scottsdale,  Arizona  85254

          Attention:     Rosemary Strunk, Corporate Counsel

          Telephone:     (602) 348-5913
          Facsimile:     (602) 483-4024
          with a copy to:

          Bennett Jones Verchere
          4500 Bankers Hall East
          855 2/nd/ Street S.W.
          Calgary, Alberta  T2P 4K7

          Attention:     Garnet M. Schulhauser, Attorney

          Telephone:     (403) 298-3008
          Facsimile:     (403) 265-7219

          with a copy to:

          Latham & Watkins
          633 West Fifth Street
          Suite 4000
          Los Angeles, California  90071

          Attention:     Mary Ruhl, Attorney

          Telephone:     (213) 891-8182
          Facsimile:     (213) 891-8763

     (b)  To the Agent at:

          BT Bank of Canada
          Royal Bank Plaza
          200 Bay Street
          North Tower, Suite 1700
          Toronto, Ontario  M5J 2J2

          Attention:     Karyn Curran

          Telephone:     (416) 865-2234
          Facsimile:     (416) 941-9587
          with a copy to:

          BT Commercial Corporation
          300 South Grand Avenue, 41/st/ Floor
          Los Angeles, California  90071

          Attention:     Richard Faulkner

          Telephone:     (213) 620-8103
          Facsimile:     (213) 620-8131

and, if to the Lenders, to them at the addresses shown on the signature pages. Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day, (ii) transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

SECTION 11.5   CONFIDENTIALITY.

     Each Lender agrees that it will not disclose without the prior consent of the Borrower or the Applicable Additional Loan Party any information with respect to such Person or their Subsidiaries which is furnished pursuant to this Agreement and which is designated by such Person to the Lenders in writing as confidential, provided, that any Lender may disclose any such information (a) to its Affiliates, employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender,
(d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Accommodations or Commitments or any interest therein by such Lender, provided, further, that, unless specifically prohibited by applicable law or court order or unless such disclosure is made in connection with an examination or audit by a governmental agency in the ordinary course of such Lender's business, each Lender revealing confidential information pursuant to clause (c), (d) or (e) of this Section 11.5 shall notify, as applicable, the Borrower or the relevant Additional Loan Party of any request, summons or subpoena by any governmental agency or representative thereof, or in connection with any litigation, for the disclosure of any such confidential information prior to the disclosure of such information

SECTION 11.6   COSTS, EXPENSES AND INDEMNITY.

(1) The Borrower hereby indemnifies and agrees to defend and hold harmless the Agent, the Issue Lender, and each of the Lenders and their respective directors, officers, agents, employees and counsel (each an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of
     (a) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement, any other Credit Document or the transactions contemplated hereby, (ii) the issuance of the Letters of Credit, (iii) the failure of the Issue Lender to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by the Borrower of the proceeds of the Accommodations, or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, (b) any remedial or other action taken by the Borrower or any Additional Loan Party or any of the Lenders in connection with compliance by the Borrower or any Additional Loan Party or any of their Subsidiaries, or any of their respective properties, with any federal, provincial or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines, (c) the presence of contaminants at, on or under, or the discharge or reasonably likely discharge of contaminants from any of the properties now or previously used by the Borrower or any Addition Loan Party, or the breach or non-compliance with any Environmental Law by any mortgagor, owner or lessee of such properties. In addition, the Borrower shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (w) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (x) in collecting all or any part of the Obligations, (y) in foreclosing or otherwise collecting upon the Collateral or any part thereof (including, without limiting the foregoing, in preserving the security interest in, possession of, repairing, protecting, ensuring, preparing for disposition, foreclosing, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral) and (z) obtaining any legal, accounting or other advice (including remuneration of receivers) in connection with any of the foregoing.

(2)  The Borrower agrees to reimburse the Agent's Expenses promptly on demand.

(3) If, with respect to the Lender, (i) any change in any law, rule, regulation, judgment or order of general application, or any change in the interpretation or application of such law, rule, regulation, judgment or order, occurring or becoming effective after this date, or (ii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority made or becoming effective after the date, has the effect of causing any loss to the Lender or reducing the Lender's rate of return by (w) increasing the cost to the Lender of performing its obligations under this Agreement or in respect of any Accommodations Outstanding (including the costs of maintaining any capital, reserve or special deposit requirements but other than a reduction resulting from a higher rate or from a change in the calculation of income or capital tax relating to the Lender's income or capital in general), (x) requiring the Lender to maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under this Agreement or in respect of any Accommodations Outstanding, (y) reducing any amount payable to the Lender under this Agreement or in respect of any Accommodations Outstanding by any material amount, (z) causing the Lender to make any payment or to forego any return on, or calculated by reference to, any amount received or receivable by the Lender under this Agreement or in respect of any Accommodations Outstanding, then the Lender may give notice to the Borrower specifying the nature of the event giving rise to the loss and the Borrower shall, subject to Section 11.9, on demand, pay such amounts as the Lender specifies is necessary to compensate it for any such loss. A certificate as to the amount of any such loss submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(4) The Borrower shall pay to each Lender on demand any amounts required to compensate the Lender for any loss suffered or incurred by it as a result of (i) any payment or prepayment being made in respect of a BA Instrument, Letter of Credit or Advance other than on the maturity or expiration or on the last day of an Eurodollar Interest Period applicable to it, or (ii) the failure of the Borrower to make a payment or a mandatory repayment in the manner and at the time specified in this Agreement. A certificate as to the amount of any loss submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(5) The provisions of this Section 11.6 shall survive the termination of this Agreement and the repayment of all Accommodations Outstanding. The Borrower acknowledges that neither its obligation to indemnify nor any actual indemnification by it of the Lender, the Agent or any other

     Indemnified Person in respect of such Person's losses for the legal fees and expenses shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

SECTION 11.7   TAXES AND OTHER TAXES.

(1) All payments to the Lenders by the Borrower under any of the Credit Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "TAXES") imposed by Canada or the United States of America or any other applicable jurisdiction (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable law to be deducted or withheld. If the Borrower shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under any of the Credit Documents except, as provided in the next sentence, (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 11.7), the Lenders receive an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law.

(2) The Borrower agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "OTHER TAXES") which arise from any payment made by the Borrower under any of the Credit Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Credit Documents.

(3) The Borrower shall indemnify the Lenders and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this Section 11.7) paid by the Lenders or the Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted. The Borrower will not be required to indemnify the Lenders for any Taxes or Other Taxes imposed by reason of the Lender being connected with Canada otherwise than merely by lending money to the Borrower pursuant to this Agreement. Payment under this indemnification shall be made within 30 days from the date the Agent or the relevant Lender, as the case may be, make written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the Borrower by the Agent or the relevant Lender shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to the Agent or the Lenders, as the case may be.

(4) The Borrower shall furnish to the Agent and the Lenders the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Borrower within 30 days after the date of any payment of Taxes or Other Taxes.

(5) The provisions of this Section 11.7 shall survive the termination of the Agreement and the repayment of all Accommodations Outstanding.

SECTION 11.8   SUCCESSORS AND ASSIGNS.

(1) This Agreement shall become effective when executed by the Borrower, the Agent and each Lender and after that time shall be binding upon and enure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and permitted assigns.

(2) The Borrower shall not have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior consent of all the Lenders, which consent may be arbitrarily withheld.

(3) Any Lender may grant participations in all or any part of its interest in the Credit Facility to one or more Persons (each a "PARTICIPANT") provided
                                                                       --------
     that (a) such interest or part of its interest, as the case may be, is not
     ----
     less than $5,000,000, unless it is to another Lender (b) the Borrower, the Parent Guarantor, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender and (c) no Participant shall have any rights to approve any amendment or waiver or consent to any departure from any provisions of this Agreement or any other Credit Document except to the extent such amendment or waiver or departure would (i) increase the Lender's Commitment of the Lender from whom the participant purchased its participation interest, (ii) reduce the principal or amount of, or rate or amount of interest on, any Accommodations Outstanding or any Fees subject to such participation (other than by the payment or prepayment thereof),
     (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any Accommodations Outstanding or any Fees subject to the participation interest or (iv) release all or a substantial portion of the Collateral, other than when otherwise permitted under this Agreement. The Lender may with the prior written consent of the Agent, and the payment of $2,500 to the Agent assign all or any part of its interest in the Credit Facility to one or more Persons (each an "ASSIGNEE"), provided that such interest or part of its interest, as the case may be, is not less than $5,000,000 unless it is to another

     Lender. The Lender granting a participation shall, unless otherwise expressly provided in this Agreement, act on behalf of all of its Participants in all dealings with the Borrower in respect of the Credit Facility and no Participant shall have any voting or consent rights with respect to any matter requiring the Lenders' consent. In the case of an assignment, the Assignee shall have the same rights and benefits and be subject to the same limitations under the Credit Documents as it would have if it was the Lender.

(4) The Borrower shall at its cost and expense provide such certificates, acknowledgements and further assurances in respect of this Agreement and the Credit Facility as such Lender may reasonably require in connection with any participation or assignment pursuant to this Section 11.8.

(5) In the case of an assignment, the Lender shall deliver to the Borrower and the Borrower shall execute an assignment and assumption agreement substantially in the form of Exhibit S by which the Assignee assumes the obligations of the Lender and agrees to be bound by all the terms and conditions of this Agreement, all as if the Assignee had been an original party. Upon receipt by the Agent of the fee set forth in Section 11.8(3) above, the assignment and assumption agreement, the assigning Lender and the Borrower shall be released from their respective obligations under this Agreement (to the extent of such assignment and assumption) and shall have no liability or obligations to each other to such extent, except in respect of matters arising prior to the assignment.

(6) Any assignment or grant of participation pursuant to this Section 11.8 will not constitute a repayment by the Borrower to the assigning or granting Lender of any Accommodation, nor a new Accommodation to the Borrower by the Lender or by the Assignee or Participant, as the case may be, and the parties acknowledge that the Borrower's obligations with respect to any such Accommodations will continue and will not constitute new obligations.

SECTION 11.9  OBLIGATION OF LENDERS TO MITIGATE: REPLACEMENT OF LENDERS.

(1) Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Accommodations of such Lender becomes aware of any event or condition that would entitle such Lender to receive payments under Section 11.6(3) or 11.7(1) or to cease making U.S. Dollar Advances or Bankers' Acceptances available under Sections 3.7 and 4.6, respectively, such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Accommodations of such Lender through another lending or letter of credit office of such Lender or
     (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 11.6(3) or 11.7(1) would be materially reduced or the conditions rendering such Lender incapable of making U.S. Dollar Advances or Bankers' Acceptances available under Sections 3.7 and 4.6, respectively, no longer would be applicable, and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Accommodations through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Accommodations or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this Section 11.9 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending or letter of credit office. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 11.9 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to Agent) shall be conclusive absent manifest error.

(2) If the Borrower receives a notice pursuant to Section 11.6(3) or 11.7(1) or a notice pursuant to Section 3.7 or 4.6 stating that a Lender is unable to extend U.S. Dollar Advances or Bankers' Acceptances (for reasons not generally applicable to the Majority Lenders ) so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower has obtained a commitment from another Lender or an Assignee to purchase at par such Lender's Accommodations Outstanding, obligations to make settlements of advances made by the Agent on such Lender's behalf (including Agent Advances), accrued interest and Fees and to assume all obligations of the Lender to be replaced under the Credit Documents, (iii) at such time the Lender to be replaced is not the Issue Lender with respect to any Letters of Credit outstanding and (iv) such Lender to be replaced is unwilling to withdraw the notice delivered to the Borrower, upon 30 days' prior written notice to such Lender and the Agent, the Borrower may require, at the Borrowers' expense, the Lender giving such notice to assign, without recourse, all of its Accommodations Outstanding, obligations to make settlements of advances made by the Agent on such Lender's behalf (including Agent Advances), accrued interest and Fees to such other Lender or Assignee pursuant to the provisions of Section 11.8; provided that, prior to or concurrently with such replacement (w) such assignee shall have paid (I) to the Lender being replaced, an amount equal to the sum of the principal amount of, and all accrued interest on, all outstanding Advances and Bankers' Acceptances, and all accrued and theretofore unpaid, Fees owing to, such replaced Lender, (II) to the Agent, all amounts as to which the replaced Lender is then in default to the Agent in respect of advances made by the Agent on such Lender's behalf (including Agent Advances) and (III) to the

     Issue Lender, all amounts as to which the replaced Lender is then in default to the Issue Lender in respect of participations in Letters of Credit, (x) the Borrower shall have paid to the Lender giving such notice all amounts owing under Sections 11.6(2), 11.6(3), 11.6(4), 11.7(1) and 11.7(3), and all outstanding Obligations (other than obligations required to be paid by such assignee and Obligations which, as of the date of assignment, are contingent and unliquidated and not due and owing and which pursuant to the provisions of the Credit Documents survive the repayment of such replaced Lender's Accommodations and the termination of such replaced Lender's Commitment) through such date of replacement, (y) the Borrower or the applicable assignee shall have paid to the Agent the processing and recordation fee required to be paid by Section 11.8(3) and (z) all of the requirements for such assignment contained in Section 11.8, including, without limitation, the consent of the Agent and the receipt by the Agent of an executed Assignment and Assumption Agreement and other supporting documents, shall have been fulfilled.

SECTION 11.10  ACCOMMODATIONS BY LENDERS.

     The failure of the Lender to make an Accommodation shall not relieve any other Lender of its obligations in connection with such Accommodation, but no Lender is responsible for any other Lender's failure in respect of an Accommodation. Unless the Agent receives notice from the Lender prior to the date of any Accommodation that the Lender will not make its rateable portion of the Accommodation available to the Agent, the Agent may assume that the Lender has made its portion so available on the date of the Accommodation and may, in reliance upon such assumption, make a corresponding amount available to the Borrower. If the Lender has not made its rateable portion available to the Agent, the Lender shall pay the corresponding amount to the Agent immediately upon demand. If the Lender pays the corresponding amount to the Agent, the amount so paid shall constitute the Lender's part of the Accommodation for purposes of this Agreement. If the Lender does not pay the amount to the Agent immediately upon demand and such amount has been made available to the Borrower, the Borrower shall pay the corresponding amount to the Agent immediately upon demand and any amount received and so reimbursed would not and will not constitute an Accommodation. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on the corresponding amount, for each day from the date the amount was made available to the Borrower until the date it is repaid to the Agent, at a rate per annum equal to the Agent's cost of funds.

SECTION 11.11  RATEABLE PAYMENTS.

     Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make the payment in full, the Agent may assume that the Borrower has made the payment in full on that date and may, in reliance upon that assumption, distribute to each

Lender on the due date an amount equal to the amount then due to the Lender. If the Borrower has not made the payment in full, each Lender shall repay to the Agent immediately upon demand the amount distributed to it together with interest for each day from the date such amount was distributed to the Lender until the date the Lender repays it to the Agent, at a rate per annum equal to the Agent's cost of funds.

SECTION 11.12  JUDGMENT CURRENCY.

(1) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

(2) The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Lender under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrower.

SECTION 11.13  INTEREST ON AMOUNTS.

     Except as may be expressly provided otherwise in this Agreement, all amounts owed by the Borrower to the Agent and to any of the Lenders, which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (i) in the case of an amount payable in U.S. Dollars, the sum of the Base Rate (Canada) in effect from time to time, the maximum Applicable Base Rate (Canada) Margin and 2%, and
(ii) in the case of an amount payable in Canadian Dollars, the sum of the Canadian Prime Rate in effect from time to time, the maximum Applicable Canadian Prime Rate Margin and 2%.

SECTION 11.14  GOVERNING LAW.

     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 11.15  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Agreement.

                                             RENTAL SERVICE CORPORATION OF
                                             CANADA LTD.

                                             By: /s/  Doug Bonnette
                                                 -----------------------------
                                                 Authorized Signing Officer

COMMITMENTS                                  THE LENDERS

Commitment:                                  BT BANK OF CANADA
     Cdn. $17,000,000
                                             By: /s/  Michael Pullella
                                                 -----------------------------
                                                 Authorized Signing Officer

                                             By: /s/  James E. Kellar
                                                 -----------------------------
                                                 Authorized Signing Officer

                                                 Address:  Royal Bank Plaza,
                                                 North Tower, 200 Bay Street,
                                                 Suite 1700, Toronto, Ontario
                                                 M5J 2J2

                                                 Telephone:  (416) 865-2234
                                                 Facsimile:  (416) 941-9587

                                                 Attention:  Karyn Curran

Commitment:                            THE BANK OF NOVA SCOTIA
Cdn. $11,000,000
                                       By: /s/  Mike Jackson
                                           --------------------------
                                           Authorized Signing Officer

                                       By: /s/  Doug Foster
                                           --------------------------
                                           Authorized Signing Officer

                                           Address: 3820 Scotia Centre,
                                           700-2nd Street S.W., Calgary, Alberta
                                           T2P 2N7

                                           Telephone:  (403) 221-6669
                                           Facsimile:  (403) 221-6497

                                           Attention:  Samuel W.T. Myers

                                       THE AGENT

                                       BT BANK OF CANADA

                                       By: /s/  Brian S. Strauss
                                           --------------------------
                                           Authorized Signing Officer

                                       By: /s/ Susan Ross
                                           --------------------------
                                           Authorized Signing Officer

                                           Address: Royal Bank Plaza, North
                                           Tower, 200 Bay Street, Suite 1700,
                                           Toronto,    Ontario     M5J 2J2

                                           Telephone:  (416) 865-2234
                                           Facsimile:  (416) 941-9587

                                           Attention:  Karyn Curran